Exhibit 10.1

SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of July 22, 2025
by and among

DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP,

as Borrower,

DIAMONDROCK HOSPITALITY COMPANY,

as Parent,

The financial institutions party hereto

and their assignees under Section 13.5,

as Lenders,

and

WELLS FARGO Bank, National Association,

as Administrative Agent

WELLS FARGO SECURITIES, LLC,

BOFA SECURITIES, INC.,

U.S. BANK NATIONAL ASSOCIATION, and

TD BANK, N.A.,

as Joint Lead Arrangers with respect to the Revolving Loan, Term 1 Loan, Term 2 Loan and Term 3 Loan,

and

KEYBANC CAPITAL MARKETS, INC.,

REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK,

PNC CAPITAL MARKETS LLC,

CAPITAL ONE, NATIONAL ASSOCIATION,

and

BMO CAPITAL MARKETS CORP.,

as Joint Lead Arrangers with respect to the Revolving Loan, Term 1 Loan and Term 2 Loan,

and

THE HUNTINGTON NATIONAL BANK, and

TRUIST SECURITIES, INC.

as Joint Lead Arrangers with respect to the Term 3 Loan,

and

WELLS FARGO SECURITIES, LLC,

BOFA SECURITIES, INC.,

U.S. BANK NATIONAL ASSOCIATION,

and

TD BANK, N.A.,

as Joint Bookrunners with respect to the Revolving Loan, Term 1 Loan, Term 2 Loan, and Term 3 Loan

and

THE HUNTINGTON NATIONAL BANK, and

TRUIST SECURITIES, INC.,

as Joint Bookrunners with respect to the Term 3 Loan,

and

BANK OF AMERICA, N.A.,

U.S. BANK NATIONAL ASSOCIATION,

and

TD BANK, N.A.,

as Syndication Agents with respect to the Revolving Loan, Term 1 Loan, Term 2 Loan and Term 3 Loan

and

THE HUNTINGTON NATIONAL BANK, and

TRUIST BANK,

as Syndication Agents with respect to the Term 3 Loan,

and

KEYBANK NATIONAL ASSOCIATION,
REGIONS BANK,
PNC BANK, NATIONAL ASSOCIATION,
BMO BANK, N.A.
and
CAPITAL ONE, NATIONAL ASSOCIATION,

as Documentation Agents with respect to the Revolving Loan, Term 1 Loan, Term 2 Loan and Term 3 Loan

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

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SCHEDULE I	Commitments
SCHEDULE 1.1(a)	Approved Managers
SCHEDULE 1.1(b)	List of Loan Parties
SCHEDULE 7.1(b)	Ownership Structure
SCHEDULE 7.1(f)	Title to Properties; Occupancy Rates; Liens
SCHEDULE 7.1(g)	Existing Indebtedness; Total Indebtedness
SCHEDULE 7.1(h)	Material Contracts
SCHEDULE 7.1(i)	Litigation
SCHEDULE 7.1(y)	Initial Unencumbered Properties
SCHEDULE 13.1	Address for Notices to Issuing Banks

EXHIBIT A	Form of Assignment and Assumption Agreement
EXHIBIT B	Form of Guaranty
EXHIBIT C	Form of Revolving Note
EXHIBIT D	Form of Notice of Borrowing
EXHIBIT E	Form of Notice of Continuation
EXHIBIT F	Form of Notice of Conversion
EXHIBIT G	Form of Notice of Swingline Borrowing
EXHIBIT H	Form of Swingline Note
EXHIBIT I	Form of Disbursement Instruction Agreement
EXHIBIT J	Forms of U.S. Tax Compliance Certificates
EXHIBIT K	Form of Compliance Certificate
EXHIBIT L	Form of Term 1 Loan Note
EXHIBIT M	Form of Term 2 Loan Note
EXHIBIT N	Form of Term 3 Loan Note

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THIS SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of July 22, 2025, by and among DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”), DIAMONDROCK HOSPITALITY COMPANY, a corporation formed under the laws of the State of Maryland (the “Parent”), each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 13.5 (collectively, the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), with each of WELLS FARGO SECURITIES, LLC, BOFA SECURITIES, INC., U.S. BANK NATIONAL ASSOCIATION, and TD BANK, N.A., as Joint Lead Arrangers with respect to the Revolving Loan, Term 1 Loan, Term 2 Loan and Term 3 Loan, and KEYBANC CAPITAL MARKETS, INC., REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK, PNC CAPITAL MARKETS LLC, CAPITAL ONE, NATIONAL ASSOCIATION, and BMO CAPITAL MARKETS CORP., as Joint Lead Arrangers with respect to the Revolving Loan, Term 1 Loan and Term 2 Loan, and THE HUNTINGTON NATIONAL BANK, and TRUIST SECURITIES, INC., as Joint Lead Arrangers with respect to the Term 3 Loan (collectively, the “Lead Arrangers”), each of WELLS FARGO SECURITIES, LLC, BOFA SECURITIES, INC., U.S. BANK NATIONAL ASSOCIATION, and TD BANK, N.A., as Joint Bookrunners with respect to the Revolving Loan, Term 1 Loan, Term 2 Loan and Term 3 Loan, and THE HUNTINGTON NATIONAL BANK and TRUIST SECURITIES, INC., as Joint Bookrunners with respect to the Term 3 Loan (collectively, the “Bookrunners”), each of BANK OF AMERICA, N.A., U.S. BANK NATIONAL ASSOCIATION, and TD BANK, N.A., as Syndication Agents with respect to the Revolving Loan, Term 1 Loan, Term 2 Loan and Term 3 Loan, and THE HUNTINGTON NATIONAL BANK and TRUIST BANK, as Syndication Agents with respect to the Term 3 Loan, as Syndication Agents (collectively, the “Syndication Agents”), each of KEYBANK NATIONAL ASSOCIATION, REGIONS BANK, PNC BANK, NATIONAL ASSOCIATION, BMO BANK, N.A. and CAPITAL ONE, NATIONAL ASSOCIATION, as Documentation Agents with respect to the Revolving Loan, Term 1 Loan, Term 2 Loan and Term 3 Loan (collectively, the “Documentation Agents”), and each of WELLS FARGO BANK, NATIONAL ASSOCIATION and PNC BANK, NATIONAL ASSOCIATION, as Sustainability Structuring Agents (the “Sustainability Structuring Agents”).

WHEREAS, certain of the Lenders and other financial institutions have made available to the Borrower (i) a revolving credit facility in the amount of Four Hundred Million and No/100 Dollars ($400,000,000.00), including a Forty Million and No/100 Dollars ($40,000,000.00) letter of credit subfacility and a Forty Million and No/100 Dollars ($40,000,000.00) swingline subfacility, (ii) a Five Hundred Million and No/100 Dollars ($500,000,000.00) term loan facility, and (iii) a Three Hundred Million and No/100 Dollars ($300,000,000.00) term loan facility, in each case, on the terms and conditions contained in that certain Sixth Amended and Restated Credit Agreement dated as of September 27, 2022 (as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of January 31, 2025, and that certain Second Amendment to Sixth Amended and Restated Credit Agreement, dated as of March 27, 2025, the “Existing Credit Agreement”), by and among the Parent, the Borrower, such Lenders, certain other financial institutions, the Administrative Agent and the other parties thereto; and

WHEREAS, the Administrative Agent, the Issuing Banks and the Lenders desire to amend and restate the terms of the Existing Credit Agreement to make available to the Borrower (i) a revolving credit facility in the initial amount of Four Hundred Million and No/100 Dollars ($400,000,000.00), which will include a Seventy-Five Million and No/100 Dollars ($75,000,000.00) letter of credit subfacility and a Forty Million and No/100 Dollars ($40,000,000.00) swingline subfacility, (ii) a Five Hundred Million and No/100 Dollars ($500,000,000.00) term loan facility, (iii) a Three Hundred Million and No/100 Dollars ($300,000,000.00) term loan facility, and (iv) an up to Three Hundred Million and No/100 Dollars ($300,000,000.00) delayed draw term loan facility, in each case, on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree that the Existing Credit Agreement is amended and restated in its entirety as follows:

Article I. Definitions

Section 1.1 Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“2025 Mortgage Debt” means (a) the mortgage loan secured by Worthington Renaissance Fort Worth, (b) the mortgage loan secured by Hotel Clio, and (c) the mortgage loan secured by Westin Boston Seaport.

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.

“Accommodation Subsidiary” means a Subsidiary (other than the Subsidiary that owns or ground leases the applicable Eligible Property) that owns the improvements on an Eligible Property or the furniture, fixtures and equipment utilized in the operation of such Eligible Property.

“Additional Costs” has the meaning given that term in Section 5.1(b).

“Adjusted EBITDA” means, for any given period, (a) the EBITDA of the Parent and its Subsidiaries determined on a consolidated basis for such period, minus (b) FF&E Reserves for such period.

“Adjusted NOI” means, for any Property and for any period (or if no applicable period is stated, the period of twelve consecutive fiscal months then ended), Net Operating Income for such Property for such period; provided that if a Property has not continuously operated the immediately preceding period of twelve consecutive months, then the Adjusted NOI of such Property shall be calculated by annualizing the historical Net Operating Income of such Property for the most recently ending period for which it has been in continuous operation, determined on a pro forma basis reasonably acceptable to the Administrative Agent. For the avoidance of doubt and only with respect to continuously operated Properties, Adjusted NOI for the period of four consecutive fiscal quarters most recently ended for any such Property acquired by the Borrower or any Subsidiary during such period shall be utilized regardless of the date such Property was acquired by the Borrower or such Subsidiary.

“Administrative Agent” means Wells Fargo Bank, National Association as contractual representative of the Lenders under this Agreement, or any successor Administrative Agent appointed pursuant to Section 12.8.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” has the meaning given that term in Section 5.8.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Borrower.

“Agreement Date” means the date as of which this Agreement is dated.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Loan Party, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Facility Fee” means, at all times after the Investment Grade Rating Date, the percentage set forth in the table below corresponding to the Level at which the “Applicable Margins” are determined in accordance with the definition thereof:

Level	Facility Fee
1	0.100%
2	0.125%
3	0.150%
4	0.200%
5	0.250%
6	0.300%

Any change in the applicable Level at which the Applicable Margins are determined shall result in a corresponding and simultaneous change in the Applicable Facility Fee. The provisions of this definition shall be subject to Section 2.5(c).

“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Applicable Margin” means:

(a)            Prior to the Investment Grade Rating Date, the percentage rate set forth below corresponding to the Leverage Ratio in effect at such time as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 9.3:

Level	Leverage Ratio	Applicable Margin for SOFR Revolving Loans	Applicable Margin for Base Rate Revolving Loans	Applicable Margin for SOFR Term Loans	Applicable Margin for Base Rate Term Loans
1	Less than 30%	1.40%	0.40%	1.35%	0.35%
2	Greater than or equal to 30.0% but less than 35.0%	1.45%	0.45%	1.40%	0.40%
3	Greater than or equal to 35.0% but less than 40.0%	1.50%	0.50%	1.45%	0.45%
4	Greater than or equal to 40.0% but less than 45.0%	1.60%	0.60%	1.55%	0.55%
5	Greater than or equal to 45.0% but less 50.0%	1.80%	0.80%	1.75%	0.75%
6	Greater than or equal to 50.0% but less than 55.0%	1.95%	0.95%	1.85%	0.85%
7	Greater than or equal to 55.0%	2.25%	1.25%	2.20%	1.20%

The Applicable Margin shall be determined by the Administrative Agent from time to time, based on the Leverage Ratio as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 9.3. Any adjustment to the Applicable Margin shall be effective as of the first day of the calendar month immediately following the month during which the Borrower delivers to the Administrative Agent the applicable Compliance Certificate pursuant to Section 9.3. If the Borrower fails to deliver a Compliance Certificate pursuant to Section 9.3, the Applicable Margin shall equal the percentage corresponding to Level 7 above until the first day of the calendar month immediately following the month that the required Compliance Certificate is delivered. Notwithstanding the foregoing, for the period from the Effective Date through but excluding the date on which the Administrative Agent first determines the Applicable Margin for Loans as set forth above, the Applicable Margin shall be determined based on Level 1. Thereafter, until the Investment Grade Rating Date, the Applicable Margin shall be adjusted from time to time as set forth in this clause (a).

(b)            On, and at all times after, the Investment Grade Rating Date, the applicable rate per annum set forth in the table below corresponding to the Level in the first column of the table in which the Parent’s or Borrower’s Credit Rating falls. Subject to the penultimate sentence of this clause (b), at all times, at least one of Parent’s or Borrower’s Credit Ratings shall be from S&P or Moody’s. During any period that the Parent or Borrower has received only two Credit Ratings, and such Credit Ratings are not equivalent, then the Applicable Margin shall be determined based on the higher of the two Credit Ratings; provided, however, that if one of the Credit Ratings is from Fitch, then the Applicable Margins shall be determined based on the Level corresponding to the Credit Rating of S&P or Moody’s, as applicable. During any period that the Parent or Borrower has received more than two Credit Ratings, and such Credit Ratings are not all equivalent, the Applicable Margin shall be (A) if the difference between the highest and the lowest such Credit Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Applicable Margin shall be the rate per annum that would be applicable if the highest of the Credit Ratings were used; and (B) if the difference between the highest and the lowest such Credit Ratings is two ratings categories (e.g. Baal by Moody’s and BBB- by S&P or Fitch) or more, the Applicable Margin shall be the rate per annum that would be applicable if the average of the two highest Credit Ratings were used, provided that if such average is not a recognized rating category (i.e., the difference between the Credit Ratings is an even number of ratings categories), then the Applicable Margin shall be based on the lower of the two highest Credit Ratings. During any period in which the Parent or Borrower has received a Credit Rating from only Moody’s or S&P, then the Applicable Margins shall be based upon such Credit Rating. During any period after the Investment Grade Rating Date that the Parent has (A) not received a Credit Rating from any Rating Agency or (B) only received a Credit Rating from a Rating Agency that is neither S&P nor Moody’s, then the Applicable Margin shall be determined based on Level 6 in the table below. Any change in the Parent’s Credit Rating which would cause it to move to a different Level shall be effective as of the first day of the first calendar month immediately following such change.

Level	Credit Rating	Applicable Margin for SOFR Revolving Loans	Applicable Margin for Base Rate Revolving Loans	Applicable Margin for SOFR Term Loans	Applicable Margin for Base Rate Term Loans
1	>A/A2	0.775%	0.000%	0.850%	0.000%
2	A-/A3	0.825%	0.000%	0.900%	0.000%
3	BBB+/Baa1	0.875%	0.000%	0.950%	0.000%
4	BBB/Baa2	1.000%	0.000%	1.100%	0.100%
5	BBB-/Baa3	1.200%	0.200%	1.350%	0.350%
6	<BBB-/Baa3/Unrated	1.550%	0.550%	1.750%	0.750%

(c)            [Intentionally Omitted].

(d)            The provisions of this definition shall be subject to Section 2.5(c).

“Approved Accounting Firm” means Deloitte LLP, KPMG LLP, PricewaterhouseCoopers International Limited, Ernst & Young LLP or such other independent certified public accountant of recognized national standing reasonably acceptable to the Administrative Agent.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“Approved Manager” means (i) each property management company listed on Schedule 1.1(a), (ii) any Affiliate thereof and (iii) any other nationally recognized third-party property management company approved by the Administrative Agent in writing.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.5), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 5.2(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus half of one percent (0.50%) and (c) Term SOFR for a one-month tenor in effect on such day plus one percent (1.00%); each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Term SOFR (provided that clause (c) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Base Rate be less than one percent (1.00%).

“Base Rate Loan” means a Loan (or any portion thereof) bearing interest at a rate based on the Base Rate.

“Benchmark” means, initially, the Daily Simple SOFR with respect to any Daily Simple SOFR Loan and Term SOFR Reference Rate with respect to any Term SOFR Loan; provided that if a Benchmark Transition Event has occurred with respect to Daily Simple SOFR or the Term SOFR Reference Rate, as applicable or the applicable then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.2(b)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to such then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor (if applicable), the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to any then-current Benchmark:

(a)            in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof); or

(b)            in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor (if applicable) of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if the then-current Benchmark has any Available Tenors, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to any then-current Benchmark:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or such component thereof);

(b)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or such component thereof); or

(c)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors (if applicable) of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if a then-current Benchmark has any Available Tenors, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.2(b)(i) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.2(b)(i).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Borrower’s successors and permitted assigns.

“Borrower Information” has the meaning given that term in Section 2.5(c).

“Business Day” means a day of the week (but not a Saturday, Sunday or holiday) on which the offices of the Administrative Agent in San Francisco, California are open to the public for carrying on substantially all of the Administrative Agent’s business functions. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Capitalization Rate” means (a) seven and twenty-five hundredths percent (7.25%) for L’Auberge de Sedona, Orchards Inn of Sedona, any Property resulting from a reorganization of L’Auberge de Sedona and the Orchards Inn of Sedona into a single Property comprised of one hotel, The Hythe Vail, Lake Austin Spa Resort, The Lodge at Sonoma and Properties developed with hotels categorized as Upscale, Upper Upscale or above Full-Service and located within (i) the central business districts of Boston, Massachusetts, Chicago, Illinois, Borough of Manhattan, New York, Washington, D.C., San Diego, California, (ii) Key West, Florida and (iii) Sausalito, California, (b) twelve percent (12.00%) for Tranquility Bay or (c) seven and seventy-five hundredths percent (7.75%) for all other Properties. Categorization of hotels shall be as determined by Smith Travel Research or as otherwise requested by the Borrower and consented to in writing by the Requisite Lenders.

“Capitalized Lease Obligation” means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the applicable Issuing Bank or the Revolving Lenders, as collateral for Letter of Credit Liabilities or obligations of Revolving Lenders to fund participations in respect of Letter of Credit Liabilities, cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Co-operation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of Five Hundred Million and No/100 Dollars ($500,000,000.00) and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least Five Hundred Million and No/100 Dollars ($500,000,000.00) and at least eighty-five percent (85.0%) of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“Class” means (a) when used with respect to a Commitment, refers to whether such Commitment is a Revolving Commitment, Term 1 Loan Commitment, Term 2 Loan Commitment or Term 3 Loan Commitment, (b) when used with respect to a Loan, refers to whether such Loan is a Revolving Loan, a Term 1 Loan, Term 2 Loan or a Term 3 Loan, and (c) when used with respect to a Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments.

“Commitment” means, as to each Lender (other than the Swingline Lender), such Lender’s Revolving Commitment, such Lender’s Term 1 Loan Commitment, such Lender’s Term 2 Loan Commitment or such Lender’s Term 3 Loan Commitment, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) as amended from time to time, and any successor statute.

“Compliance Certificate” has the meaning given that term in Section 9.3.

“Conforming Changes” means, with respect to either the use or administration of an initial Benchmark or any Benchmark Replacement or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 5.2 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a Term SOFR Loan from one Interest Period to another Interest Period pursuant to Section 2.9.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.10.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, (b) the Conversion of a Base Rate Loan into a SOFR Loan or (c) the issuance of a Letter of Credit or the amendment of a Letter of Credit that extends the maturity, or increases the Stated Amount, of such Letter of Credit.

“Credit Rating” means the rating assigned by a Rating Agency to the senior unsecured long term Indebtedness of a Person.

“Daily Simple SOFR” means, for any day (a “Simple SOFR Rate Day”), a rate per annum equal to the greater of (a) the sum of SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (A) if such Simple SOFR Rate Day is a U.S. Government Securities Business Day, such Simple SOFR Rate Day or (B) if such Simple SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such Simple SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive Simple SOFR Rate Days, and (b) the Floor. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SOFR Loan” means any Loan bearing interest at a rate based on Daily Simple SOFR.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 11.1, whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Defaulting Lender” means, subject to Section 3.9(f), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including with respect to a Revolving Lender, in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.9(f)) upon delivery of written notice of such determination to the Borrower, the Issuing Banks, the Swingline Lender and each Lender.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Derivatives Contract” means a “swap agreement” as defined in Section 101 of the Bankruptcy Code.

“Derivatives Support Document” means (a) any Credit Support Annex comprising part of (and as defined in) any Specified Derivatives Contract, and (b) any document or agreement, pursuant to which cash, deposit accounts, securities accounts or similar financial asset collateral are pledged to or made available for set-off by, a Specified Derivatives Provider, including any banker’s lien or similar right, securing or supporting Specified Derivatives Obligation.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Administrative Agent or any Lender).

“Development/Redevelopment Property” means (a) a new Property under construction or (b) an existing Property which is undergoing an expansion pursuant to which the total guest rooms for such Property will be increased by fifty percent (50.0%) or more. Each Development/Redevelopment Property shall continue to be classified as a Development/Redevelopment Property hereunder until the achievement of substantial completion with respect to such Development/Redevelopment Property, following which such Development/Redevelopment Property shall be classified as a Seasoned Property.

“Disbursement Instruction Agreement” means an agreement substantially in the form of Exhibit I to be executed and delivered by the Borrower pursuant to Section 6.1(a), as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.

“Dollars” or “$” means the lawful currency of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is incorporated or organized under the laws of any state of the United States or the District of Columbia.

“EBITDA” means, with respect to a Person for any period (without duplication): (a) net income (loss) of such Person for such period determined on a consolidated basis (before minority interests), exclusive of the following (but only to the extent included in determination of such net income (loss)): (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense; (iv) extraordinary or non-recurring gains and losses; (v) closing costs expensed which are directly attributable to the acquisition of Property; (vi) severance costs; (vii) gains and losses from sales or other dispositions of depreciable property and other investments (other than from sales of inventory in the ordinary course of business); (viii) any break-up fees and lost deposits by such Person in connection with acquisitions that are not pursued by such Person; and (ix) other non-cash charges including, without limitation, impairment charges (other than non-cash charges that constitute an accrual of a reserve for future cash payments) plus (b) such Person’s Ownership Share of EBITDA of its Unconsolidated Affiliates. EBITDA shall be adjusted to remove any impact from (x) non-cash amortization of stock grants to members of the Parent’s management, (y) straight line rent leveling adjustments required under GAAP and (z) amortization of intangibles pursuant to FASB ASC 805.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the later of (a) the Agreement Date or (b) the date on which all of the conditions precedent set forth in Section 6.1 shall have been fulfilled or waived.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 13.5(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 13.5(b)(iii)).

“Eligible Property” means a Property which satisfies all of the following requirements:

(a)            such Property is either (x) an Upper-Upscale, Luxury or Upscale (as defined by Smith Travel Research) hotel located in a major urban market or (y) a destination resort hotel;

(b)            such Property is open for business to the public;

(c)            such Property is (i) branded by one or more nationally recognized hotel companies or an Affiliate of such a company, (ii) operated as an independent hotel located in a central business district or leisure market or (iii) a destination resort hotel;

(d)            such Property is located in one of the forty eight (48) contiguous States of the United States of America, the State of Hawaii, or in the District of Columbia;

(e)            such Property is owned in fee simple or leased under a Ground Lease entirely by the Borrower or a Guarantor (or, on and after the Investment Grade Rating Date, a Wholly Owned Subsidiary) other than any Guarantor (or Wholly Owned Subsidiary) which is an Excluded Subsidiary or Foreign Subsidiary; provided that Tranquility Bay may be owned by the Borrower or a Guarantor as a condo hotel such that some or all of the individual units are owned by third parties;

(f)            neither such Property, nor any interest of the Borrower or any Subsidiary therein, is subject to any Lien (other than Permitted Liens (but not Liens of the types described in clauses (f), (g)(other than Liens relating the New York Mortgages described in clause (g)(ii)) and (h) of the definition of Permitted Liens));

(g)            if such Property is owned or leased by a Subsidiary (i) none of the Borrower’s direct or indirect ownership interest in such Subsidiary is subject to any Lien (other than Permitted Liens (but not Liens of the types described in clauses (f), (g) and (h) of the definition of Permitted Liens)) or to a Negative Pledge; and (ii) the Borrower directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (x) to sell, transfer or otherwise dispose of such Property and (y) to create a Lien on such Property as security for Indebtedness of the Borrower or such Subsidiary, as applicable;

(h)            such Property is managed by an Approved Manager;

(i)             such Property is covered by property insurance in amounts and upon terms that satisfy criteria set forth in Section 8.5;

(j)             such Property has all material occupancy and operating permits and licenses required by Applicable Law; and

(k)            such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters which, individually or collectively, are not material to the profitable operation of such Property.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health (as it pertains to exposure to Hazardous Materials) or the environment.

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency, any applicable rule of common law relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (unless the thirty (30) day notice requirement with respect to such event has been waived); (b) the withdrawal of a member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC; (f) the failure by any member of the ERISA Group to make when due required contributions to a Multiemployer Plan or Plan unless such failure is cured within thirty (30) days or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice or the receipt by any Multiemployer Plan from any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), or in “critical” or “endangered” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i)  the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of any Lien in favor of the PBGC under Title IV of ERISA; or (j) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA).

“ERISA Group” means the Borrower, the Parent and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with the Borrower or the Parent, are treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code.

“Erroneous Payment” has the meaning given to that term in Section 12.12(a).

“Erroneous Payment Deficiency Assignment” has the meaning given to that term in Section 12.12(d).

“Erroneous Payment Impacted Class” has the meaning given to that term in Section 12.12(d).

“Erroneous Payment Return Deficiency” has the meaning given to that term in Section 12.12(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means any of the events specified in Section 11.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Excluded Subsidiary” means any Subsidiary as to which both of the following apply: (a) such Subsidiary holds title to, or beneficially owns, assets which are or are intended to become collateral for any Secured Indebtedness of such Subsidiary, or is a direct or indirect beneficial owner of a Subsidiary holding title to or beneficially owning such assets (but having no material assets other than such beneficial ownership interests); and (b) which (i) is, or is expected to be, prohibited from Guarantying the Indebtedness of any other Person pursuant to any document, instrument or agreement evidencing such Secured Indebtedness or (ii) is prohibited from Guarantying the Indebtedness of any other Person pursuant to a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Loan Party for or the Guarantee of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the Guarantee of such Loan Party or the grant of such Lien becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Loan Party, including under any applicable provision of the Guaranty). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or Lien is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.8) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.10, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.10(g) and (d) any withholding Taxes imposed under FATCA.

“Existing Term 2 Loan” means the “Term 2 Loan” as defined in the Existing Credit Agreement.

“Extended Letter of Credit” has the meaning given that term in Section 2.3(b).

“Existing Credit Agreement” has the meaning given such term in the first “WHEREAS” clause of this Agreement.

“Fair Market Value” means, (a) with respect to a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Except as otherwise provided herein, Fair Market Value shall be determined by the board of directors of the Parent or the Borrower (or an authorized committee thereof) acting in good faith conclusively evidenced by a board resolution thereof delivered to the Administrative Agent or, with respect to any asset (x) valued at no more than Five Million Dollars ($5,000,000) for which no Fair Market Value has been determined, or (y) with a Fair Market Value immediately prior to the applicable date of determination of less than or equal to Five Million Dollars ($5,000,000), such determination may be made by the chief financial officer or chief accounting officer of the Parent or the Borrower evidenced by an officer’s certificate delivered to the Administrative Agent.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fee Letters” means, collectively, (a) that certain fee letter dated as of July 22, 2025, by and among the Borrower, the Parent, Wells Fargo, Wells Fargo Securities, LLC, Bank of America, N.A. and BofA Securities, Inc., (b) that certain fee letter dated as of July 22, 2025, by and among the Borrower, the Parent and Wells Fargo, and (c) that certain fee letter dated as of July 9, 2025, by and among the Borrower, the Parent, and PNC Capital Markets LLC.

“Fees” means the fees and commissions provided for or referred to in Section 3.5 and any other fees payable by the Borrower hereunder, under any other Loan Document or under the Fee Letters.

“FF&E Reserves” means, for any period and with respect to a Property, an amount equal to four percent (4.0%) of total gross revenues for such Property for such period. If the term FF&E Reserves is used without reference to a specific Property, then the amount shall be determined on an aggregate basis with respect to all Properties of the Parent and its Subsidiaries and a proportionate share of all Properties of all Unconsolidated Affiliates.

“Financial Covenants” means the covenants set forth in clauses (a) – (f) of Section 10.1.

“Fitch” means Fitch Ratings Inc.

“Fixed Charges” means, for any period, the sum of the following (without duplication): (a) Interest Expense of the Parent and its Subsidiaries determined on a consolidated basis for such period, (b) all regularly scheduled principal payments made with respect to Indebtedness of the Parent and its Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full, (c) all Preferred Dividends paid during such period on Preferred Equity Interests not owned by the Parent or any of its Subsidiaries and (d) payments in respect of Capitalized Lease Obligations. The Parent’s pro rata share of the Fixed Charges of Unconsolidated Affiliates of the Parent shall be included in determinations of Fixed Charges.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (e) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” means a rate of interest equal to zero percent (0.00%).

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means a Subsidiary that is not a Domestic Subsidiary.

“Franchise Agreement” means an agreement permitting the use of the applicable hotel brand name, hotel system trademarks, trade names and any related rights in connection with the ownership or operation of a Property.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to each Issuing Bank, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding Letter of Credit Liabilities attributable to such Issuing Bank other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), or any arbitrator with authority to bind a party at law.

“Ground Lease” means (i) so long as there are no material adverse changes to the ground lease applicable thereto effected after the Effective Date, United States Department of the Interior National Park Service Lease Fort Baker at Golden Gate National Recreation Area dated December 7, 2006 (as amended prior to the Effective Date) and (ii) a ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of fifty (50) years or more from the Agreement Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor, or, if consent is required, such consent has been obtained or is required to be given upon the satisfaction of conditions reasonably acceptable to the Administrative Agent; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) transferability of the lessee’s interest under such lease, including ability to sublease without lessor consent or, if consent is required, such consent is required to be given upon the satisfaction of conditions reasonably acceptable to the Administrative Agent; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Guaranteed Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Loan Party under any Specified Derivatives Contract (other than any Excluded Swap Obligation).

“Guarantor” means any Person that is a party to the Guaranty as a “Guarantor” and, in any event, shall include the Parent and each Subsidiary required to provide a Guaranty pursuant to Section 6.1 or Section 8.14.

“Guaranty”, “Guaranteed”, “Guarantying” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit (including Letters of Credit), or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. Obligations in respect of customary performance guaranties and Guaranties constituting Nonrecourse Indebtedness shall not be deemed to give rise to Indebtedness or otherwise constitute a Guaranty except as otherwise provided in the definition of “Nonrecourse Indebtedness”. As the context requires, “Guaranty” shall also mean the Third Amended and Restated Guaranty executed and delivered pursuant to Section 6.1 and substantially in the form of Exhibit B.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity, or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Implied Debt Service” means (a) a given principal balance of Indebtedness multiplied by (b) the greatest of (i) ten percent (10%) per annum, (ii) the highest per annum interest rate then applicable to any of the outstanding principal balance of the Loans and (iii) a mortgage debt constant for a loan calculated using a per annum interest rate equal to the yield on a ten (10) year United States Treasury Note at such time as determined by the Administrative Agent plus three and five tenths percent (3.50%) and amortizing in full in a twenty five (25)-year period.

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed (other than trade debt incurred in the ordinary course of business which is not more than one hundred eighty (180) days past due); (b) all obligations of such Person, whether or not for money borrowed (other than trade debt incurred in the ordinary course of business which is not more than one hundred eighty (180) days past due) (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any (i) purchase obligation, repurchase obligation or takeout commitment, in each case evidenced by a binding agreement and to the extent such obligation is to acquire Equity Interests of another Person, assets of another Person that constitute the business or a division or operating unit of such Person, real estate, bonds, debentures, notes or similar instruments or (ii) forward equity commitment evidenced by a binding agreement (provided, however that this clause (g) shall exclude any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (h) net obligations under any Derivatives Contract not entered into as a hedge against Indebtedness existing from time to time, in an amount equal to the Derivatives Termination Value thereof; (i) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (except for Guaranties constituting Nonrecourse Indebtedness); (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation and (k) such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person. Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person’s Ownership Share of the ownership of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse (other than in respect of exceptions referred to in the definition of Nonrecourse Indebtedness) to such Person, in which case the greater of such Person’s Ownership Share of such Indebtedness or the amount of such recourse portion of the Indebtedness, shall be included as Indebtedness of such Person). All Loans and Letter of Credit Liabilities shall constitute Indebtedness of the Borrower. Notwithstanding the foregoing, (A) in the case of any Nonrecourse Indebtedness as to which recourse for payment thereof is expressly limited to the property or asset on which a Lien is granted, such Indebtedness shall be valued at the lesser of (i) the stated or determinable amount of the Indebtedness that is so secured or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof subject to confirmation by the Administrative Agent in its reasonable discretion and (ii) the Fair Market Value of such property or asset; and (B) in the case of any Indebtedness of other Persons which such Person has Guaranteed, the amount of such Indebtedness attributable to such Person shall be equal to the lesser of the stated or determinable amount of the Indebtedness such Person Guaranteed or, if the amount of such Indebtedness is not stated or determinable, the maximum reasonably anticipated liability in respect thereof subject to confirmation by the Administrative Agent in its reasonable discretion. The calculation of Indebtedness shall not include any fair value adjustments to the carrying value of liabilities to record such Indebtedness at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

“Intellectual Property” has the meaning given that term in Section 7.1(t).

“Interest Expense” means, with respect to a Person and for any period, and without duplication (a) all paid, accrued or capitalized interest expense (including, without limitation, capitalized interest expense (other than capitalized interest funded from a construction loan interest reserve account held by another lender and not included in the calculation of cash for balance sheet reporting purposes) and interest expense attributable to Capitalized Lease Obligations) of such Person and in any event shall include all letter of credit fees and all interest expense with respect to any Indebtedness in respect of which such Person is wholly or partially liable whether pursuant to any repayment, interest carry, performance guarantee or otherwise, plus (b) to the extent not already included in the foregoing clause (a), such Person’s Ownership Share of all paid, accrued or capitalized interest expense for such period of Unconsolidated Affiliates of such Person. The term “Interest Expense” shall exclude all costs and expenses of defeasing any Indebtedness encumbering any Property following the acquisition thereof.

“Interest Period” means with respect to each Term SOFR Loan, each period commencing on the date such Term SOFR Loan is made, or in the case of the Continuation of a Term SOFR Loan the last day of the preceding Interest Period for such Loan, and ending on the numerically corresponding day in the first, third or sixth calendar month thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period for a Class of Loans would otherwise end after the Termination Date for such Class, such Interest Period shall end on such Termination Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day). No tenor that has been removed from this definition pursuant to Section 5.2 shall be available for specification in any Notice of Borrowing, Notice of Conversion or Notice of Continuation.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Rating” means a Credit Rating of BBB- (or equivalent) or higher from S&P or Fitch and Baa3 (or equivalent) or higher from Moody’s.

“Investment Grade Rating Date” means the date specified by the Borrower in a written notice to the Administrative Agent after the Parent or the Borrower obtains an Investment Grade Rating from either Moody’s or S&P.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuing Banks” means each of Wells Fargo, Bank of America, N.A., TD Bank, N.A., and U.S. Bank National Association in its capacity as an issuer of Letters of Credit pursuant to Section 2.3.

“KPIs” has the meaning given to that term in Section 13.6(d).

“L/C Commitment Amount” has the meaning given that term in Section 2.3(a).

“L/C Disbursement” has the meaning given to that term in Section 3.9(b).

“Lender” means each financial institution from time to time party hereto as a “Lender”, together with its respective successors and permitted assigns, and, as the context requires, includes the Swingline Lender; provided, however, that the term “Lender” except as otherwise expressly provided herein, shall exclude any Lender (or its Affiliates) in its capacity as a Specified Derivatives Provider.

“Lender Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Banks, the Specified Derivatives Providers, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 12.8, any other holder from time to time of any of any Obligations and, in each case, their respective successors and permitted assigns.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

“Letter of Credit” has the meaning given that term in Section 2.3(a).

“Letter of Credit Collateral Account” means a special deposit account maintained by the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Banks and the Revolving Lenders, and under the sole dominion and control of the Administrative Agent.

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

“Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, (i) a Revolving Lender (other than a Revolving Lender in its capacity as an Issuing Bank of a Letter of Credit) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest under Section 2.3 in such Letter of Credit, and the Revolving Lender that is the Issuing Bank of such Letter of Credit shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in such Letter of Credit after giving effect to the acquisition by the Revolving Lenders (other than the Revolving Lender then acting as the Issuing Bank of such Letter of Credit) of their participation interests under such Section and (ii) if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Level” means each numerical level set forth below the column entitled “Level” in the definition of “Applicable Margin”.

“Leverage Ratio” means the ratio, expressed as a percentage, of (i) Net Indebtedness to (ii) Total Asset Value.

“Leverage Ratio Surge Period” has the meaning given to that term in Section 10.1(a).

“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the Uniform Commercial Code or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Loan” means a Revolving Loan, a Swingline Loan or a Term Loan.

“Loan Document” means this Agreement, each Note, each Letter of Credit Document, the Guaranty and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (excluding the Fee Letters).

“Loan Party” means the Borrower, the Parent and each other Guarantor. Schedule 1.1(b) sets forth the Loan Parties in addition to the Borrower and the Parent as of the Effective Date.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in each case on or prior to the date on which all Loans are scheduled to be due and payable in full.

“Material Acquisition” means any acquisition (whether by direct purchase, merger or otherwise and whether in one or more related transactions) by the Parent, the Borrower or any Subsidiary in which the purchase price of the assets acquired exceeds an amount equal to ten percent (10%) of Total Asset Value as of the last day of the most recently ended fiscal quarter prior to the consummation of such acquisition of the Parent for which financial statements are publicly available.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, financial condition or results of operations of the Parent and its Subsidiaries, or the Borrower and its Subsidiaries, in each case, taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform its payment or other material obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the material provisions of the Loan Documents, or (d) the material rights and remedies of the Lenders and the Administrative Agent under any of the Loan Documents.

“Material Contract” means any contract or other arrangement (other than Loan Documents and Specified Derivatives Contracts), whether written or oral, to which the Parent, the Borrower, or any other Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Material Subsidiary” means (a) (x) any Subsidiary that owns in fee simple, or leases pursuant to a Ground Lease, an Unencumbered Property or (y) any Subsidiary (other than an Excluded Subsidiary or Foreign Subsidiary) to which more than five percent (5%) of Total Asset Value is attributable on an individual basis or (b) any Subsidiary that owns any Equity Interest in any Subsidiary in the foregoing clause (a).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real property granting a Lien on such interest in real property as security for the payment of Indebtedness of such Person or another Person.

“Mortgage Receivable” means a promissory note secured by a Mortgage of which the Parent, the Borrower or another Subsidiary is the holder and retains the rights of collection of all payments thereunder.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, subject to Title IV of ERISA, to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such six-year period.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document or Specified Derivatives Contract) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Indebtedness” means (a) Total Indebtedness minus (b) the amount, if any, by which the aggregate amount of the Parent’s and its Subsidiaries’ unrestricted and Lien-free cash and Cash Equivalents exceeds Fifteen Million and No/100 Dollars ($15,000,000.00).

“Net Operating Income” or “NOI” means, for any Property and for a given period, the sum of the following (without duplication and determined on a consistent basis with prior periods): (a) gross revenues received in the ordinary course from such Property minus (b) all expenses paid (excluding interest but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Property, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, the actual amount of all franchise fees and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Borrower or any Subsidiary and any property management fees) minus (c) the FF&E Reserves for such Property as of the end of such period minus (d) an imputed management fee in the amount of three percent (3.0%) of the gross revenues for such Property for such period.

“New Property” means each Property on which a hotel is located acquired by the Parent, the Borrower, any Subsidiary or Unconsolidated Affiliate from the date of acquisition until the Seasoned Date in respect thereof; provided, however, that, upon the Seasoned Date for any New Property, such New Property shall be converted to a Seasoned Property and shall cease to be a New Property.

“New York Mortgage” has the meaning given that term in Section 13.21(a).

“Non-Defaulting Lender” means a Lender that is not a Defaulting Lender.

“Nonrecourse Indebtedness” means, with respect to a Person, (a) Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions to nonrecourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness, (b) obligations in respect of guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions to nonrecourse liability, provided that, once any such obligation shall cease to be contingent, then such obligation shall cease to be Nonrecourse Indebtedness, or (c) if such Person is a Single Asset Entity, any Indebtedness for borrowed money of such Person.

“Note” means a Revolving Note, a Swingline Note or a Term Loan Note.

“Notice of Borrowing” means a notice substantially in the form of Exhibit D (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.1(b) or Section 2.2(c), as applicable, evidencing the Borrower’s request for a borrowing of Loans.

“Notice of Continuation” means a notice substantially in the form of Exhibit E (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.9 evidencing the Borrower’s request for the Continuation of a Term SOFR Loan.

“Notice of Conversion” means a notice substantially in the form of Exhibit F (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.10 evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

“Notice of Swingline Borrowing” means a notice substantially in the form of Exhibit G (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Swingline Lender pursuant to Section 2.4(b) evidencing the Borrower’s request for a Swingline Loan.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Administrative Agent, the Issuing Banks or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents or the Fee Letters, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note. The term “Obligations” does not include any Specified Derivatives Obligations.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off-Balance Sheet Obligations” means liabilities and obligations of the Parent, any Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the Parent would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Parent’s report on Form 10-Q or Form 10-K (or their equivalents) which the Parent is required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor).

“Operating Property Value” means, at any date of determination, (a) for each New Property that the Borrower elects (until the Seasoned Date), the purchase price paid for such Property determined in accordance with GAAP; (b) for each Development/Redevelopment Property, GAAP book value for such Property as of the date of determination; or (c) for each (x) Seasoned Property and (y) New Property that the Borrower irrevocably elects, (A) the Adjusted NOI of such Property for the period of four consecutive fiscal quarters most recently ending divided by (B) the applicable Capitalization Rate; provided that, with respect to this clause (c), if the Adjusted NOI for such Property would be less than zero, it shall be deemed to be zero for purposes of calculating Operating Property Value.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.8).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Parent” has the meaning given such term in the introductory paragraph hereof.

“Participant” has the meaning given that term in Section 13.5(d).

“Participant Register” has the meaning given that term in Section 13.5(d).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Liens” means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which either (x) are not at the time required to be paid or discharged under Section 8.6 or (y) relate to claims against such Person and its Subsidiaries not in excess of Two Million and No/100 Dollars ($2,000,000.00) in the aggregate at any one time; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person; (d) the rights of tenants under leases or subleases or licenses not interfering with the ordinary conduct of business of such Person; (e) Liens in favor of the Administrative Agent for the benefit of the Lenders; (f) Liens in favor of the Borrower or a Guarantor securing obligations owing by a Subsidiary to the Borrower or a Guarantor; (g) Liens (i) in existence as of the Effective Date and set forth in Part II of Schedule 7.1(f) and (ii) in respect of any New York Mortgage or any mortgage encumbering property located in New York State securing Indebtedness of the Loan Parties pursuant to provisions in loan documentation governing such Indebtedness which provisions are substantially similar to Section 13.21 of this Agreement; (h) Liens arising out of judgments or awards in respect of the Parent or any of its Subsidiaries not constituting an Event of Default under Section 11.1(i); (i) any interest or title of a lessor under any lease of equipment (not constituting a fixture) entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased; (j) Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto); and (k) Liens securing the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and not securing any Indebtedness.

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding six years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Post-Default Rate” means, in respect of any principal of any Loan or any Reimbursement Obligation, a rate per annum equal to the rate otherwise applicable (including the Applicable Margin) plus an additional two percent (2.0%) per annum, and with respect to any other Obligation, a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Revolving Loans that are Base Rate Loans plus two percent (2.0%).

“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the Parent or a Subsidiary. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests, (b) paid or payable to the Parent or a Subsidiary, or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Equity Interests” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Lender then acting as the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Lender acting as Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Principal Office” means the office of the Administrative Agent located at 600 South 4th Street, 10th Floor, Minneapolis, Minnesota 55415, or any other subsequent office that the Administrative Agent shall have specified as the Principal Office by written notice to the Borrower and the Lenders.

“Property” means any parcel of real property owned or leased (in whole or in part) or operated by the Parent, the Borrower, any other Subsidiary or any Unconsolidated Affiliate of the Parent which is located in a state of the United States of America or the District of Columbia.

“Property Management Agreement” means, collectively, all agreements entered into by a Loan Party pursuant to which such Loan Party engages a Person to advise it with respect to the management of an Unencumbered Property or to provide management services with respect to the same.

“Pro Rata Share” means, as to each Lender, the ratio, expressed as a percentage of (a)(i) the aggregate amount of such Lender’s Revolving Commitments plus (ii) the aggregate unfunded amount of such Lender’s Term 3 Loan Commitment, plus (iii) the aggregate amount of such Lender’s outstanding Term Loans to (b)(i) the aggregate amount of the Revolving Commitments of all Lenders plus (iv) the aggregate unfunded amount of the Term 3 Loan Commitments of all Lenders, plus (v) the aggregate principal amount of all outstanding Term Loans; provided, however, that if at the time of determination the Revolving Commitments have been terminated or reduced to zero, the “Pro Rata Share” of each Lender shall be the ratio, expressed as a percentage of (A) the sum of the aggregate principal amount of all outstanding Revolving Loans, Term Loans, Swingline Loans and Letter of Credit Liabilities owing to such Lender as of such date to (B) the sum of the aggregate principal amount of all outstanding Revolving Loans, Term Loans, Swingline Loans and Letter of Credit Liabilities. If at the time of determination the Revolving Commitments have been terminated or reduced to zero and there are no outstanding Loans or Letter of Credit Liabilities, then the Pro Rata Shares of the Lenders shall be determined as of the most recent date on which Revolving Commitments were in effect or Loans or Letters of Credit Liabilities were outstanding. For purposes of this definition, a Revolving Lender shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Revolving Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding Ten Million and No/100 Dollars ($10,000,000.00) at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Plan” means a Benefit Arrangement or Plan that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

“Qualified REIT Subsidiary” shall have the meaning given to such term in the Internal Revenue Code.

“Rating Agencies” means Fitch, S&P and Moody’s.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Register” has the meaning given that term in Section 13.5(c).

“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy or liquidity. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“Reimbursement Obligation” means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse the applicable Issuing Bank for any drawing honored by such Issuing Bank under a Letter of Credit issued by such Issuing Bank.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, shareholders, directors, officers, employees, agents, counsel, other advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Requisite Class Lenders” means, with respect to a Class of Lenders as of any date of determination, (a) with respect to the Revolving Lenders, (i) Lenders of such Class having more than fifty-one percent (51.0%) of the aggregate amount of the Revolving Commitments of such Class or (ii) if the Revolving Commitments of such Class have been terminated or reduced to zero, Lenders of such Class holding more than fifty-one percent (51.0%) of the principal amount of the aggregate outstanding Loans of such Class, Letter of Credit Liabilities and Swingline Loans, (b) with respect to the Term 3 Loan Lenders, Lenders of such Class having more than fifty-one percent (51.0%) of the aggregate amount of the unfunded Term 3 Loan Commitments and the aggregate outstanding Loans of such Class or (c) with respect to the Term Loans (other than Term 3 Loans), Lenders of such Class holding more than fifty-one percent (51.0%) of the principal amount of the aggregate outstanding Loans of such Class; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders of such Class will be disregarded and excluded, and (ii) at all times when two or more Lenders (excluding Defaulting Lenders) of such Class are party to this Agreement, the term “Requisite Class Lenders” shall in no event mean less than two Lenders of such Class. For purposes of this definition, a Revolving Lender shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Requisite Lenders” means, as of any date, (a) Lenders having more than fifty-one percent (51.0%) of the aggregate amount of the Revolving Commitments, the unfunded Term 3 Loan Commitment and the outstanding Term Loans of all Lenders, or (b) if the Revolving Commitments have been terminated or reduced to zero, Lenders holding more than fifty-one percent (51.0%) of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (ii) at all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two unaffiliated Lenders. For purposes of this definition, a Revolving Lender shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means with respect to the Parent, the Borrower or any Subsidiary, the chief executive officer, the chief financial officer, chief operating officer or general counsel of the Parent, the Borrower or such Subsidiary.

“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Parent, the Borrower or any Subsidiary now or hereafter outstanding, except a dividend payable solely in Equity Interests; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Parent, the Borrower or any Subsidiary now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Parent, the Borrower or any Subsidiary now or hereafter outstanding.

“Revolving Commitment” means, as to each Lender (other than the Swingline Lender), such Lender’s obligation to make Revolving Loans pursuant to Section 2.1, to issue (in the case of the Issuing Banks) and to participate (in the case of the other Revolving Lenders) in Letters of Credit pursuant to Section 2.3(i), and to participate in Swingline Loans pursuant to Section 2.4(e), in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule I as such Revolving Lender’s “Revolving Commitment Amount” or as set forth in the applicable Assignment and Assumption or agreement executed by a Person becoming a Revolving Lender pursuant to Section 2.16, as the same may be reduced from time to time pursuant to Section 2.12, increased from time to time pursuant to Section 2.16, or increased or reduced as appropriate to reflect any assignments to or by such Revolving Lender effected in accordance with Section 13.5.

“Revolving Commitment Percentage” means, as to each Revolving Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Revolving Commitment to (b) the aggregate amount of the Revolving Commitments of all Lenders; provided, however, that if at the time of determination the Revolving Commitments have been terminated or been reduced to zero, the “Revolving Commitment Percentage” of each Revolving Lender shall be the Revolving Commitment Percentage of such Revolving Lender in effect immediately prior to such termination or reduction.

“Revolving Credit Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Revolving Lender’s participation in Letter of Credit Liabilities and Swingline Loans at such time.

“Revolving Extension Request” has the meaning given to that term in Section 2.13(a).

“Revolving Lender” means a Lender having a Revolving Commitment, or if the Revolving Commitments have been terminated or reduced to zero, holding any Revolving Loans or Letter of Credit Liabilities.

“Revolving Loan” means a loan made by a Revolving Lender to the Borrower pursuant to Section 2.1(a).

“Revolving Note” means a promissory note of the Borrower substantially in the form of Exhibit C, payable to the order of a Revolving Lender in a principal amount equal to the amount of such Lender’s Revolving Commitment.

“Revolving Termination Date” means January 21, 2030, or such later date to which the Revolving Termination Date may be extended pursuant to Section 2.13(a).

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (including, without limitation, as of the Effective Date, the the so-called Donetsk People’s Republic, or the so-called or Luhansk People’s Republic, the Crimea, the non-Ukrainian government-controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, Cuba, Iran and North Korea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s).

“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority with jurisdiction over any Lender, the Borrower or any of its Subsidiaries or Affiliates.

“Seasoned Date” means the first day on which an acquired Property on which a hotel is located has been owned for four (4) full fiscal quarters following the date of acquisition by the Parent, the Borrower, a Subsidiary or an Unconsolidated Affiliate.

“Seasoned Property” means Property on which a hotel is located that is not a New Property or a Development/Redevelopment Property.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Indebtedness” means, with respect to any Person, (a) all Indebtedness of such Person that is secured in any manner by any Lien on any Property plus (b) such Person’s pro rata share of the Secured Indebtedness of any of such Person’s Unconsolidated Affiliates; provided that neither any New York Mortgage nor any mortgage encumbering property located in New York State securing Indebtedness of the Loan Parties pursuant to provisions in loan documentation governing such Indebtedness which provisions are substantially similar to Section 13.21 of this Agreement shall constitute Secured Indebtedness hereunder.

“Secured Recourse Indebtedness” means all Indebtedness (including Guaranties of Secured Indebtedness) that is Secured Indebtedness and is not Nonrecourse Indebtedness.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Significant Subsidiary” means any Subsidiary to which more than Thirty Million and No/100 Dollars ($30,000,000.00) of Total Asset Value is attributable.

“Single Asset Entity” means a Person (other than an individual) that (a) only owns a single Property; (b) is engaged only in the business of owning, developing and/or leasing such Property; and (c) receives substantially all of its gross revenues from such Property. In addition, if the assets of a Person consist solely of (i) Equity Interests in one or more Single Asset Entities that directly or indirectly own such single Property and (ii) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entity, such Person shall also be deemed to be a Single Asset Entity for purposes of this Agreement.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means any Daily Simple SOFR Loan or Term SOFR Loan.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“Specified Derivatives Contract” means any Derivatives Contract, together with any Derivatives Support Document relating thereto, that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between the Parent, the Borrower or any Subsidiary of the Parent and an Specified Derivatives Provider.

“Specified Derivatives Obligations” means all indebtedness, liabilities, obligations, covenants and duties of the Parent, the Borrower or any Subsidiaries under or in respect of any Specified Derivatives Contract, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and whether or not evidenced by any written confirmation.

“Specified Derivatives Provider” means any Lender, or any Affiliate of a Lender that is a party to a Derivatives Contract at the time the Derivatives Contract is entered into.

“S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business and its successors.

“Stated Amount” means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Sustainability” has the meaning given to that term in Section 13.6(d).

“Sustainability Amendment” has the meaning given to that term in Section 13.6(d).

“Sustainability Adjustment Limitations” has the meaning given to that term in Section 13.6(d).

“Sustainability Applicable Margin Adjustments” has the meaning given to that term in Section 13.6(d).

“Sustainability Assurance Provider” means an external auditing firm or sustainability assurance provider of recognized national standing reasonably satisfactory to the Administrative Agent, independent of the Parent, the Borrower and the Subsidiaries, with relevant expertise in evaluating KPIs with respect to Sustainability targets.

“Sustainability Linked Loan Principles” means the Sustainability Linked Loan Principles as most recently published by the Loan Market Association, the Asia Pacific Loan Market Association, and the Loan Syndications & Trading Association.

“Sustainability Pricing Provisions” has the meaning given to that term in Section 13.6(d).

“Sustainability Structuring Agents” shall mean each of Wells Fargo and PNC Bank, National Association in its capacity as such.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” means the Swingline Lender’s obligation to make Swingline Loans pursuant to Section 2.4 in an amount up to, but not exceeding the amount set forth in the first sentence of Section 2.4(a), as such amount may be reduced from time to time in accordance with the terms hereof.

“Swingline Lender” means Wells Fargo Bank, National Association, together with its successors and assigns.

“Swingline Loan” means a loan made by the Swingline Lender to the Borrower pursuant to Section 2.4.

“Swingline Maturity Date” means the date which is seven (7) Business Days prior to the Revolving Termination Date.

“Swingline Note” means the promissory note of the Borrower substantially in the form of Exhibit H, payable to the order of the Swingline Lender in a principal amount equal to the amount of the Swingline Commitment as originally in effect and otherwise duly completed.

“Taxable REIT Subsidiary” means any corporation (other than a REIT) in which the Parent directly or indirectly owns stock and the Parent and such corporation have jointly elected that such corporation be treated as a taxable REIT subsidiary of the Parent under and pursuant to Section 856 of the Internal Revenue Code.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means (a) with respect to the Revolving Loans and the Revolving Commitments, the Revolving Termination Date, (b) with respect to the Term 1 Loans, the Term 1 Loan Maturity Date, (c) with respect to the Term 2 Loans, the Term 2 Loan Maturity Date, and (d) with respect to the Term 3 Loans, the Term 3 Loan Maturity Date.

“Term 1 Extension Request” has the meaning given to that term in Section 2.13(b).

“Term 1 Loan” means a loan made by a Term Loan Lender to the Borrower pursuant to Section 2.2(a) as such loan may be increased pursuant to Section 2.16.

“Term 1 Loan Commitment” means, as to each Term 1 Loan Lender, such Lender’s obligation to make Term 1 Loans on the Effective Date in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule I as such Lender’s “Term 1 Loan Commitment Amount”.

“Term 1 Loan Lender” means a Lender having a Term 1 Loan Commitment, or if the Term 1 Loan Commitments have been terminated, a Lender holding a Term 1 Loan.

“Term 1 Loan Maturity Date” means January 3, 2028.

“Term 1 Loan Note” means a promissory note of the Borrower substantially in the form of Exhibit L, payable to the order of a Term 1 Loan Lender in a principal amount equal to the amount of such Term 1 Loan Lender’s Term 1 Loan Commitment or, if issued after the Effective Date, the amount of such Term 1 Loan Lender’s Term 1 Loans.

“Term 2 Extension Request” has the meaning given to that term in Section 2.13(c).

“Term 2 Loan” means a loan made by a Term Loan Lender to the Borrower pursuant to Section 2.2(b) as such loan may be increased pursuant to Section 2.16.

“Term 2 Loan Commitment” means, as to each Term 2 Loan Lender, such Lender’s obligation to make Term 2 Loans on the Effective Date in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule I as such Lender’s “Term 2 Loan Commitment Amount”.

“Term 2 Loan Lender” means a Lender having a Term 2 Loan Commitment, or if the Term 2 Loan Commitments have been terminated, a Lender holding a Term 2 Loan.

“Term 2 Loan Maturity Date” means January 21, 2030, or such later date to which the Term 2 Loan Maturity Date may be extended pursuant to Section 2.13(b).

“Term 2 Loan Note” means a promissory note of the Borrower substantially in the form of Exhibit M, payable to the order of a Term 2 Loan Lender in a principal amount equal to the amount of such Term 2 Loan Lender’s Term 2 Loan Commitment or, if issued after the Effective Date, the amount of such Term 2 Loan Lender’s Term 2 Loans.

“Term 3 Loan” means a loan made by a Term Loan Lender to the Borrower pursuant to Section 2.2(c) as such loan may be increased pursuant to Section 2.16.

“Term 3 Loan Advance” means an advance of the Term 3 Loan made by a Term 3 Loan Lender to the Borrower pursuant to Section 2.2(c).

“Term 3 Loan Commitment” means, as to each Term 3 Loan Lender, such Lender’s obligation to make Term 3 Loans during the Term 3 Loan Commitment Period in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule I as such Lender’s “Term 3 Loan Commitment Amount”.

“Term 3 Loan Commitment Percentage” means, as to each Term 3 Loan Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Term 3 Loan Commitment to (b) the aggregate amount of the Term 3 Loan Commitments of all Lenders; provided, however, that if at the time of determination the Term 3 Loan Commitments have been terminated or been reduced to zero, the “Term 3 Loan Commitment Percentage” of each Term 3 Loan Lender shall be the Term 3 Loan Commitment Percentage of such Term 3 Loan Lender in effect immediately prior to such termination or reduction.

“Term 3 Loan Commitment Period” means the period from and after the Effective Date until November 6, 2025.

“Term 3 Loan Lender” means a Lender having a Term 3 Loan Commitment, or if the Term 3 Loan Commitments have been terminated, a Lender holding a Term 3 Loan.

“Term 3 Loan Maturity Date” means January 21, 2029, or such later date to which the Term 3 Loan Maturity Date may be extended pursuant to Section 2.13(b).

“Term 3 Loan Note” means a promissory note of the Borrower substantially in the form of Exhibit N, payable to the order of a Term 3 Loan Lender in a principal amount equal to the amount of such Term 3 Loan Lender’s Term 3 Loan Commitment or, if issued after the Term 3 Loan Commitment Period, the amount of such Term 3 Loan Lender’s Term 3 Loans.

“Term Loan” means a Term 1 Loan, Term 2 Loan and a Term 3 Loan.

“Term Loan Lender” means a Term 1 Loan Lender, Term 2 Loan Lender and a Term 3 Loan Lender.

“Term Loan Note” means a Term 1 Loan Note, Term 2 Loan Note and a Term 3 Loan Note.

“Term SOFR” means,

(a)            for any calculation with respect to a Term SOFR Loan, a rate equal to the greater of (i) the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and (ii) the Floor, and

(b)            for any calculation with respect to a Base Rate Loan on any day, at a rate equal to the greater of (i) the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be a rate equal to the greater of (a) the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day, and (ii) the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means any Loan bearing interest at a rate based on Term SOFR, (other than pursuant to clause (c) of the definition of “Base Rate”).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Titled Agents” has the meaning given that term in Section 12.9.

“Total Asset Value” means the sum of all of the following of the Parent, the Borrower and their respective Subsidiaries (without duplication) on a consolidated basis determined in accordance with GAAP applied on a consistent basis: (a) the Operating Property Value of all Properties of the Parent, the Borrower and their Subsidiaries on which a hotel is located, plus (b) the book value of Unimproved Land, Mortgage Receivables and other promissory notes, plus (c) the Borrower’s Ownership Share of the preceding items for its Unconsolidated Affiliates, plus (d) the contractual purchase price of any real property subject to a purchase obligation, repurchase obligation or forward commitment which at such time could be specifically enforced by the seller of such real property, but only to the extent such obligations are included in the Indebtedness of the Parent, the Borrower and their respective Subsidiaries on a consolidated basis, plus (e) in the case of any real property subject to a purchase obligation, repurchase obligation or forward commitment which at such time could not be specifically enforced by the seller of such real property, the aggregate amount of due diligence deposits, earnest money payments and other similar payments made under the applicable contract which, at such time, would be subject to forfeiture upon termination of the contract, but only to the extent such amounts are included in the Indebtedness of the Parent, the Borrower and their respective Subsidiaries on a consolidated basis plus (f) [intentionally omitted], minus (g) to the extent otherwise included in Total Asset Value any deferred financing costs. For purposes of determining Total Asset Value, (i) to the extent the amount of Total Asset Value attributable to Unimproved Land would exceed five percent (5%) of Total Asset Value, such excess shall be excluded, (ii) to the extent the amount of Total Asset Value attributable to Mortgage Notes Receivables and other promissory notes would exceed fifteen percent (15%) of Total Asset Value, such excess shall be excluded, (iii) to the extent the amount of Total Asset Value attributable to Investments in Unconsolidated Affiliates and other Persons that are not Subsidiaries would exceed ten percent (10%) of Total Asset Value, such excess shall be excluded, (iv) to the extent the amount of Total Asset Value attributable to Development/Redevelopment Properties would exceed fifteen percent (15%) of Total Asset Value, such excess shall be excluded, (v) to the extent the amount of Total Asset Value attributable to Tranquility Bay would exceed five percent (5%) of Total Asset Value, such excess shall be excluded and (vi) to the extent the amount of Total Asset Value attributable to the items described in clauses (i) through (iv) would exceed thirty-five percent (35%) of Total Asset Value, such excess shall be excluded. The percentage of Total Asset Value attributable to a given Subsidiary shall be equal to the ratio expressed as a percentage of (x) an amount equal to Total Asset Value calculated solely with respect to assets owned directly by such Subsidiary to (y) Total Asset Value. For purposes of determining Total Asset Value, Adjusted NOI from Properties disposed of by the Parent, the Borrower or any Subsidiary during the immediately preceding period of four consecutive fiscal quarters of the Borrower shall be excluded.

“Total Indebtedness” means all Indebtedness of the Parent, the Borrower and all other Subsidiaries of the Parent determined on a consolidated basis, minus, to the extent otherwise included in such Indebtedness, deferred financing costs.

“Tranquility Bay” means Tranquility Bay Beachfront Resort located in Marathon, Florida and owned by DRH Tranquility, LLC, a Delaware limited liability company.

“Type” with respect to any Loan, refers to whether such Loan or portion thereof is a Daily Simple SOFR Loan, Term SOFR Loan or a Base Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unencumbered Leverage Ratio” means the ratio, expressed as a percentage, of (i) the aggregate outstanding principal amount of Indebtedness (excluding Nonrecourse Indebtedness and Indebtedness to the extent owing among the Parent and/or any of its Subsidiaries but including Secured Recourse Indebtedness and the aggregate principal amount of all Loans and the aggregate amount of all Letter of Credit Liabilities) of the Parent and the Ownership Share of all such Indebtedness of its Subsidiaries to (ii) Unencumbered Property Value.

“Unencumbered Leverage Ratio Surge Period” has the meaning given to that term in Section 10.1(e).

“Unencumbered Property” means an Eligible Property. A Property shall cease to be an Unencumbered Property if at any time such Property shall cease to be an Eligible Property unless otherwise agreed by the Requisite Lenders.

“Unencumbered Property Value” means, at any time of determination, the aggregate Operating Property Values of the Unencumbered Properties at such time. For purposes of this definition, the Adjusted NOI for any Unencumbered Property shall be reduced by an amount equal to the greater of (x) the amount by which the Adjusted NOI of such Unencumbered Property would exceed thirty percent (30.0%) of the aggregate Adjusted NOI of all Unencumbered Properties and (y) the amount by which the Adjusted NOI of Unencumbered Properties located in the same metropolitan statistical area as such Property would exceed forty percent (40.0%) of the aggregate Adjusted NOI of all Unencumbered Properties. In addition, to the extent that Unencumbered Property Value attributable to (A) Properties leased under Ground Leases would exceed thirty-three percent (33.0%) of Unencumbered Property Value or (B) Tranquility Bay would exceed five percent (5.0%) of Unencumbered Property Value, in each case, such excess shall be excluded. For purposes of determining Unencumbered Property Value, Adjusted NOI from Properties disposed of by the Borrower or any Subsidiary during the immediately preceding period of four consecutive fiscal quarters of the Borrower shall be excluded.

“Unimproved Land” means land on which no development (other than improvements that are not material and are temporary in nature) has occurred and for which no development is scheduled in the following twelve (12) months. Unimproved Land shall not include any undeveloped parcels of a Property that has been developed unless and until the Borrower intends to develop such parcel.

“Unsecured Indebtedness” means with respect to a Person as of any given date, (a) the aggregate principal amount of (a) all Indebtedness of such Person outstanding at such date that is not Secured Indebtedness plus (b) all Nonrecourse Indebtedness which such Person has Guaranteed but only to the extent of such Guaranty (excluding obligations in respect of Guaranties of customary exceptions to nonrecourse liability).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.1(b), 2.2(c), 2.4(b), 2.8, 2.9, and 2.10, in each case, such day is also a Business Day.

“U.S. Person” means (a) for purposes of Sections 7.1(bb) and 10.15, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States performing under this Agreement, and (b) for all other purposes, any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.10(g)(ii)(B)(III).

“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and assigns.

“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

“Withdrawal Liability” means any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means (a) the Borrower, (b) any other Loan Party and (c) the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2 General; References to Pacific Time.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the appropriate Lenders pursuant to Section 13.6); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. references in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Except as expressly provided otherwise in any Loan Document, (i) any reference to any law (including, without limitation, Anti-Corruption Laws, Anti-Money Laundering Laws, the Bankruptcy Code, the Internal Revenue Code, ERISA, the PATRIOT Act, the UCC or the Investment Company Act) shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time and (ii) any reference to any Person shall be construed to include such Person’s permitted successors and permitted assigns. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Parent or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Parent. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Pacific time. Notwithstanding the first sentence of this Section 1.2, (i) the calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities and (ii) all accounting terms, ratios and calculations shall be determined without giving effect to Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) (and related interpretations) to the extent any lease (or similar arrangement conveying the right to use) would be required to be treated as a capital lease thereunder where such lease (or similar arrangement) would have been treated as an operating lease under GAAP as in effect immediately prior to the effectiveness of the Accounting Standards Codification 842, provided that the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made in accordance with GAAP and made without giving effect to Account Standards Codification 842.

Section 1.3 Financial Attributes of Non-Wholly Owned Subsidiaries.

When determining compliance by the Borrower or the Parent with any financial covenant contained in any of the Loan Documents, only the Ownership Share of the Borrower or the Parent, as applicable, of the financial attributes of a Subsidiary that is not a Wholly Owned Subsidiary shall be included.

Section 1.4 Rates.

The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 5.2(b), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Term SOFR or any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain, Daily Simple SOFR, SOFR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.5 Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

Article II. Credit Facility

Section 2.1 Revolving Loans.

(a)            Making of Revolving Loans. Subject to the terms and conditions set forth in this Agreement, including without limitation, Section 2.15, each Revolving Lender severally and not jointly agrees to make Revolving Loans to the Borrower in Dollars during the period from and including the Effective Date to but excluding the Revolving Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, such Lender’s Revolving Commitment minus such Revolving Lender’s participation in Letter of Credit Liabilities and Swingline Loans at such time. Each borrowing of Revolving Loans that are to be (i) Base Rate Loans shall be in an aggregate minimum amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) and integral multiples of One Hundred Thousand and No/100 Dollars ($100,000.00) in excess thereof and (ii) SOFR Loans shall be in an aggregate minimum amount of One Million and No/100 Dollars ($1,000,000.00) and integral multiples of One Hundred Thousand and No/100 Dollars ($100,000.00) in excess thereof. Notwithstanding the immediately preceding two sentences but subject to Section 2.15, a borrowing of Revolving Loans may be in the aggregate amount of the unused Revolving Commitments. Within the foregoing limits and subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.

(b)            Requests for Revolving Loans. Not later than 9:00 a.m. Pacific time at least one Business Day prior to a borrowing of Revolving Loans that are to be Base Rate Loans and not later than 9:00 a.m. Pacific time at least three Business Days prior to a borrowing of Revolving Loans that are to be SOFR Loans, the Borrower shall deliver to the Administrative Agent a Notice of Borrowing. Each Notice of Borrowing shall specify the aggregate principal amount of the Revolving Loans to be borrowed, the date such Revolving Loans are to be borrowed (which must be a Business Day), a general description of the use of the proceeds of such Revolving Loans, the Type of the requested Revolving Loans, and if such Revolving Loans are to be Term SOFR Loans, the initial Interest Period for such Revolving Loans. Each Notice of Borrowing shall be irrevocable once given and binding on the Borrower. Prior to delivering a Notice of Borrowing, the Borrower may (without specifying whether a Revolving Loan will be a Base Rate Loan, Daily Simple SOFR Loan or a Term SOFR Loan) request that the Administrative Agent provide the Borrower with the most recent Term SOFR or Daily Simple SOFR available to the Administrative Agent. The Administrative Agent shall provide such quoted rate to the Borrower on the date of such request or as soon as possible thereafter.

(c)            Funding of Revolving Loans. Promptly after receipt of a Notice of Borrowing under the immediately preceding subsection (b), the Administrative Agent shall notify each Revolving Lender of the proposed borrowing. Each Revolving Lender shall deposit an amount equal to the Revolving Loan to be made by such Revolving Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds not later than 9:00 a.m. Pacific time on the date of such proposed Revolving Loans. Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower in the account specified in the Disbursement Instruction Agreement, not later than 12:00 noon Pacific time on the date of the requested borrowing of Revolving Loans, the proceeds of such amounts received by the Administrative Agent.

(d)            Assumptions Regarding Funding by Revolving Lenders. With respect to Revolving Loans to be made after the Effective Date, unless the Administrative Agent shall have been notified by any Revolving Lender that such Lender will not make available to the Administrative Agent a Revolving Loan to be made by such Lender in connection with any borrowing, the Administrative Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Administrative Agent in accordance with this Section, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Lender. In such event, if such Lender does not make available to the Administrative Agent the proceeds of such Revolving Loan, then such Lender and the Borrower severally agree to pay to the Administrative Agent on demand the amount of such Revolving Loan with interest thereon, for each day from and including the date such Revolving Loan is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans that are Revolving Loans. If the Borrower and such Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays to the Administrative Agent the amount of such Revolving Loan, the amount so paid shall constitute such Lender’s Revolving Loan included in the borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Revolving Lender that shall have failed to make available the proceeds of a Revolving Loan to be made by such Lender.

Section 2.2 Term Loans.

(a)            Term 1 Loans. Subject to the terms and conditions set forth in this Agreement, on the Effective Date, each Term 1 Loan Lender severally and not jointly agrees to make a Term 1 Loan to the Borrower in Dollars in the principal amount set forth for such Term 1 Loan Lender on Schedule I as such Term 1 Loan Lender’s “Term 1 Loan Commitment Amount”. Upon the funding by each Term 1 Loan Lender of its Term 1 Loan on the Effective Date, the Term 1 Loan Commitment of such Term 1 Loan Lender shall terminate whether or not the full amount of the Term 1 Loan Commitments are funded on such date. Any portion of a Term 1 Loan that is repaid or prepaid may not be reborrowed. Additional Term 1 Loans shall be made in accordance with Section 2.16.

(b)            Term 2 Loans. Subject to the terms and conditions set forth in this Agreement, on the Effective Date, each Term 2 Loan Lender severally and not jointly agrees to make a Term 2 Loan to the Borrower in Dollars in the principal amount set forth for such Term 2 Loan Lender on Schedule I as such Term 2 Loan Lender’s “Term 2 Loan Commitment Amount”. Upon the funding by each Term 2 Loan Lender of its Term 2 Loan on the Effective Date, the Term 2 Loan Commitment of such Term 2 Loan Lender shall terminate whether or not the full amount of the Term 2 Loan Commitments are funded on such date. Any portion of a Term 2 Loan that is repaid or prepaid may not be reborrowed. Additional Term 2 Loans shall be made in accordance with Section 2.16.

(c)            Term 3 Loans. Subject to the terms and conditions set forth in this Agreement, including without limitation, Section 2.15, each Term 3 Loan Lender severally and not jointly agrees to make Term 3 Loans to the Borrower in Dollars during the period from and including the Effective Date to but excluding the expiration of the Term 3 Loan Commitment Period, in an aggregate principal amount up to, but not exceeding, such Lender’s Term 3 Loan Commitment. Each borrowing of Term 3 Loans that are to be (i) Base Rate Loans shall be in an aggregate minimum amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) and integral multiples of One Hundred Thousand and No/100 Dollars ($100,000.00) in excess thereof and (ii) SOFR Loans shall be in an aggregate minimum amount of One Million and No/100 Dollars ($1,000,000.00) and integral multiples of One Hundred Thousand ($100,000.00) in excess thereof. Notwithstanding the immediately preceding two sentences but subject to Section 2.15, a borrowing of Term 3 Loans may be in the aggregate amount of the unused Term 3 Loan Commitments. Any portion of a Term 3 Loan that is repaid or prepaid may not be reborrowed. Upon the expiration of the Term 3 Loan Commitment Period, the Term 3 Loan Commitment of each Term 3 Loan Lender shall terminate whether or not the full amount of the Term 3 Loan Commitments are funded as of such date. As of the Effective Date, after giving effect to the Term 3 Loan Advance made on the Effective Date in the principal amount of Eighty-Five Million and No/100 Dollars ($85,000,000.00), the aggregate unfunded Term 3 Loan Commitments available for Term 3 Loan Advances during the Term 3 Loan Commitment Period equals Two Hundred Fifteen Million and No/100 Dollars ($215,000,000.00).

(d)            Request for Term Loans. The Borrower shall deliver to the Administrative Agent a Notice of Borrowing requesting that the Term Loan Lenders make Term Loans on the Effective Date (or, with respect to the Term 3 Loan, the date of the proposed Term 3 Loan Advance). Such Notice of Borrowing shall be delivered to the Administrative Agent not later than 9:00 a.m. Pacific time at least one (1) Business Day prior to the Effective Date (or, with respect to the Term 3 Loan, the date of the proposed Term 3 Loan Advance) for Term Loans that are to be Base Rate Loans and not later than 9:00 a.m. Pacific time at least three (3) Business Days prior to the Effective Date (or, with respect to the Term 3 Loan, the date of the proposed Term 3 Loan Advance) for Term Loans that are to be SOFR Loans. Such Notice of Borrowing shall specify the aggregate principal amount of the Term 1 Loans, Term 2 Loans and Term 3 Loans to be borrowed, the Type of the requested Term 1 Loans, Term 2 Loans and Term 3 Loans, and if such Term 1 Loans, Term 2 Loans or Term 3 Loans are to be Term SOFR Loans, the initial Interest Period for such Term Loans, and with respect to the Term 3 Loans, the date such Term 3 Loans are to be borrowed (which must be a Business Day).

(e)            Funding of Term Loans. Promptly after receipt of the Notice of Borrowing under the immediately preceding subsection (b), the Administrative Agent shall notify each Term 1 Loan Lender, Term 2 Loan Lender and Term 3 Loan Lender of the proposed borrowing. Each Term 1 Loan Lender, Term 2 Loan Lender and Term 3 Loan Lender shall deposit an amount equal to the Term 1 Loan, Term 2 Loan and/or Term 3 Loan to be made by such Term Loan Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds not later than 9:00 a.m. Pacific time on the Effective Date (or, with respect to the Term 3 Loan, the date of the proposed Term 3 Loan Advance). Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower in the account specified in the Disbursement Instruction Agreement, the proceeds of such amounts received by the Administrative Agent on the Effective Date (or, with respect to the Term 3 Loan, the date of the proposed Term 3 Loan Advance).

(f)            Assumptions Regarding Funding by Term Loan Lenders. With respect to Term Loans to be made on the Effective Date (or, with respect to the Term 3 Loan, during the Term 3 Loan Commitment Period), unless the Administrative Agent shall have been notified by any Term Loan Lender that such Lender will not make available to the Administrative Agent a Term Loan to be made by such Lender, the Administrative Agent may assume that such Lender will make the proceeds of such Term Loan available to the Administrative Agent in accordance with this Section, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Term Loan to be provided by such Lender. In such event, if such Lender does not make available to the Administrative Agent the proceeds of such Term Loan, then such Lender and the Borrower severally agree to pay to the Administrative Agent on demand the amount of such Term Loan with interest thereon, for each day from and including the date such Term Loan is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans that are Term Loan. If the Borrower and such Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays to the Administrative Agent the amount of such Term Loan, the amount so paid shall constitute such Lender’s Term Loan included in the borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Term Loan Lender that shall have failed to make available the proceeds of a Term Loan to be made by such Lender.

Section 2.3 Letters of Credit.

(a)            Letters of Credit. Subject to the terms and conditions of this Agreement, including without limitation, Section 2.15, each of the Issuing Banks, on behalf of the Revolving Lenders, agrees to issue for the account of the Borrower during the period from and including the Effective Date to, but excluding, the date thirty (30) days prior to the Revolving Termination Date, one or more standby letters of credit (each a “Letter of Credit”) up to a maximum aggregate Stated Amount at any one time outstanding not to exceed Seventy-Five Million and No/100 Dollars ($75,000,000.00), as such amount may be reduced from time to time in accordance with the terms hereof (the “L/C Commitment Amount”); provided, that an Issuing Bank shall not be obligated to issue any Letter of Credit if (w) after giving effect to such issuance, the aggregate Stated Amount of outstanding Letters of Credit issued by such Issuing Bank would exceed the lesser of (i) one-fourth (1/4) of the L/C Commitment Amount and (ii) the Revolving Commitment of such Issuing Bank in its capacity as a Revolving Lender minus the Revolving Credit Exposure of such Issuing Bank in its capacity as a Revolving Lender at such time, (x) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any Applicable Law with respect to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular, (y) the beneficiary of such Letter of Credit is a Sanctioned Person or (z) such issuance would conflict with, or cause such Issuing Bank or any Revolving Lender to exceed any limits imposed by, any Applicable Law.

(b)            Terms of Letters of Credit. At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the applicable Issuing Bank and the Borrower. Notwithstanding the foregoing, in no event may (i) the expiration date of any Letter of Credit extend beyond the date that is thirty (30) days prior to the Revolving Termination Date, or (ii) any Letter of Credit have an initial duration in excess of one year; provided, however, a Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the applicable Issuing Bank but in no event shall any such provision permit the extension of the expiration date of such Letter of Credit beyond the date that is thirty (30) days prior to the Revolving Termination Date; provided, further, that a Letter of Credit (any such Letter of Credit being referred to as an “Extended Letter of Credit”) may, as a result of its express terms or as the result of the effect of an automatic extension provision, have an expiration date of not more than one year beyond the date that is thirty (30) days prior to the Revolving Termination Date so long as the Borrower delivers to the Administrative Agent for its benefit and the benefit of the applicable Issuing Bank and the Revolving Lenders no later than thirty (30) days prior to the Revolving Termination Date Cash Collateral for such Letter of Credit for deposit into the Letter of Credit Collateral Account in an amount equal to the Stated Amount of such Letter of Credit; provided, that the obligations of the Borrower under this Section in respect of such Extended Letters of Credit shall survive the termination of this Agreement and shall remain in effect until no such Extended Letters of Credit remain outstanding. If the Borrower fails to provide Cash Collateral with respect to any Extended Letter of Credit by the date thirty (30) days prior to the Revolving Termination Date, such failure shall be treated as a drawing under such Extended Letter of Credit (in an amount equal to the maximum Stated Amount of such Letter of Credit), which shall be reimbursed (or participations therein funded) by the Revolving Lenders in accordance with the immediately following subsections (i) and (j), with the proceeds being utilized to provide Cash Collateral for such Letter of Credit. The initial Stated Amount of each Letter of Credit shall be at least One Hundred Thousand and No/100 Dollars ($100,000.00) (or such lesser amount as may be reasonably acceptable to the Administrative Agent and the applicable Issuing Bank).

(c)            Requests for Issuance of Letters of Credit. The Borrower shall give the Issuing Bank selected by the Borrower to issue a Letter of Credit and the Administrative Agent written notice at least five (5) Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) initial Stated Amount, (ii) beneficiary, and (iii) expiration date. The Borrower shall also execute and deliver such customary applications and agreements for standby letters of credit, and other forms as requested from time to time by the applicable Issuing Bank. Provided the Borrower has given the notice prescribed by the first sentence of this subsection and delivered such application and agreements referred to in the preceding sentence, subject to the other terms and conditions of this Agreement, including the applicable Issuing Banks’s approval of the form of the requested Letter of Credit pursuant to Section 2.3(b) and the satisfaction of any applicable conditions precedent set forth in Article VI, the applicable Issuing Bank shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary but in no event prior to the date five (5) Business Days following the date after which such Issuing Bank has received all of the items required to be delivered to it under this subsection. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires. Upon the written request of the Borrower, the Issuing Banks shall deliver to the Borrower a copy of each Letter of Credit issued by such Issuing Bank within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.

(d)            Reimbursement Obligations. Upon receipt by an Issuing Bank from the beneficiary of a Letter of Credit issued by such Issuing Bank of any demand for payment under such Letter of Credit and such Issuing Banks’s determination that such demand for payment complies with the requirements of such Letter of Credit, such Issuing Bank shall promptly notify the Borrower and the Administrative Agent of the amount to be paid by such Issuing Bank as a result of such demand and the date on which payment is to be made by such Issuing Bank to such beneficiary in respect of such demand; provided, however, that such Issuing Banks’s failure to give, or delay in giving, such notice shall not discharge the Borrower in any respect from the applicable Reimbursement Obligation. The Borrower hereby absolutely, unconditionally and irrevocably agrees to pay and reimburse the Issuing Banks for the amount of each demand for payment under a Letter of Credit on or prior to the date on which payment is to be made by the applicable Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind (other than notice as provided in this subsection). Upon receipt by an Issuing Bank of any payment in respect of any Reimbursement Obligation, such Issuing Bank shall promptly pay to each Revolving Lender that has acquired a participation therein under the second sentence of the immediately following subsection (i) such Lender’s Revolving Commitment Percentage of such payment.

(e)            Manner of Reimbursement. Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall advise the Administrative Agent and the applicable Issuing Bank whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse such Issuing Bank for the amount of the related demand for payment and, if it does, the Borrower shall submit a timely request for such borrowing as provided in the applicable provisions of this Agreement. If the Borrower fails to so advise the Administrative Agent and the applicable Issuing Bank, or if the Borrower fails to reimburse such Issuing Bank for a demand for payment under a Letter of Credit by the date of such payment, the failure of which such Issuing Bank shall promptly notify the Administrative Agent, then (i) if the applicable conditions contained in Article VI would permit the making of Revolving Loans, the Borrower shall be deemed to have requested a borrowing of Revolving Loans (which shall be Base Rate Loans) in an amount equal to the unpaid Reimbursement Obligation and the Administrative Agent shall give each Revolving Lender prompt notice of the amount of the Revolving Loan to be made available to the Administrative Agent not later than 10:00 a.m. Pacific time and (ii) if such conditions would not permit the making of Revolving Loans, the provisions of subsection (j) of this Section shall apply. The limitations set forth in the second sentence of Section 2.1(a) shall not apply to any borrowing of Base Rate Loans under this subsection.

(f)            Effect of Letters of Credit on Revolving Commitments. Upon the issuance by an Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been cancelled, the Revolving Commitment of each Revolving Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender’s Revolving Commitment Percentage and (ii) the sum of (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

(g)            Issuing Banks’ Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations. In examining documents presented in connection with drawings under Letters of Credit and making payments under such Letters of Credit against such documents, each Issuing Bank shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit. The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, none of the Issuing Banks, Administrative Agent or any of the Revolving Lenders shall be responsible for, and the Borrower’s obligations in respect of Letters of Credit shall not be affected in any manner by, (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, electronic mail, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit, or of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Banks, Administrative Agent or the Revolving Lenders. None of the above shall affect, impair or prevent the vesting of any of the applicable Issuing Bank’s or Administrative Agent’s rights or powers hereunder. Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment), shall not create against such Issuing Bank any liability to the Borrower, the Administrative Agent or any Revolving Lender. In this connection, the obligation of the Borrower to reimburse the applicable Issuing Bank for any drawing made under any Letter of Credit, and to repay any Revolving Loan made pursuant to the second sentence of the immediately preceding subsection (e), shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against any Issuing Bank, the Administrative Agent or any Revolving Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, any Issuing Bank, the Administrative Agent, any Revolving Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit or of the proceeds of any drawing under such Letter of Credit; (G) payment by an Issuing Bank under any Letter of Credit issued by such Issuing Bank against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of, or provide a right of setoff against, the Borrower’s Reimbursement Obligations. Notwithstanding anything to the contrary contained in this Section or Section 13.9, but not in limitation of the Borrower’s unconditional obligation to reimburse an Issuing Bank for any drawing made under a Letter of Credit issued by such Issuing Bank as provided in this Section and to repay any Revolving Loan made pursuant to the second sentence of the immediately preceding subsection (e), the Borrower shall have no obligation to indemnify the Administrative Agent, any Issuing Bank or any Lender in respect of any liability incurred by the Administrative Agent, such Issuing Bank or such Lender arising solely out of the gross negligence or willful misconduct of the Administrative Agent, such Issuing Bank or such Lender in respect of a Letter of Credit as determined by a court of competent jurisdiction in a final, non-appealable judgment. Notwithstanding the above, nothing in this Section shall affect any rights the Borrower may have with respect to the gross negligence or willful misconduct of the Administrative Agent, any Issuing Bank or any Lender with respect to any Letter of Credit.

(h)            Amendments, Etc. The issuance by an Issuing Bank of any amendment, supplement or other modification to any Letter of Credit issued by such Issuing Bank shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through such Issuing Bank), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Administrative Agent and appropriate Revolving Lenders required by Section 13.6 shall have consented thereto. In connection with any such amendment, supplement or other modification, the Borrower shall pay the fees, if any, payable under the last sentence of Section 3.5(c).

(i)            Revolving Lenders’ Participation in Letters of Credit. Immediately upon the issuance by an Issuing Bank of any Letter of Credit each Revolving Lender shall be deemed to have absolutely, irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Revolving Commitment Percentage of the liability of such Issuing Bank with respect to such Letter of Credit and each Revolving Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to such Issuing Bank to pay and discharge when due, such Lender’s Revolving Commitment Percentage of such Issuing Bank’s liability under such Letter of Credit. In addition, upon the making of each payment by a Revolving Lender to the Administrative Agent for the account of an Issuing Bank in respect of any Letter of Credit issued by such Issuing Bank pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of such Issuing Bank, Administrative Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the applicable Issuing Bank by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s Revolving Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to the applicable Issuing Bank pursuant to the second and the last sentences of Section 3.5(c)).

(j)            Payment Obligation of Revolving Lenders. Each Revolving Lender severally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, on demand in immediately available funds in Dollars the amount of such Lender’s Revolving Commitment Percentage of each drawing paid by such Issuing Bank under each Letter of Credit issued by such Issuing Bank to the extent such amount is not reimbursed by the Borrower pursuant to the immediately preceding subsection (d); provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Revolving Lender shall be required to fund, whether as a Revolving Loan or as a participation, shall not exceed such Lender’s Revolving Commitment Percentage of such drawing except as otherwise provided in Section 3.9(d). If the notice referenced in the second sentence of the immediately preceding subsection (e) is received by a Lender not later than 9:00 a.m. Pacific time, then such Revolving Lender shall make such payment available to the Administrative Agent not later than 12:00 p.m. Pacific time on the date of demand therefor; otherwise, such payment shall be made available to the Administrative Agent not later than 11:00 a.m. Pacific time on the next succeeding Business Day. Each Revolving Lender’s obligation to make such payments to the Administrative Agent under this subsection, and the Administrative Agent’s right to receive the same for the account of the applicable Issuing Bank, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Revolving Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 11.1(f) or (g), (iv) the termination of the Revolving Commitments or (v) the delivery of Cash Collateral in respect of any Extended Letter of Credit. Each such payment to the Administrative Agent for the account of an Issuing Bank shall be made without any offset, abatement, withholding or deduction whatsoever.

(k)            Information to Revolving Lenders. Periodically, each Issuing Bank shall deliver to the Administrative Agent, which shall promptly deliver the same to each Revolving Lender and the Borrower, a notice describing the aggregate amount of all Letters of Credit issued by such Issuing Bank and outstanding at such time. Upon the request of any Revolving Lender from time to time, each Issuing Bank shall deliver any other information reasonably requested by such Revolving Lender with respect to each Letter of Credit issued by such Issuing Bank and then outstanding. Other than as set forth in this subsection, the Issuing Banks shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of any Issuing Bank to perform its requirements under this subsection shall not relieve any Revolving Lender from its obligations under the immediately preceding subsection (j).

(l)            Extended Letters of Credit. Each Revolving Lender confirms that its obligations under the immediately preceding subsections (i) and (j) shall be reinstated in full and apply if the delivery of any Cash Collateral in respect of an Extended Letter of Credit is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise.

Section 2.4 Swingline Loans.

(a)            Swingline Loans. Subject to the terms and conditions hereof, including without limitation Section 2.15, the Swingline Lender agrees to make Swingline Loans to the Borrower, during the period from the Effective Date to but excluding the Swingline Maturity Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, the lesser (such lesser amount being referred to as the “Swingline Availability”) of (i) Forty Million and No/100 Dollars ($40,000,000.00), as such amount may be reduced from time to time in accordance with the terms hereof and (ii) the Revolving Commitment of the Swingline Lender in its capacity as a Revolving Lender minus the Revolving Credit Exposure of such Swingline Lender in its capacity as a Revolving Lender at such time. If at any time the aggregate principal amount of the Swingline Loans outstanding at such time exceeds the Swingline Availability at such time, the Borrower shall immediately pay the Administrative Agent for the account of the Swingline Lender the amount of such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans hereunder. The borrowing of a Swingline Loan shall not constitute usage of any Revolving Lender’s Revolving Commitment for purposes of calculation of the fee payable under Section 3.5(b).

(b)            Procedure for Borrowing Swingline Loans. The Borrower shall give the Administrative Agent and the Swingline Lender notice pursuant to a Notice of Swingline Borrowing or telephonic notice of each borrowing of a Swingline Loan. Each Notice of Swingline Borrowing shall be delivered to the Swingline Lender no later than 9:00 a.m. Pacific time on the proposed date of such borrowing. Any telephonic notice shall include all information to be specified in a written Notice of Swingline Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Swingline Borrowing sent to the Swingline Lender on the same day of the giving of such telephonic notice. Not later than 12:00 noon Pacific time on the date of the requested Swingline Loan and subject to satisfaction of the applicable conditions set forth in Section 6.2 for such borrowing, the Swingline Lender will make the proceeds of such Swingline Loan available to the Borrower in Dollars, in immediately available funds, in the account specified by the Borrower in the Disbursement Instruction Agreement.

(c)            Interest. Swingline Loans shall bear interest at a per annum rate equal to the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans that are Revolving Loans. Interest on Swingline Loans is solely for the account of the Swingline Lender (except to the extent a Revolving Lender acquires a participating interest in a Swingline Loan pursuant to the immediately following subsection (e)). All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in Section 2.5 with respect to interest on Base Rate Loans (except as the Swingline Lender and the Borrower may otherwise agree in writing in connection with any particular Swingline Loan).

(d)            Swingline Loan Amounts, Etc. Each Swingline Loan shall be in the minimum amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) and integral multiples of One Hundred Thousand and No/100 Dollars ($100,000.00) in excess thereof, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. Any voluntary prepayment of a Swingline Loan must be in integral multiples of One Hundred Thousand and No/100 Dollars ($100,000.00) or the aggregate principal amount of all outstanding Swingline Loans (or such other minimum amounts upon which the Swingline Lender and the Borrower may agree) and in connection with any such prepayment, the Borrower must give the Swingline Lender and the Administrative Agent prior written notice thereof no later than 9:00 a.m. Pacific time on the day prior to the date of such prepayment. The Swingline Loans shall, in addition to this Agreement, be evidenced by the Swingline Note.

(e)            Repayment and Participations of Swingline Loans. The Borrower agrees to repay each Swingline Loan within three (3) Business Day of demand therefor by the Swingline Lender and, in any event, within five (5) Business Days after the date such Swingline Loan was made; provided, that the proceeds of a Swingline Loan may not be used to pay a Swingline Loan. Notwithstanding the foregoing, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Swingline Maturity Date (or such earlier date as the Swingline Lender and the Borrower may agree in writing). In lieu of demanding repayment of any outstanding Swingline Loan from the Borrower, the Swingline Lender may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), request a borrowing of Revolving Loans that are Base Rate Loans from the Revolving Lenders in an amount equal to the principal balance of such Swingline Loan. The amount limitations contained in the second sentence of Section 2.1(a) shall not apply to any borrowing of such Revolving Loans made pursuant to this subsection. The Swingline Lender shall give notice to the Administrative Agent of any such borrowing of Revolving Loans not later than 9:00 a.m. Pacific time at least one Business Day prior to the proposed date of such borrowing. Promptly after receipt of such notice of borrowing of Revolving Loans from the Swingline Lender under the immediately preceding sentence, the Administrative Agent shall notify each Revolving Lender of the proposed borrowing. Not later than 9:00 a.m. Pacific time on the proposed date of such borrowing, each Revolving Lender will make available to the Administrative Agent at the Principal Office for the account of the Swingline Lender, in immediately available funds, the proceeds of the Revolving Loan to be made by such Lender. The Administrative Agent shall pay the proceeds of such Revolving Loans to the Swingline Lender, which shall apply such proceeds to repay such Swingline Loan. If the Revolving Lenders are prohibited from making Revolving Loans required to be made under this subsection for any reason whatsoever, including without limitation, the existence of any of the Defaults or Events of Default described in Sections 11.1(f) or (g), each Revolving Lender shall purchase from the Swingline Lender, without recourse or warranty, an undivided interest and participation to the extent of such Revolving Lender’s Revolving Commitment Percentage of such Swingline Loan, by directly purchasing a participation in such Swingline Loan in such amount and paying the proceeds thereof to the Administrative Agent for the account of the Swingline Lender in Dollars and in immediately available funds. A Revolving Lender’s obligation to purchase such a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Lender or any other Person may have or claim against the Administrative Agent, the Swingline Lender or any other Person whatsoever, (ii) the existence of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in Sections 11.1(f) or (g)), or the termination of any Revolving Lender’s Revolving Commitment, (iii) the existence (or alleged existence) of an event or condition which has had or could have a Material Adverse Effect, (iv) any breach of any Loan Document by the Administrative Agent, any Lender, the Parent, the Borrower or any other Loan Party, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Revolving Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon the Swingline Lender’s demand therefor, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Revolving Lenders to purchase a participation therein). Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Revolving Loans, and any other amounts due it hereunder, to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise)

Section 2.5 Rates and Payment of Interest on Loans.

(a)            Rates.

(i)            The Borrower promises to pay to the Administrative Agent for the account of each Revolving Lender interest on the unpaid principal amount of each Revolving Loan made by such Revolving Lender for the period from and including the date of the making of such Revolving Loan to but excluding the date such Revolving Loan shall be paid in full, at the following per annum rates:

(A)            during such periods as such Revolving Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Revolving Loans that are Base Rate Loans;

(B)            during such periods as such Revolving Loan is a Daily Simple SOFR Loan, at Daily Simple SOFR for such Revolving Loan, plus the Applicable Margin for Revolving Loans that are SOFR Loans; and

(C)            during such periods as such Revolving Loan is a Term SOFR Loan, at Term SOFR for such Revolving Loan for the Interest Period therefor, plus the Applicable Margin for Revolving Loans that are SOFR Loans.

(ii)            The Borrower promises to pay to the Administrative Agent for the account of each Term Loan Lender interest on the unpaid principal amount of each Term Loan made by such Term Loan Lender for the period from and including the date of the making of such Term Loan to but excluding the date such Term Loan shall be paid in full, at the following per annum rates:

(A)            during such periods as such Term Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Term Loans that are Base Rate Loans; and

(B)            during such periods as such Term Loan is a Daily Simple SOFR Loan, at Daily Simple SOFR for such Term Loan, plus the Applicable Margin for Term Loans that are SOFR Loans; and

(C)            during such periods as such Term Loan is a Term SOFR Loan, at Term SOFR for such Loan for the Interest Period therefor, plus the Applicable Margin for Term Loans that are SOFR Loans.

Notwithstanding the foregoing, while an Event of Default exists under Sections 11.1(a), 11.1(b), 11.1(f), or 11.1(g), or at the direction of the Requisite Lenders upon the existence of any other Event of Default, the Borrower shall pay to the Administrative Agent for the account of each Class of Lenders and the Issuing Banks, as the case may be, interest at the Post-Default Rate on the outstanding principal amount of any Class of Loans made by such Lender, on all Reimbursement Obligations and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b)            Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable (i) monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective Date and (ii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Interest payable at the Post-Default Rate shall be payable from time to time on demand. All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

(c)            Borrower Information Used to Determine Applicable Interest Rates. The parties understand that the applicable interest rate for the Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by the Parent or the Borrower (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by the Parent or the Borrower) at the time it was delivered to the Administrative Agent, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information. The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay such additional interest or fees due to the Administrative Agent, for the account of each Lender, within five (5) Business Days of receipt of such written notice. Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s, any Issuing Bank’s, or any Lender’s other rights under this Agreement.

Section 2.6 Number of Interest Periods.

There may be no more than seven (7) different Interest Periods for Term SOFR Loans outstanding at the same time.

Section 2.7 Repayment of Loans.

The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, each Class of Loans on the Termination Date for such Class of Loans.

Section 2.8 Prepayments.

(a)            Optional. Subject to Section 5.4, the Borrower may prepay any Loan at any time without premium or penalty. The Borrower shall give the Administrative Agent at least two (2) Business Days prior written notice of the prepayment of any Loan. Each voluntary partial prepayment of Loans shall be in an aggregate minimum amount of One Hundred Thousand and No/100 Dollars ($100,000.00) and integral multiples of One Hundred Thousand and No/100 Dollars ($100,000.00) in excess thereof.

(b)            Mandatory.

(i)            Overadvance. If at any time the aggregate principal amount of all outstanding Revolving Loans and Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceeds the aggregate amount of the Revolving Commitments, the Borrower shall immediately upon demand pay to the Administrative Agent for the account of the Revolving Lenders then holding Revolving Commitments (or if the Revolving Commitments have been terminated, then holding outstanding Revolving Loans and/or Letter of Credit Liabilities), the amount of such excess.

(ii)           [Intentionally Omitted];

(iii)           Application of Mandatory Prepayments. Amounts paid under the preceding subsection (b)(i) shall be applied to pay all amounts of principal outstanding on the Revolving Loans and any Reimbursement Obligations pro rata in accordance with Section 3.2 and if any Letters of Credit are outstanding at such time, the remainder, if any, shall be deposited into the Letter of Credit Collateral Account for application to any Reimbursement Obligations.

Section 2.9 Continuation.

So long as no Default or Event of Default exists, the Borrower may on any Business Day, with respect to any Term SOFR Loan, elect to maintain such Term SOFR Loan or any portion thereof as a Term SOFR Loan by selecting a new Interest Period for such Term SOFR Loan. Each Continuation of Term SOFR Loans of the same Class shall be in an aggregate minimum amount of One Million and No/100 Dollars ($1,000,000.00) and integral multiples of One Hundred Thousand and No/100 Dollars ($100,000.00) in excess of that amount, and each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 9:00 a.m. Pacific time on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the Term SOFR Loans, Class and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender holding Loans being Continued of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any Term SOFR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, continue as a Term SOFR Loan with an Interest Period of one month; provided, however that if a Default or Event of Default exists, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.10 or the Borrower’s failure to comply with any of the terms of such Section.

Section 2.10 Conversion.

The Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Administrative Agent by telecopy, electronic mail or other similar form of communication, Convert all or a portion of a Loan of one Type into a Loan of another Type; provided, however, a Base Rate Loan may not be Converted into a SOFR Loan if a Default or Event of Default exists. Each Conversion of Base Rate Loans of the same Class into SOFR Loans of the same Class shall be in an aggregate minimum amount of One Million and No/100 Dollars ($1,000,000.00) and integral multiples of One Hundred Thousand and No/100 Dollars ($100,000.00) in excess of that amount. Each such Notice of Conversion shall be given not later than 9:00 a.m. Pacific time three (3) Business Days prior to the date of any proposed Conversion. Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender holding Loans being Converted of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type and Class of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a Term SOFR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.11 Notes.

(a)            Notes. Except in the case of a Lender that has notified the Administrative Agent in writing that it elects not to receive a Note, the Loans of any Class made by each Lender in such Class shall, in addition to this Agreement, also be evidenced by a Note of such Class, payable to the order of such Lender in a principal amount equal to the amount of its Commitment of such Class as originally in effect and otherwise duly completed. The Swingline Loans made by the Swingline Lender to the Borrower shall, in addition to this Agreement, also be evidenced by a Swingline Note payable to the order of the Swingline Lender.

(b)            Records. The date, amount, interest rate, Type, Class and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be evidenced by one or more accounts or records maintained by such Lender or and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c)            Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii)(A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.12 Voluntary Reductions of the Commitment.

(a)            Voluntary Reduction of the Revolving Commitments. The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Revolving Commitments (for which purpose use of the Revolving Commitments shall be deemed to include the aggregate amount of all Letter of Credit Liabilities and the aggregate principal amount of all outstanding Swingline Loans) at any time and from time to time without penalty or premium upon not less than five (5) Business Days prior written notice to the Administrative Agent of each such termination or reduction (or such shorter period as the Administrative Agent may agree in its reasonable discretion), which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Revolving Commitments shall not be less than Ten Million and No/100 Dollars ($10,000,000.00) and integral multiples of Five Million and No/100 Dollars ($5,000,000.00) in excess of that amount in the aggregate) and shall be irrevocable once given and effective only upon receipt by the Administrative Agent (“Revolving Commitment Reduction Notice”); provided, however, the Borrower may not reduce the aggregate amount of the Revolving Commitments below One Hundred Million and No/100 Dollars ($100,000,000.00) unless the Borrower is terminating the Revolving Commitments in full; and provided, further, a notice of termination of the Revolving Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date of termination). Promptly after receipt of a Revolving Commitment Reduction Notice the Administrative Agent shall notify each Revolving Lender of the proposed termination or Revolving Commitment reduction. The Revolving Commitments, once reduced or terminated pursuant to this Section, may not be increased or reinstated. The Borrower shall pay all interest and fees on the Revolving Loans accrued to the date of such reduction or termination of the Revolving Commitments to the Administrative Agent for the account of the Revolving Lenders, including but not limited to any applicable compensation due to each Lender in accordance with Section 5.4 of this Agreement.

(b)            Voluntary Reduction of the Term 3 Loan Commitments. The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Term 3 Loan Commitments at any time and from time to time without penalty or premium upon not less than five (5) Business Days prior written notice to the Administrative Agent of each such termination or reduction (or such shorter period as the Administrative Agent may agree in its reasonable discretion), which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Term 3 Loan Commitments shall not be less than Ten Million and No/100 Dollars ($10,000,000.00) and integral multiples of Five Million and No/100 Dollars ($5,000,000.00) in excess of that amount in the aggregate) and shall be irrevocable once given and effective only upon receipt by the Administrative Agent (“Term 3 Loan Commitment Reduction Notice”); provided, however, a notice of termination of the Term 3 Loan Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date of termination). Promptly after receipt of a Term 3 Loan Commitment Reduction Notice the Administrative Agent shall notify each Term 3 Loan Lender of the proposed termination or Term 3 Loan Commitment reduction. The Term 3 Loan Commitments, once reduced or terminated pursuant to this Section, may not be increased or reinstated. The Borrower shall pay all interest and fees on the Term 3 Loans accrued to the date of such reduction or termination of the Term 3 Loan Commitments to the Administrative Agent for the account of the Term 3 Loan Lenders, including but not limited to any applicable compensation due to each Lender in accordance with Section 5.4 of this Agreement.

Section 2.13 Extension of Revolving Termination Date, Term 1 Loan Maturity Date and Term 3 Loan Maturity Date.

(a)            Extension of Revolving Termination Date. The Borrower shall have the right, exercisable two times, to extend the Revolving Termination Date by six months per each request. The Borrower may exercise such right only by executing and delivering to the Administrative Agent at least thirty (30) days but not more than ninety (90) days prior to the current Revolving Termination Date, a written request for such extension (a “Revolving Extension Request”). The Administrative Agent shall notify the Revolving Lenders if it receives a Revolving Extension Request promptly upon receipt thereof and, subject to satisfaction of the following conditions, the Revolving Termination Date shall be extended for six months effective upon receipt by the Administrative Agent of each permitted Revolving Extension Request and payment of the fee referred to in the following clause (y): (x) immediately prior to such extension and immediately after giving effect thereto, (i) no Default or Event of Default shall exist and (ii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (or, to the extent qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (or, to the extent qualified by materiality or Material Adverse Effect, in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents and (y) the Borrower shall have paid the Fees payable under Section 3.5(d). At any time prior to the effectiveness of any such extension, upon the Administrative Agent’s request, the Borrower shall deliver to the Administrative Agent a certificate executed by a Responsible Officer of the Parent or the Borrower certifying the matters referred to in the immediately preceding clauses (x)(i) and (x)(ii).

(b)            Extension of Term 1 Loan Maturity Date. The Borrower shall have the right, exercisable two times, to extend the Term 1 Loan Maturity Date by six months. The Borrower may exercise such right only by executing and delivering to the Administrative Agent at least thirty (30) days but not more than ninety (90) days prior to the current Term 1 Loan Maturity Date, a written request for such extension (a “Term 1 Extension Request”). The Administrative Agent shall notify the Term 1 Loan Lenders if it receives an Extension Request promptly upon receipt thereof and, subject to satisfaction of the following conditions, the Term 1 Loan Maturity Date shall be extended for six months effective upon receipt by the Administrative Agent of the permitted Term 1 Extension Request and payment of the fee referred to in the following clause (y): (x) immediately prior to such extension and immediately after giving effect thereto, (i) no Default or Event of Default shall exist and (ii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (or, to the extent qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (or, to the extent qualified by materiality or Material Adverse Effect, in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents and (y) the Borrower shall have paid the Fees payable under Section 3.5(e). At any time prior to the effectiveness of any such extension, upon the Administrative Agent’s request, the Borrower shall deliver to the Administrative Agent a certificate executed by a Responsible Officer of the Parent or the Borrower certifying the matters referred to in the immediately preceding clauses (x)(i) and (x)(ii).

(c)            Extension of Term 3 Loan Maturity Date. The Borrower shall have the right, exercisable two times, to extend the Term 3 Loan Maturity Date by six months. The Borrower may exercise such right only by executing and delivering to the Administrative Agent at least thirty (30) days but not more than ninety (90) days prior to the current Term 3 Loan Maturity Date, a written request for such extension (a “Term 3 Extension Request”). The Administrative Agent shall notify the Term 3 Loan Lenders if it receives an Extension Request promptly upon receipt thereof and, subject to satisfaction of the following conditions, the Term 3 Loan Maturity Date shall be extended for six months effective upon receipt by the Administrative Agent of the permitted Term 3 Extension Request and payment of the fee referred to in the following clause (y): (x) immediately prior to such extension and immediately after giving effect thereto, (i) no Default or Event of Default shall exist and (ii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (or, to the extent qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (or, to the extent qualified by materiality or Material Adverse Effect, in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents and (y) the Borrower shall have paid the Fees payable under Section 3.5(f). At any time prior to the effectiveness of any such extension, upon the Administrative Agent’s request, the Borrower shall deliver to the Administrative Agent a certificate executed by a Responsible Officer of the Parent or the Borrower certifying the matters referred to in the immediately preceding clauses (x)(i) and (x)(ii).

Section 2.14 Expiration Date of Letters of Credit Past Revolving Commitment Termination.

If on the date the Revolving Commitments are terminated or reduced to zero (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise) there are any Letters of Credit outstanding hereunder and the aggregate Stated Amount of such Letters of Credit exceeds the balance of available funds on deposit in the Letter of Credit Collateral Account, then the Borrower shall, on such date, pay to the Administrative Agent, for its benefit and the benefit of the Revolving Lenders and the Issuing Banks, for deposit into the Letter of Credit Collateral Account, an amount of money equal to the amount of such excess.

Section 2.15 Amount Limitations.

Notwithstanding any other term of this Agreement or any other Loan Document, no Revolving Lender shall be required to make a Revolving Loan, the Swingline Lender shall not be required to make a Swingline Loan, no Issuing Bank shall be required to issue a Letter of Credit and no reduction of the Revolving Commitments pursuant to Section 2.12 shall take effect, if immediately after the making of such Loan, the issuance of such Letter of Credit or such reduction in the Revolving Commitments the aggregate principal amount of all outstanding Revolving Loans and Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the aggregate amount of the Revolving Commitments at such time.

Section 2.16 Increase in Commitments; Additional Term Loans.

The Borrower shall have the right (a) up to but excluding the Revolving Termination Date, to request increases in the aggregate amount of the Revolving Commitments, (b) up to but excluding the Term 1 Loan Maturity Date, to request the making of additional Term 1 Loans, (c) up to but excluding the Term 2 Loan Maturity Date, to request the making of additional Term 2 Loans, and (d) up to but excluding the Term 3 Loan Maturity Date, to request the making of additional Term 3 Loans (or, prior to the expiration of the Term 3 Loan Commitment Period, increases in the aggregate amount of Term 3 Loan Commitments), in each case, by providing written notice thereof to the Administrative Agent, which notice shall specify the Class and amount of Loans requested and shall be irrevocable once given; provided, however, that after giving effect to any such Revolving Commitment increases, additional Term 1 Loans, additional Term 2 Loans or additional Term 3 Loans (or Term 3 Loan Commitment increases, as applicable), the aggregate amount of the Revolving Commitments, the aggregate outstanding principal balance of the Term 1 Loans, the aggregate outstanding principal balance of the Term 2 Loans, the aggregate amount of the Term 3 Loan Commitments, and the aggregate outstanding principal balance of the Term 3 Loans shall not exceed One Billion Eight Hundred Million and No/100 Dollars ($1,800,000,000.00) (less the amount of any reductions of the Revolving Commitments or unfunded Term 3 Loan Commitments effected pursuant to Section 2.12 and any prepayments of Term Loans, in each case, prior to such date). Additional Term 1 Loans shall be subject to the same terms and conditions of this Agreement that are applicable to all other Term 1 Loans. Additional Term 2 Loans shall be subject to the same terms and conditions of this Agreement that are applicable to all other Term 2 Loans. Additional Term 3 Loans shall be subject to the same terms and conditions of this Agreement that are applicable to all other Term 3 Loans. Each such increase in the Revolving Commitments, Term 3 Loan Commitments or additional Term Loans must be an aggregate minimum amount of Fifty Million and No/100 Dollars ($50,000,000.00) and integral multiples of Five Million and No/100 Dollars ($5,000,000.00) in excess thereof. The Administrative Agent, in consultation with and with the consent of the Borrower, shall manage all aspects of the syndication of such increase in the Revolving Commitments or additional Term Loans, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such increase or additional Term Loans and the allocations of the increase in the Revolving Commitments, Term 3 Loan Commitments and/or Term Loans among such existing Lenders and/or other banks, financial institutions and other institutional lenders. No Lender shall be obligated in any way whatsoever to increase its Commitment, provide a new Commitment or provide Term Loans, and any new Lender becoming a party to this Agreement in connection with any such requested increase must be an Eligible Assignee. If a new Revolving Lender becomes a party to this Agreement, or if any existing Revolving Lender is increasing its Revolving Commitment, such Revolving Lender shall on the date it becomes a Revolving Lender hereunder (or in the case of an existing Revolving Lender, increases its Revolving Commitment) (and as a condition thereto) purchase from the other Lenders its Revolving Commitment Percentage (determined with respect to the Revolving Lenders’ relative Revolving Commitments and after giving effect to the increase of Revolving Commitments) of any outstanding Revolving Loans, by making available to the Administrative Agent for the account of such other Revolving Lenders, in immediately available funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Revolving Lender, plus (B) the aggregate amount of payments previously made by the other Revolving Lenders under Section 2.3(j) that have not been repaid, plus (C) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans. If a new Term 3 Loan Lender becomes a party to this Agreement during the Term 3 Loan Commitment Period, or if any existing Term 3 Loan Lender is increasing its Term 3 Loan Commitment, such Term 3 Loan Lender shall on the date it becomes a Term 3 Loan Lender hereunder (or in the case of an existing Term 3 Loan Lender, increases its Term 3 Loan Commitment) (and as a condition thereto) purchase from the other Lenders its Term 3 Loan Commitment Percentage (determined with respect to the Term 3 Loan Lenders’ relative Term 3 Loan Commitments and after giving effect to the increase of Term 3 Loan Commitments) of any outstanding Term 3 Loans, by making available to the Administrative Agent for the account of such other Term 3 Loan Lenders, in immediately available funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Term 3 Loans to be purchased by such Term 3 Loan Lender, plus (B) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Term 3 Loans. The Borrower shall pay to the Revolving Lenders and Term 3 Loan Lenders amounts payable, if any, to such Revolving Lenders and Term 3 Loan Lenders under Section 5.4 as a result of the prepayment of any such Revolving Loans or Term 3 Loans, as applicable. Effecting the increase of the Revolving Commitments, Term 3 Loan Commitments or the making of any additional Term Loans under this Section is subject to the following conditions precedent: (x) no Default or Event of Default shall be in existence on the effective date of such increase, (y) the representations and warranties made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party shall be true and accurate in all material respects (or, to the extent qualified by materiality or Material Adverse Effect, in all respects) on the effective date of such increase except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects (or, to the extent qualified by materiality or Material Adverse Effect, in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited hereunder, and (z)  the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all corporate, partnership or other necessary action taken by the Parent and the Borrower to authorize such increase or additional Term Loans and (B) all corporate, partnership, member or other necessary action taken by each Guarantor authorizing the guaranty of such increase or additional Term Loans; (ii) an opinion of counsel to the Parent, the Borrower and the Guarantors, and addressed to the Administrative Agent and the Lenders covering such matters as reasonably requested by the Administrative Agent, and (iii) new Notes executed by the Borrower, payable to any new Lenders and replacement Notes executed by the Borrower, payable to any existing Lenders increasing their Commitments or making additional Term Loans, in the amount of such Lender’s Commitment or Term Loans, as the case may be, at the time of the effectiveness of the applicable increase in the aggregate amount of the Revolving Commitments, Term 3 Loan Commitments or the making of any additional Term Loans. In connection with any increase in the aggregate amount of the Revolving Commitments, Term 3 Loan Commitments or making of any additional Term Loans pursuant to this Section 2.16 any Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and Anti-Money Laundering Laws, including, without limitation, the Patriot Act.

Section 2.17 Funds Transfer Disbursements.

The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Disbursement Instruction Agreement.

Article III. Payments, Fees and Other General Provisions

Section 3.1 Payments.

(a)            Payments by Borrower. Except to the extent otherwise provided herein, all payments of principal, interest, Fees and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim (excluding Taxes required to be withheld pursuant to Section 3.10), to the Administrative Agent at the Principal Office, not later than 11:00 a.m. Pacific time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 11.5, the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. Each payment received by the Administrative Agent for the account of an Issuing Bank under this Agreement shall be paid to the applicable Issuing Bank by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Issuing Bank to the Administrative Agent from time to time, for the account of such Issuing Bank. In the event the Administrative Agent fails to pay such amounts to such Lender or such Issuing Bank, as the case may be, (i) by 5:00 p.m. Pacific time on the Business Day such funds are received by the Administrative Agent, if such amounts are received by 11:00 a.m. Pacific time on such date or (ii) by 5:00 p.m. Pacific time on the Business Day following the date such funds are received by the Administrative Agent, if such amounts are received after 11:00 a.m. Pacific time on any Business Day, the Administrative Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.

(b)            Presumptions Regarding Payments by Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender or such Issuing Banks, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 3.2 Pro Rata Treatment.

Except to the extent otherwise provided herein: (a) each borrowing from the Revolving Lenders under Sections 2.1(a) and 2.3(e) shall be made from the Revolving Lenders, each payment of the Fees under Sections 3.5(a) (as applicable), 3.5(b), the first sentence of 3.5(c), and 3.5(d) shall be made for the account of the Revolving Lenders, and each termination or reduction of the amount of the Revolving Commitments under Section 2.12 shall be applied to the respective Revolving Commitments of the Revolving Lenders, pro rata according to their respective Revolving Commitment Percentages; (b) the making of Term 1 Loans shall be made from the Term 1 Loan Lenders, and each payment of the Fees under Section 3.5(a) (as applicable) and Section 3.5(e) shall be made for the account of the Term 1 Loan Lenders, pro rata according to the amounts of their respective Term 1 Loan Commitments, (c) the making of Term 2 Loans shall be made from the Term 2 Loan Lenders, and each payment of the Fees under Section 3.5(a) (as applicable) shall be made for the account of the Term 2 Loan Lenders, pro rata according to the amounts of their respective Term 2 Loan Commitments, (d) the making of each Term 3 Loan Advance shall be made from the Term 3 Loan Lenders, each payment of the Fees under Sections 3.5(a) (as applicable), 3.5(f), and 3.5(h) shall be made for the account of the Term 3 Loan Lenders, pro rata according to their respective Term 3 Loan Commitment Percentages, (e) each payment or prepayment of principal of Loans of a Class shall be made for the account of the Lenders of such Class pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them, provided that, subject to Section 3.9, if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Revolving Lenders pro rata in accordance with their respective Revolving Commitments in effect at the time such Revolving Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Lenders pro rata in accordance with their respective Revolving Commitments; (f) each payment of interest in respect of a Class of Loans shall be made for the account of the Lenders of such Class, pro rata in accordance with the amounts of interest on such Class of Loans then due and payable to the respective Lenders of such Class; (g) the Conversion and Continuation of Loans of a particular Class and Type (other than Conversions provided for by Section 5.1(c) and Section 5.5) shall be made pro rata among the Lenders of such Class according to the amounts of their respective Loans of such Class and the then current Interest Period for each Lender’s portion of each such Loan of such Type shall be coterminous; (h) the Revolving Lenders’ participation in, and payment obligations in respect of, Letters of Credit under Section 2.3, shall be in accordance with their respective Revolving Commitment Percentages; and (i) the Revolving Lenders’ participation in, and payment obligations in respect of, Swingline Loans under Section 2.4, shall be in accordance with their respective Revolving Commitment Percentages. All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of the Swingline Lender only (except to the extent any Revolving Lender shall have acquired a participating interest in any such Swingline Loan pursuant to Section 2.4(e), in which case such payments shall be pro rata in accordance with such participating interests).

Section 3.3 Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any of its Loans of a Class made by it to the Borrower under this Agreement or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien, counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower or any other Loan Party to a Lender (other than a payment in respect of Specified Derivatives Obligations) not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders of the same Class in accordance with Section 3.2 or Section 11.5, as applicable, such Lender shall promptly purchase from the other Lenders of such Class participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders of such Class or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders of such Class shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2 or Section 11.5, as applicable. To such end, all the Lenders of such Class shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender of such Class so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders of such Class may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans of such Class in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4 Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5 Fees.

(a)            Closing Fee. On the Effective Date, the Borrower agrees to pay to the Administrative Agent, for its own account or the account of the Lenders, as applicable, all loan fees as have been agreed to in writing by the Borrower and the Administrative Agent.

(b)            Unused Facility Fees and Revolving Commitment Fees. During the period from the Effective Date to but excluding the Revolving Termination Date, the Borrower agrees to pay to the Administrative Agent for the account of the Revolving Lenders:

(i)            at all times prior to the Investment Grade Rating Date, an unused facility fee equal to the sum of the daily amount by which the aggregate amount of the Revolving Commitments exceeds the aggregate outstanding principal balance of Revolving Loans and Letter of Credit Liabilities set forth in the table below multiplied by the corresponding per annum rate set forth below:

Amount by Which Revolving Commitments Exceed Revolving Loans and Letter of Credit Liabilities	Unused Fee
$0 to and including an amount equal to 50% of the aggregate amount of Revolving Commitments	0.20% per annum
Greater than an amount equal to 50% of the aggregate amount of Revolving Commitments	0.25% per annum

(ii)            at all times on and after the Investment Grade Rating Date, a commitment fee equal to the daily aggregate amount of the Revolving Commitments (whether or not utilized) multiplied by a per annum rate equal to the Applicable Facility Fee. The Borrower acknowledges that the fee payable under this subclause (ii) is a bona fide commitment fee and is intended as reasonable compensation to the Revolving Lenders for committing to make funds available to the Borrower as described herein and for no other purposes.

All fees in this clause (b) shall be computed on a daily basis and payable quarterly in arrears on the first day of each January, April, July and October during the term of this Agreement and on the Revolving Termination Date or any earlier date of termination of the Revolving Commitments or reduction of the Revolving Commitments to zero.

(c)            Letter of Credit Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a letter of credit fee at a rate per annum equal to the Applicable Margin for Term SOFR Loans that are Revolving Loans times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) to and including the date such Letter of Credit expires or is cancelled or terminated or (y) to but excluding the date such Letter of Credit is drawn in full; provided, however, notwithstanding anything to the contrary contained herein, while any Event of Default exists, such letter of credit fees shall accrue at the Post-Default Rate. In addition to such fees, the Borrower shall pay to each Issuing Bank, solely for its own account, a fronting fee in respect of each Letter of Credit issued by such Issuing Bank equal to twelve and one-half one hundredths of one percent (0.125%) of the Stated Amount of such Letter of Credit; provided, however, in no event shall the aggregate amount of such fee in respect of any Letter of Credit be less than Five Hundred and No/100 Dollars ($500.00). The fees provided for in this subsection shall be nonrefundable and payable, in the case of the fee provided for in the first sentence, in arrears (i) quarterly on the first day of January, April, July and October, (ii) on the Revolving Termination Date, (iii) on the date the Revolving Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Administrative Agent and in the case of the fee provided for in the second sentence, at the time of issuance of such Letter of Credit. The Borrower shall pay directly to the Issuing Banks from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged or incurred by such Issuing Bank from time to time in like circumstances with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued by such Issuing Bank or any other transaction relating thereto.

(d)            Revolving Commitment Extension Fee. If the Revolving Termination Date is being extended in accordance with Section 2.13(a), the Borrower shall pay to the Administrative Agent for the account of each Revolving Lender a fee for each such extension equal to seventy-five one-thousandths of one percent (0.075%) of the amount of such Lender’s Revolving Commitment (whether or not utilized). Such fee shall be due and payable in full on the effective date of such extension.

(e)            Term 1 Loan Extension Fee. If the Term 1 Loan Maturity Date is being extended in accordance with Section 2.13(b), the Borrower shall pay to the Administrative Agent for the account of each Term 1 Loan Lender a fee for such extension equal to seventy-five thousandths of one percent (0.075%) of the amount of such Lender’s Term 1 Loan Commitment. Such fee shall be due and payable in full on the effective date of such extension.

(f)            Term 3 Loan Extension Fee. If the Term 3 Loan Maturity Date is being extended in accordance with Section 2.13(c), the Borrower shall pay to the Administrative Agent for the account of each Term 3 Loan Lender a fee for such extension equal to seventy-five thousandths of one percent (0.075%) of the amount of such Lender’s Term 3 Loan Commitment. Such fee shall be due and payable in full on the effective date of such extension.

(g)            Administrative and Other Fees. The Borrower agrees to pay the administrative fees, arrangement fees and other fees of the Administrative Agent and the Lead Arrangers as provided in the Fee Letters and as may be otherwise agreed to in writing from time to time by the Borrower and the Administrative Agent.

(h)            Term 3 Loan Ticking Fee. During the Term 3 Loan Commitment Period, the Borrower agrees to pay to Administrative Agent, for the account of the Term 3 Loan Lenders, an unused fee equal to twenty-five hundredths of one percent (0.25%) per annum on the daily amount of the unfunded Term 3 Loan Commitments. All fees in this clause (h) shall be computed on a daily basis and payable quarterly in arrears on the first day of each January, April, July and October during the Term Loan Commitment Period and on the expiration of the Term 3 Loan Commitment Period or any earlier date of termination of the Loan 3 Loan Commitments or reduction of the Term 3 Loan Commitments to zero.

Section 3.6 Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed.

Section 3.7 Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Sections 2.5(a)(i) and (ii) and, with respect to Swingline Loans, in Section 2.4(c). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, commitment fees, facility fees, closing fees, letter of credit fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, in each case in connection with the transactions contemplated by this Agreement and the other Loan Documents are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.8 Statements of Account.

The Administrative Agent will account to the Borrower quarterly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed conclusive upon the Borrower absent manifest error. The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.9 Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a)            Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders and in Section 13.5.

(b)            Defaulting Lender Waterfall. Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.3 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Defaulting Lender that is a Revolving Lender, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks or the Swingline Lender hereunder; third, in the case of a Defaulting Lender that is a Revolving Lender, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with subsection (e) below; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Revolving Loans and/or Term 3 Loans under this Agreement and (y) in the case of a Defaulting Lender that is a Revolving Lender, Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with subsection (e) below; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans of any Class or amounts owing by such Defaulting Lender under Section 2.3(j) in respect of Letters of Credit (such amounts “L/C Disbursements”), in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Article VI were satisfied or waived, such payment shall be applied solely to pay the Loans of such Class of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans of such Class and, as applicable, funded and unfunded participations in Letter of Credit Liabilities and Swingline Loans are held by the Revolving Lenders pro rata in accordance with their respective Revolving Commitment Percentages (determined without giving effect to the immediately following subsection (d)) and all Term Loans are held by the Term Loan Lenders pro rata as if there had been no Defaulting Lenders that are Term Loan Lenders. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)            Certain Fees.

(i)            No Defaulting Lender shall be entitled to receive any Fee payable under Section 3.5(b) or Section 3.5(h) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(ii)            Each Defaulting Lender that is a Revolving Lender shall be entitled to receive the Fee payable under Section 3.5(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to the immediately following subsection (e).

(iii)            With respect to any Fee not required to be paid to any Defaulting Lender that is a Revolving Lender pursuant to the immediately preceding clause (ii), the Borrower shall (x) pay to each Non-Defaulting Lender that is a Revolving Lender that portion of any such Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to the immediately following subsection (d), (y) pay to each Issuing Bank and the Swingline Lender, as applicable, the amount of any such Fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Banks’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such Fee.

(d)            Reallocation of Participations to Reduce Fronting Exposure. In the case of a Defaulting Lender that is a Revolving Lender, all or any part of such Defaulting Lender’s participation in Letter of Credit Liabilities and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Commitment Percentages (determined without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender that is a Revolving Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 13.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Revolving Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(e)            Cash Collateral, Repayment of Swingline Loans.

(i)            If the reallocation described in the immediately preceding subsection (d) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize each Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in this subsection.

(ii)            At any time that there shall exist a Defaulting Lender that is a Revolving Lender, within one (1) Business Day following the written request of the Administrative Agent or the applicable Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize such Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to the immediately preceding subsection (d) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the aggregate Fronting Exposure of such Issuing Bank with respect to Letters of Credit issued by such Issuing Bank and outstanding at such time.

(iii)            The Borrower, and to the extent provided by any Defaulting Lender that is a Revolving Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the applicable Issuing Bank, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the obligation of Defaulting Lenders that are Revolving Lenders to fund participations in respect of Letter of Credit Liabilities, to be applied pursuant to the immediately following clause (iv). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the applicable Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the aggregate Fronting Exposure of the applicable Issuing Bank with respect to Letters of Credit issued by such Issuing Bank and outstanding at such time, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender that is a Revolving Lender).

(iv)            Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Liabilities (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(v)            Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Banks’ Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this subsection following (x) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Revolving Lender), or (y) the determination by the Administrative Agent and the applicable Issuing Bank that there exists excess Cash Collateral; provided that, subject to the immediately preceding subsection (b), the Person providing Cash Collateral and the applicable Issuing Bank may (but shall not be obligated to) agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

(f)            Defaulting Lender Cure. If the Borrower and the Administrative Agent, and solely in the case of a Defaulting Lender that is a Revolving Lender, the Swingline Lender and the Issuing Banks agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause, as applicable, (i) the Revolving Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Revolving Lenders in accordance with their respective Revolving Commitment Percentages (determined without giving effect to the immediately preceding subsection (d)) and (ii) the Term Loans to be held by the Term Loan Lenders pro rata as if there had been no Defaulting Lenders of such Class, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(g)            New Swingline Loans/Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 3.10 Taxes.

(a)            Issuing Banks. For purposes of this Section, the term “Lender” includes the Issuing Banks and the term “Applicable Law” includes FATCA.

(b)            Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)            Payment of Other Taxes by the Borrower. The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)            Indemnification by the Borrower. The Borrower and the other Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)            Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.5 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection. The provisions of this subsection shall continue to inure to the benefit of an Administrative Agent following its resignation or removal as Administrative Agent.

(f)            Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)            Status of Lenders.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)            any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8BEN, or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)            an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8ECI;

(III)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(IV)            to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)            Administrative Agent. On or prior to the date it becomes a party to this Agreement, the Administrative Agent shall deliver to the Borrower either (i) an electronic copy (or an original if requested by the Borrower) of IRS Form W-9, or (ii) if the Administrative Agent is not a U.S. Person (a) an electronic copy (or an original if requested by the Borrower) of IRS Form W-8ECI with respect to payments to be received under the Loan Documents for its own account, and (b) with respect to payments received on account of any Lender, an electronic copy (or an original if requested by the Borrower) of IRS Form W-8IMY evidencing its agreement with the Borrower to be treated as a U.S. Person for U.S. federal withholding purposes and assuming primary responsibility for U.S. federal income tax withholding.

(j)            Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Article IV. Intentionally Omitted.

Article V. Yield Protection, Etc.

Section 5.1 Additional Costs; Capital Adequacy.

(a)            Capital Adequacy. If any Lender determines that any Regulatory Change affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity ratios or requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(b)            Additional Costs. In addition to, and not in limitation of the immediately preceding subsection (a), the Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it reasonably determines are attributable to its making, maintaining, continuing or converting of any SOFR Loans or its obligation to make any SOFR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such SOFR Loans or such obligation or the maintenance by such Lender of capital in respect of its SOFR Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such SOFR Loans or its Commitments (other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and Connection Income Taxes); or (ii) imposes or modifies any reserve, special deposit, compulsory loan, insurance charge or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on SOFR Loans is determined to the extent utilized when determining Daily Simple SOFR or Term SOFR, as applicable, for such Loans) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder) or (iii) imposes on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loans made by such Lender.

(c)            Lender’s Suspension of SOFR Loans. Without limiting the effect of the provisions of the immediately preceding subsections (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on Daily Simple SOFR Loans or Term SOFR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes Daily Simple SOFR Loans or Term SOFR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, SOFR Loans shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.5 shall apply).

(d)            Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any Tax (other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and Connection Income Taxes), reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to an Issuing Bank of issuing (or any Revolving Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by any Issuing Bank or any Revolving Lender hereunder in respect of any Letter of Credit, then, upon demand by such Issuing Bank or such Lender, the Borrower shall pay promptly, and in any event within three (3) Business Days of demand, to the applicable Issuing Bank or, in the case of such Lender, to the Administrative Agent for the account of such Lender, from time to time as specified by such Issuing Bank or such Lender, such additional amounts as shall be sufficient to compensate such Issuing Bank or such Lender for such increased costs or reductions in amount.

(e)            Notification and Determination of Additional Costs. Each of the Administrative Agent, each Issuing Bank, each Lender, and each Participant, as the case may be, agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Administrative Agent, such Issuing Bank, such Lender or such Participant to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Administrative Agent, any Issuing Bank, any Lender or any Participant to give such notice shall not release the Borrower from any of its obligations hereunder (and in the case of a Lender, to the Administrative Agent); provided further that no Lender shall be entitled to claim any additional cost, reduction in amounts, loss, tax or other additional amount under this Article V if such Lender fails to provide such notice to the Borrower within one hundred eighty (180) days of the date such Lender becomes aware of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amount. The Administrative Agent, each Issuing Bank, each Lender and each Participant, as the case may be, agrees to furnish to the Borrower (and in the case of the Issuing Banks, a Lender or a Participant to the Administrative Agent as well) a certificate setting forth in reasonable detail the basis and amount of each request for compensation under this Section. Determinations by the Administrative Agent, such Issuing Bank, such Lender, or such Participant, as the case may be, of the effect of any Regulatory Change shall be conclusive and binding for all purposes, provided that such determination is made on a reasonable basis and in good faith.

Section 5.2 Changed Circumstances.

(a)            Anything herein to the contrary notwithstanding and unless and until a Benchmark Replacement is implemented in accordance with Section 5.2(b) below, if, on or prior to the determination of Daily Simple SOFR or of Term SOFR for any Interest Period:

(i)            the Administrative Agent shall determine (which determination shall be conclusive) that reasonable and adequate means do not exist for ascertaining Daily Simple SOFR or Term SOFR for such Interest Period; or

(ii)            the Requisite Lenders reasonably determine (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of Daily Simple SOFR or Term SOFR upon the basis of which the rate of interest for Daily Simple SOFR or Term SOFR Loans, as applicable, for such Interest Period, as applicable, is to be determined do not adequately and fairly cover the cost to the Lenders of making or maintaining Daily Simple SOFR Loans or Term SOFR Loans for such Interest Period, as applicable;

then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional Daily Simple SOFR Loans or Term SOFR Loans, as applicable, (without limiting the obligation to make Base Rate Loans), Continue Term SOFR Loans or Convert Loans into Daily Simple SOFR Loans or Term SOFR Loans and the Borrower shall, immediately with respect to Daily Simple SOFR Loans and on the last day of each current Interest Period for each outstanding Term SOFR Loan, either prepay such Loan or Convert such Loan into a Base Rate Loan.

(b)            Benchmark Replacement Setting.

(i)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Requisite Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 5.2(b)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii)            Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right, in consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)            Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 5.2(b)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, the Borrower or any Lender (or group of Lenders) pursuant to this Section 5.2(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 5.2(b).

(iv)            Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)            Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of any affected SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans (1) immediately, in the case of Daily Simple SOFR Loans and (2) at the end of the applicable Interest Period, in the case of Term SOFR Loans. During any Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon such Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Section 5.3 Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall reasonably determine (which determination shall be conclusive and binding) that it has become unlawful for such Lender to honor its obligation to make or maintain Daily Simple SOFR Loans or Term SOFR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Administrative Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, Daily Simple SOFR Loans or Term SOFR Loans, as applicable, shall be suspended, in each case, until such time as such Lender may again make and maintain such SOFR Loans (in which case the provisions of Section 5.5 shall be applicable (without limiting the obligation to make Base Rate Loans)).

Section 5.4 Compensation.

The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of the Administrative Agent, such amount or amounts as the Administrative Agent shall determine in its reasonable discretion shall be sufficient to compensate such Lender for any loss, cost or expense (excluding lost profits) attributable to:

(a)            any payment or prepayment (whether mandatory or optional) of a Term SOFR Loan, or Conversion of a Term SOFR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b)            any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article VI to be satisfied) to borrow a Term SOFR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a Term SOFR Loan or Continue a Term SOFR Loan on the requested date of such Conversion or Continuation.

Not in limitation of the foregoing, such compensation shall include, without limitation, in the case of a Term SOFR Loan, an amount equal to the then present value of (A) the amount of interest that would have accrued on such Term SOFR Loan for the remainder of the Interest Period at the rate applicable to such Term SOFR Loan, less (B) the amount of interest that would accrue on the same Term SOFR Loan for the same period if Term SOFR were set on the date on which such Term SOFR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such Term SOFR Loan calculating present value by using as a discount rate Term SOFR quoted on such date. Upon the Borrower’s request, the Administrative Agent shall provide the Borrower with a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof. Any such statement shall be conclusive provided that such determination is made on a reasonable basis and in good faith.

Section 5.5 Treatment of Affected Loans.

If the obligation of any Lender to make SOFR Loans or to Continue, or to Convert Base Rate Loans into, SOFR Loans shall be suspended pursuant to Section 5.1(c), Section 5.2 or Section 5.3 then such Lender’s SOFR Loans shall be automatically Converted into Base Rate Loans (1) immediately, with respect to any Daily Simple SOFR Loans and (2) on the last day(s) of the then current Interest Period(s) for Term SOFR Loans (or, in the case of a Conversion required by Section 5.1(c), Section 5.2, or Section 5.3 on such earlier date as such Lender or the Administrative Agent, as applicable, may specify to the Borrower (with a copy to the Administrative Agent, as applicable)) and, unless and until such Lender or the Administrative Agent, as applicable, gives notice as provided below that the circumstances specified in Section 5.1, Section 5.2 or Section 5.3 that gave rise to such Conversion no longer exist:

(i)            to the extent that such Lender’s SOFR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s SOFR Loans shall be applied instead to its Base Rate Loans; and

(ii)            all Loans that would otherwise be made or Continued by such Lender as SOFR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into SOFR Loans shall remain as Base Rate Loans.

If such Lender or the Administrative Agent, as applicable, gives notice to the Borrower (with a copy to the Administrative Agent, as applicable) that the circumstances specified in Section 5.1(c), Section 5.2 or Section 5.3 that gave rise to the Conversion of such Lender’s SOFR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when SOFR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, (1) immediately, with respect to any Daily Simple SOFR Loans and (2) on the first day(s) of the next succeeding Interest Period(s) for such outstanding Term SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding such SOFR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

Section 5.6 Change of Lending Office.

Each Lender agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Section 3.10, Section 5.1 or Section 5.3 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

Section 5.7 Assumptions Concerning Funding of Term SOFR Loans.

Calculation of all amounts payable to a Lender under this Article shall be made as though such Lender had actually funded Term SOFR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Term SOFR Loans in an amount equal to the amount of the SOFR Loans and, in the case of Term SOFR Loans, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its Term SOFR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article.

Section 5.8 Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.10 or Section 5.1, and the Requisite Lenders are not also doing the same, or (b) the obligation of any Lender to make SOFR Loans or to Continue, or to Convert Base Rate Loans into, SOFR Loans shall be suspended pursuant to Sections 5.1(b) or 5.3 but the obligation of the Requisite Lenders shall not have been suspended under such Sections, (c) a Lender does not vote in favor of any amendment, modification or waiver to this Agreement which, pursuant to Section 13.6(b), requires the vote of such Lender, and the Requisite Lenders shall have voted in favor of such amendment, modification or waiver, or (d) a Lender is a Defaulting Lender, then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 13.5(b) for a purchase price equal to (x) the aggregate principal balance of all Loans then owing to the Affected Lender plus (y) the aggregate amount of payments previously made by the Affected Lender under Section 2.3(j) that have not been repaid, plus (z) any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee. Each of the Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Administrative Agent, such Affected Lender, any other Lender nor any Titled Agent be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to this Agreement (including, without limitation, pursuant to Sections 3.10, 5.1 or 5.4) with respect to the periods up to the date of replacement.

Article VI. Conditions Precedent

Section 6.1 Initial Conditions Precedent.

The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, is subject to the satisfaction of the following conditions precedent:

(a)            The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i)            counterparts of this Agreement executed by each of the parties hereto;

(ii)           Notes of each Class executed by the Borrower, payable to each Lender of such Class (other than any Lender that has requested that it not receive a Note) and complying with the terms of Section 2.11(a) and a replacement Swingline Note executed by the Borrower;

(iii)          the Guaranty executed by each of the Parent and each Material Subsidiary existing as of the Effective Date;

(iv)          the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of such Loan Party as being a true, correct and complete copy thereof as of the Agreement Date;

(v)           a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party;

(vi)          a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, authorized to execute and deliver on behalf of the Borrower Notices of Borrowing, Notices of Conversion, Notices of Continuation, Notices of Swingline Borrowing, and to request issuance of Letters of Credit;

(vii)         copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (B) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(viii)        an opinion of counsel to the Loan Parties (other than any Accommodation Subsidiary that is not a Material Subsidiary), addressed to the Administrative Agent and the Lenders and covering such customary matters as may be required by the Administrative Agent;

(ix)           evidence that the Fees then due and payable under Section 3.5, together with all other fees, expenses and reimbursement amounts due and payable to the Administrative Agent, the Lead Arrangers and any of the Lenders, including without limitation, the fees and expenses of counsel to the Administrative Agent, have been paid;

(x)            a Compliance Certificate calculated as of the Effective Date (giving pro forma effect to the financing evidenced by this Agreement and the use of the proceeds of the Loans to be funded on the Agreement Date);

(xi)           [intentionally omitted];

(xii)          a Disbursement Instruction Agreement effective as of the Agreement Date;

(xiii)         evidence of repayment in full of the Existing Term 2 Loan; and

(xiv)         such other documents, agreements and instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request.

The provisions of clauses (iv) through (viii) of the immediately preceding subsection (a) shall not apply to Accommodation Subsidiaries that are not also Material Subsidiaries.

(b)            There shall not have occurred or become known to the Administrative Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Parent, the Borrower and its Subsidiaries delivered to the Administrative Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;

(c)            No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened in writing which could reasonably be expected to (i) result in a Material Adverse Effect or (ii) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(d)            The Parent, the Borrower and its Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (i) any Applicable Law or (ii) any agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin or impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party; and

(e)            The Borrower and each other Loan Party shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of any Anti-Money Laundering Laws, including, without limitation, the PATRIOT Act and any applicable “know your customer” rules and regulations.

(f)            Each Loan Party or Subsidiary thereof that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to the Administrative Agent, and any Lender requesting the same, a Beneficial Ownership Certification in relation to such Loan Party or such Subsidiary, in each case at least five (5) Business Days prior to the Effective Date.

Section 6.2 Conditions Precedent to All Loans and Letters of Credit.

The obligations of (i) Lenders to make any Loans and (ii) the Issuing Banks to issue Letters of Credit are each subject to the further conditions precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto, and no violation of the limits described in Section 2.15 would occur after giving effect thereto; (b) the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (or, to the extent qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (or, to the extent qualified by materiality or Material Adverse Effect, in all respects) on and as of such earlier date)) and except for changes in factual circumstances not prohibited under the Loan Documents; and (c) in the case of the borrowing of Revolving Loans or Term 3 Loans, the Administrative Agent shall have received a timely Notice of Borrowing, and in the case of a Swingline Loan, the Swingline Lender shall have received a timely Notice of Swingline Borrowing, and in the case of the issuance of a Letter of Credit, the Issuing Banks and the Administrative Agent shall have received a timely request for the issuance of such Letter of Credit. Each Credit Event shall constitute a certification by the Borrower to the effect set forth in clauses (a) and (b) in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of such occurrence of such Credit Event). In addition, the Borrower shall be deemed to have represented to the Administrative Agent and the Lenders at the time any Loan is made or any Letter of Credit is issued that all conditions to the making of such Loan or issuing of such Letter of Credit contained in this Section have been satisfied.

Article VII. Representations and Warranties

Section 7.1 Representations and Warranties.

In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans and, in the case of the Issuing Banks, to issue Letters of Credit, the Parent and the Borrower represent and warrant to the Administrative Agent, each Issuing Bank and each Lender as follows:

(a)            Organization; Power; Qualification. Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries is a corporation, partnership, limited liability company or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, limited liability company, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b)            Ownership Structure. As of the Effective Date, Part I of Schedule 7.1(b) is a complete and correct list of all Subsidiaries of the Parent setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interests in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person, (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests and (v) whether such Subsidiary is a Material Subsidiary, a Significant Subsidiary, an Excluded Subsidiary, an Accommodation Subsidiary on the Effective Date or none of the foregoing. Except as disclosed in such Schedule, as of the Effective Date (A) each of the Parent and its Subsidiaries owns, free and clear of all Liens (other than Permitted Liens), and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule 7.1(b), other than in the case of an Excluded Subsidiary, customary restrictions on the right to vote the Equity Interests of such Excluded Subsidiary relating to Nonrecourse Indebtedness, (B) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (C) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. As of the Effective Date, Part II of Schedule 7.1(b) correctly sets forth all Unconsolidated Affiliates of the Parent, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Parent.

(c)            Authorization of Loan Documents and Borrowings. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. The Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents and the Fee Letters to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents and the Fee Letters to which any Loan Party is a party have been duly executed and delivered by the duly authorized officers, agents and/or signatories of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(d)            Compliance of Loan Documents with Laws, Etc. The execution, delivery and performance of this Agreement, the Notes, the other Loan Documents to which any Loan Party is a party and of the Fee Letters in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Loan Party, or any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than in favor of the Administrative Agent for its benefit and the benefit of the other Lender Parties.

(e)            Compliance with Law; Governmental Approvals. Each of the Borrower, the other Loan Parties and the other Subsidiaries is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws (including, without limitation, Environmental Laws) relating to it except for noncompliances which, and Governmental Approvals the failure to possess which, could not, in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.

(f)            Title to Properties; Liens. As of the Effective Date, Part I of Schedule 7.1(f) is a complete and correct listing of all real estate assets of the Parent, the Borrower, each other Loan Party and each other Subsidiary, setting forth, for each such Property, the average occupancy status of such Property for the period of twelve consecutive calendar fiscal months ending June 30, 2025. Each of the Parent, the Borrower, each other Loan Party and each other Subsidiary has good, marketable and legal title to, or a valid leasehold interest in, its respective assets (other than Permitted Liens and Liens on assets of an Excluded Subsidiary securing the Indebtedness which causes such Subsidiary to be an Excluded Subsidiary).

(g)            Existing Indebtedness; Total Indebtedness. Schedule 7.1(g) is, as of the Effective Date, a complete and correct listing of all Indebtedness (including all Guarantees) of each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries, having, in each case, an outstanding principal balance of Ten Million and No/100 Dollars ($10,000,000.00) or more, and if such Indebtedness is secured by any Lien, a description of all of the property subject to such Lien. As of the Effective Date, the outstanding principal amount of Indebtedness of each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries not set forth on such Schedule does not exceed Twenty-Five Million and No/100 Dollars ($25,000,000.00) in the aggregate.

(h)            Material Contracts. Excluding Material Contracts evidencing Indebtedness listed on Schedule 7.1(g), if any, Schedule 7.1(h) is, as of the Effective Date, a true, correct and complete listing of all Material Contracts. No event or condition which with the giving of notice, the lapse of time, or both, would permit any party to any such Material Contract to terminate such Material Contract exists.

(i)            Litigation. Except as set forth on Schedule 7.1(i), there are no actions, suits, investigations or proceedings pending (nor, to the knowledge of any Responsible Officer of the Parent or the Borrower, are there any actions, suits or proceedings threatened) against or in any other way relating adversely to or affecting the Parent, the Borrower, any other Loan Party, any other Subsidiary or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which, (i) could reasonably be expected to have a Material Adverse Effect or (ii) in any manner draws into question the validity or enforceability of any Loan Documents or the Fee Letters.

(j)            Taxes. Subject to applicable extensions, all federal, state and other material tax returns of the Parent, the Borrower, each other Loan Party and each other Subsidiary required by Applicable Law to be filed have been duly filed, and all federal, material state and other material Taxes of the Parent, the Borrower, each other Loan Party, each other Subsidiary and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 8.6. As of the Agreement Date, none of the United States federal income tax returns of the Parent, the Borrower any other Loan Party or any other Subsidiary is under audit. All charges, accruals and reserves on the books of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

(k)            Financial Statements. The Borrower has furnished to each Lender copies of (i) the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal year ended December 31, 2024, and the related audited consolidated statements of operations, shareholders’ equity and cash flow for the fiscal year ended on such date, with the opinion thereon of KPMG LLP, and (ii) the unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal quarter ended March 31, 2025, and the related unaudited consolidated statements of operations, and cash flow of the Parent and its consolidated Subsidiaries for the fiscal quarter period ended on such date. Such balance sheets and statements (including in each case related schedules and notes) are complete and correct in all material respects and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Parent and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). Neither the Parent nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments that would be required to be set forth in its financial statements or notes thereto, except as referred to or reflected or provided for in said financial statements.

(l)            No Material Adverse Change. Since December 31, 2024, there has been no material adverse change in the business, assets, liabilities, financial condition or results of operations of the Parent and its Subsidiaries or the Borrower and its Subsidiaries, in each case, taken as a whole. Each of the Borrower and the Parent are Solvent, and the other Loan Parties taken as a whole are Solvent.

(m)            ERISA.

(i)            Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Benefit Arrangement and Plan is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws in all material respects. Except with respect to Multiemployer Plans, each Qualified Plan (A) has received a favorable determination from the Internal Revenue Service indicating that such Qualified Plan is so qualified, or (B) is maintained under a prototype or volume submitter plan and is entitled to rely upon a favorable opinion or advisory letter issued by the Internal Revenue Service with respect to such prototype or volume submitter plan. To the best knowledge of the Parent and the Borrower, nothing has occurred which could reasonably be expected to result in the loss of their reliance on the Qualified Plan’s or Plan’s favorable determination letter, opinion or advisory letter.

(ii)            With respect to any Benefit Arrangement that is a retiree welfare benefit arrangement, all amounts have been accrued on the applicable ERISA Group’s financial statements in accordance with FASB ASC 715. The “benefit obligation” of all Plans does not exceed the “fair market value of plan assets” for such Plans by more than Ten Million and No/100 Dollars ($10,000,000.00) all as determined by and with such terms defined in accordance with FASB ASC 715.

(iii)            Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no ERISA Event has occurred or is expected to occur; (ii) there are no pending, or to the best knowledge of the Parent and the Borrower, threatened, claims, actions or lawsuits or other action by any Governmental Authority, plan participant or beneficiary with respect to a Benefit Arrangement; (iii) there are no violations of the fiduciary responsibility rules with respect to any Benefit Arrangement or Plan; (iv)  no member of the ERISA Group has engaged in a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Benefit Arrangement or Plan, that would subject the Parent or Borrower to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code and (v) no assessment or tax has arisen under Section 4980H of the Internal Revenue Code.

(n)            Not Plan Assets; No Prohibited Transactions. None of the assets of the Parent, the Borrower, any other Loan Party or any other Subsidiary constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. Assuming that no Lender funds any amount payable by it hereunder with “plan assets,” as that term is defined in 29 C.F.R. 2510.3-101, the execution, delivery and performance of this Agreement and the other Loan Documents, and the borrowing and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

(o)            Absence of Defaults. None of the Loan Parties or any of the other Subsidiaries is in default under its certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived, which, in any such case: (i) constitutes a Default or an Event of Default; or (ii) constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by the Parent, the Borrower, any other Loan Party or any other Subsidiary under any agreement (other than this Agreement) or judgment, decree or order to which any such Person is a party or by which any such Person or any of its respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)            Environmental Laws. In the ordinary course of business each of the Parent, the Borrower, each other Loan Party and each other Subsidiary reviews the compliance with Environmental Laws of its respective business, operations and properties. Each of the Parent, the Borrower, each other Loan Party and the other Subsidiary: (i) is in compliance with all Environmental Laws applicable to its business, operations and the Properties, (ii) has obtained all Governmental Approvals which are required under Environmental Laws, and each such Governmental Approval is in full force and effect, and (iii) is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the immediately preceding clauses (i) through (iii) the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not reasonably be expected to have a Material Adverse Effect, no Loan Party has any knowledge of, or has received written notice of, any past, present, or pending releases, events, conditions, circumstances, activities, practices, incidents, facts, occurrences, actions, or plans that, with respect to any Loan Party or any other Subsidiary, their respective businesses, operations or with respect to the Properties, may: (i) cause or contribute to an actual or alleged violation of or noncompliance with Environmental Laws, (ii) cause or contribute to any other potential common-law or legal claim or other liability, or (iii) cause any of the Properties to become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or require the filing or recording of any notice, approval or disclosure document under any Environmental Law and, with respect to the immediately preceding clauses (i) through (iii) is based on or related to the on-site or off-site manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, removal, clean up or handling, or the emission, discharge, release or threatened release of any Hazardous Material, or any other requirement under Environmental Law. There is no civil, criminal, or administrative action, suit, demand, claim, hearing, written notice, or demand letter, mandate, order, lien, request, investigation, or proceeding pending or, to the Parent’s or Borrower’s knowledge, threatened in writing, against the Parent, the Borrower, any other Loan Party or any other Subsidiary relating in any way to Environmental Laws which reasonably could be expected to have a Material Adverse Effect. To the Parent’s or Borrower’s knowledge, none of the Properties of the Parent, the Borrower, any other Loan Party or any other Subsidiary is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law. To Parent’s or Borrower’s knowledge, no Hazardous Materials generated at or transported from any such Properties is or has been transported to, or disposed of at, any location that is listed or proposed for listing on the National Priority List or any analogous state or local priority list, or any other location that is or has been the subject of a clean-up, removal or remedial action pursuant to any Environmental Law, except to the extent that such transportation or disposal could not reasonably be expected to result in a Material Adverse Effect.

(q)            Investment Company. None of the Parent, the Borrower, any other Loan Party or any other Subsidiary is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or obtain other extensions of credit or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(r)            Margin Stock. None of the Parent, the Borrower, any other Loan Party or any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(s)            Affiliate Transactions. Except as permitted by Section 10.11, none of the Parent, the Borrower, any other Loan Party or any other Subsidiary is a party to or bound by any agreement or arrangement with any Affiliate.

(t)            Intellectual Property. Each of the Loan Parties and each other Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material registered patents, licenses, franchises, registered trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without, to the knowledge of the Loan Parties, conflict in any material respect with any registered patent, license, franchise, registered trademark, trademark right, service mark, service mark right, trade secret, trade name, copyright, or other proprietary right of any other Person. The Parent, the Borrower and each other Subsidiary have taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property.

(u)            Business. As of the Agreement Date, the Parent, the Borrower, the other Loan Parties and the other Subsidiaries are engaged in the business of developing, construction, acquiring, owning and operating hotel properties, together with other business activities incidental thereto.

(v)            Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Parent, the Borrower, any other Loan Party or any other Subsidiary ancillary to the transactions contemplated hereby.

(w)            Accuracy and Completeness of Information. All written information, reports and data (other than financial projections and other forward looking statements) furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Parent, the Borrower, any other Loan Party or any other Subsidiary were, at the time the same were so furnished, and when taken as a whole, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly in all material respects, in accordance with GAAP consistently applied throughout the periods involved in each case, the financial position of the Persons involved as at the date thereof and the results of operations for such periods (subject, as to interim statements, to changes resulting from normal year end audit adjustments and absence of full footnote disclosure). All financial projections and other forward looking statements prepared by or on behalf of the Parent, the Borrower, any other Loan Party or any other Subsidiary that have been or may hereafter be made available to the Administrative Agent or any Lender were or will be prepared in good faith based on assumptions believed by the Borrower to be reasonable at the time such projections or statements are made or delivered but with it being understood that such projections and statement are not a guarantee of future performance. As of the Effective Date, no fact is known to any Loan Party which has had, or may reasonably be expected in the future to have (so far as any Loan Party can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 7.1(k) or in such information, reports or data or otherwise disclosed in writing to the Administrative Agent and the Lenders. As of the Effective Date, all of the information included in the Beneficial Ownership Certification, if applicable, is true and correct.

(x)            REIT Status. The Parent has elected to be treated as a REIT under the Internal Revenue Code, the Parent is qualified as a REIT and each of its Subsidiaries that is a corporation is a Qualified REIT Subsidiary or Taxable REIT Subsidiary, except where a Subsidiary’s failure to so qualify could not reasonably be expected to have an adverse effect on the Parent’s qualification as a REIT.

(y)            Unencumbered Properties. Each of the Properties included in calculations of the Unencumbered Property Value satisfies all of the requirements contained in the definition of “Eligible Property” (except to the extent such requirements were waived by Requisite Lenders). Each of the Eligible Properties as of the Effective Date are listed on Schedule 7.1(y).

(z)            Anti-Corruption Laws and Sanctions; Anti-Terrorism Laws.

(i)            None of (A) the Parent, the Borrower, any Subsidiary, any of their respective directors, officers, or, to the knowledge of the Parent, the Borrower or such Subsidiary, any of their respective employees or Affiliates, or (B) to the knowledge of the Parent or the Borrower, any agent or representative of the Parent, the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from any Loan or Letter of Credit, (I) is a Sanctioned Person or currently the subject or target of any Sanctions, (II) is controlled by or is acting on behalf of a Sanctioned Person, (III) has its assets located in a Sanctioned Country, (IV) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (V) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons.

(ii)            Each of the Parent, the Borrower and their respective Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to promote and achieve compliance by the Parent, the Borrower and their respective Subsidiaries and their respective directors, officers, employees, agents and Affiliates with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(iii)            Each of the Parent, the Borrower and its Subsidiaries, each director, officer, and to the knowledge of the Parent and the Borrower, employee, agent and Affiliate of the Parent, the Borrower and each such Subsidiary, is in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions in all material respects.

(iv)            No proceeds of any Loan or Letter of Credit have been used, directly or (to the knowledge of the Borrower) indirectly, by the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 8.8(b).

(aa)      Affected Financial Institution. None of the Parent, Borrower or any of their respective Subsidiaries is an Affected Financial Institution.

(bb)      Outbound Investment. None of the Parent, the Borrower, the other Loan Parties or the other Subsidiaries is a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. None of the Parent, the Borrower, the other Loan Parties or the other Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Parent, the Borrower, the other Loan Parties or the other Subsidiaries were a U.S. Person, or (iii) any other activity that would cause Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Section 7.2 Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party or any other Subsidiary to the Administrative Agent, the Sustainability Structuring Agents or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party prior to the Agreement Date and delivered to the Administrative Agent, the Sustainability Structuring Agents or any Lender in connection with the underwriting or closing the transactions contemplated hereby) shall constitute representations and warranties made by the Parent and the Borrower to the Administrative Agent, the Sustainability Structuring Agents and the Lenders under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, the date on which any extension of the Termination Date is effectuated pursuant to Section 2.13 and at and as of the date of the occurrence of each Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of the Letters of Credit.

Article VIII. Affirmative Covenants

For so long as this Agreement is in effect, unless the appropriate Lenders shall otherwise consent in the manner provided for in Section 13.6, the Parent and the Borrower shall comply with the following covenants:

Section 8.1 Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 10.7, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation, except where the failure to preserve and maintain such rights, franchises, licenses and privileges could not reasonably be expected to have individually or in the aggregate, Material Adverse Effect, and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization except and where the failure to be so authorized and qualified could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that nothing in this Section 8.1 will prohibit the Parent or any other Loan Party or any of their Subsidiaries from engaging in any transactions permitted under this Agreement, including Section 10.7, and neither the Parent nor any other Loan Party or any of their Subsidiaries shall be required to preserve any such right, franchise or existence if the board of directors of the Parent or the Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent, the Borrower and their Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Lenders.

Section 8.2 Compliance with Applicable Law and Material Contracts.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with (a) all Applicable Laws, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect, and (b) all terms and conditions of all Material Contracts to which it is a party, the failure with which to comply could reasonably be expected to result in a Material Adverse Effect.

Section 8.3 Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (a) protect and preserve all of its respective material properties, including, but not limited to, all Intellectual Property (to the extent reasonably necessary in connection with operations), and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear and insured casualty losses excepted, and (b) make or cause to be made all repairs, renewals, replacements and additions to such properties necessary or appropriate in the Borrower’s good faith and reasonable judgment, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

Section 8.4 Conduct of Business.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary taken as a whole to, carry on the business as described in Section 7.1(u) and not enter into any line of business not otherwise engaged in by such Person as of the Agreement Date.

Section 8.5 Insurance.

In addition to the requirements of any of the other Loan Documents, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, maintain insurance (on a replacement cost basis) with financially sound and reputable insurance companies against such risks (including, without limitation, acts of terrorism) and in such amounts as is customarily maintained by prudent Persons engaged in similar businesses and in similar locations or as may be required by Applicable Law. At the time financial statements are furnished pursuant to Section 9.2 and from time to time upon the request of the Administrative Agent, the Borrower shall deliver to the Administrative Agent a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

Section 8.6 Payment of Taxes and Claims.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, pay and discharge before delinquent (a) all federal and state income taxes and all other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person (other than any such claim that constitutes a Permitted Lien under clause (a)(y) of the definition of “Permitted Liens”); provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim (i) which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person in accordance with GAAP, (ii) which is an immaterial tax or claim so long as no material Property of the Parent, the Borrower, any other Loan Party or any other Subsidiary is at the immediate risk of being seized, levied or forfeited or (iii) to the extent covered by title insurance.

Section 8.7 Inspections.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, permit the representatives or agents of any Lender or the Administrative Agent, from time to time after reasonable prior notice and in a manner that does not unreasonably disrupt the normal business operations of the Parent, the Borrower or such Subsidiary, in each case so long as no Event of Default shall be in existence, as often as may be reasonably requested, but only during normal business hours, as the case may be, to: (a) visit and inspect all properties of the Parent, the Borrower or such Subsidiary to the extent any such right to visit or inspect is within the control of such Person; provided that such visit and inspection shall not include the extraction of soil or other sample testing related to Environmental Law or Hazardous Materials, unless a Default or Event of Default exists; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its officers and employees, and its independent accountants, its business, properties, condition (financial or otherwise), results of operations and performance. If requested by the Administrative Agent, the Parent and the Borrower shall execute an authorization letter addressed to their accountants authorizing the Administrative Agent or any Lender to discuss the financial affairs of the Parent, the Borrower, any other Loan Party or any other Subsidiary with their accountants. The Parent may designate a representative to accompany any Lender or Administrative Agent in connection with such visits, inspections and discussion unless a Default or Event of Default exists. The Borrower shall be obligated to reimburse the Administrative Agent and the Lenders for their reasonable costs and expenses incurred in connection with the exercise of their rights under this Section only if such exercise occurs while an Event of Default exists.

Section 8.8 Use of Proceeds; Letters of Credit.

(a)            The Borrower will use the proceeds of the Loans only (i) on the Effective Date, to (x) repay in full all outstanding obligations under the Existing Term 2 Loan and (y) to pay fees and expenses relating to this Agreement and such repayment, (ii) with respect to the Term 3 Loan Advances made after the Effective Date, to repay any of the 2025 Mortgage Debt that remains outstanding as of the Effective Date, and (iii) otherwise, for the general working capital and other general corporate purposes of the Borrower and its Subsidiaries, including without limitation, to finance acquisitions otherwise not prohibited under this Agreement, to finance capital expenditures and the repayment of Indebtedness of the Borrower and its Subsidiaries and for short-term bridge advances and the payment of fees and expenses related to this Agreement. The Borrower shall only use Letters of Credit for the same purposes for which it may use the proceeds of Loans. The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

(b)            The Borrower will not request any Loan or Letter of Credit, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit, directly or to Borrower’s knowledge indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 8.9 Environmental Matters.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with all Environmental Laws, the failure with which to comply could reasonably be expected to have a Material Adverse Effect. If the Parent, the Borrower, or any other Subsidiary shall (a) receive written notice that any violation of any Environmental Law may have been committed by such Person, (b) receive written notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Parent, the Borrower or any other Subsidiary alleging violations of any Environmental Law or requiring any such Person to take any action in connection with the release of Hazardous Materials or (c) receive any written notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Materials or any damages caused thereby, and the matters referred to in such notices, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, the Borrower shall provide the Administrative Agent with a copy of such notice promptly, and in any event within ten (10) Business Days, after the receipt thereof. The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take all actions necessary to prevent the imposition of any material Liens on any of their respective properties arising out of or related to any Environmental Laws (other than a Lien (i) which is being contested in good faith by appropriate proceedings which operate to suspend the enforcement thereof and for which adequate reserves have been established on the books of the Parent, the Borrower or such Subsidiary, as applicable, in accordance with GAAP, (ii) which has been bonded-off in a manner reasonably acceptable to the Administrative Agent, (iii) consisting of restrictions on the use of real property, which restrictions do not materially detract from the value of such property or impair the intended use thereof in the business of the Parent, the Borrower and its other Subsidiaries or (iv) which could not reasonably be expected to have a Material Adverse Effect). Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 8.10 Books and Records.

The Parent and the Borrower shall, and shall cause each Subsidiary to, maintain books and records pertaining to its respective business operations in such detail, form and scope as is consistent with good business practice and in accordance with GAAP.

Section 8.11 Further Assurances.

The Parent and the Borrower shall, at their cost and expense and upon request of the Administrative Agent, execute and deliver or cause to be executed and delivered, to the Administrative Agent such further instruments, documents and certificates consistent with the existing terms and conditions of the Loan Documents, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 8.12 REIT Status.

The Parent shall at all times maintain its status as a REIT and election to be treated as a REIT under the Internal Revenue Code.

Section 8.13 Exchange Listing.

The Parent shall maintain at least one class of common Equity Interest of the Parent having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is subject to price quotations on the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System.

Section 8.14 Additional Guarantors.

(a)            Prior to the Investment Grade Rating Date and within sixty (60) days of any Person becoming a Material Subsidiary or an Accommodation Subsidiary after the Effective Date (or such longer period as the Administrative Agent may agree in its reasonable discretion, not to exceed ninety (90) days), the Borrower shall deliver to the Administrative Agent each of the following items, each in form and substance satisfactory to the Administrative Agent: (i) an Accession Agreement executed by such Subsidiary and (ii) the items with respect to such Subsidiary that would have been delivered under Sections 6.1(a)(iv) through (viii), 6.1(e) and 6.1(f) if such Subsidiary had been a Guarantor on the Effective Date; provided, however, promptly and in any event within sixty (60) days (or such longer period as the Administrative Agent may agree in its reasonable discretion, not to exceed ninety (90) days) upon any Excluded Subsidiary that is a Material Subsidiary ceasing to be subject to the restriction which prevented it from delivering an Accession Agreement pursuant to this Section, such Subsidiary shall comply with the provisions of this Section.

(b)            On and at all times after the Investment Grade Rating Date, the Borrower shall cause any Subsidiary that is not already a Guarantor and to which any of the following conditions applies to become a Guarantor by delivering to the Administrative Agent each of the following items, each in form and substance satisfactory to the Administrative Agent: (i) an Accession Agreement executed by such Subsidiary and (ii) the items with respect to such Subsidiary that would have been delivered under Sections 6.1(a)(iv) through (viii), 6.1(e) and 6.1(f) if such Subsidiary had been a Guarantor on the Effective Date:

(i)	such Subsidiary Guarantees, or otherwise becomes obligated in respect of, any Indebtedness of the Parent, the Borrower or any other Subsidiary of the Parent or the Borrower; or

(ii)	(A) such Subsidiary owns an Unencumbered Property (including, for the avoidance of doubt, any Accommodation Subsidiary) and (B) such Subsidiary, or any other Subsidiary that directly or indirectly owns any Equity Interests in such Subsidiary, has incurred, acquired or suffered to exist any Indebtedness.

(c)            The Borrower may, at its option, cause any Subsidiary that is not already a Guarantor to become a Guarantor by delivering to the Administrative Agent (i) an Accession Agreement executed by such Subsidiary and (ii) the items with respect to such Subsidiary that would have been delivered under Sections 6.1(a)(iv) through (viii), 6.1(e) and 6.1(f) if such Subsidiary had been a Guarantor on the Effective Date.

Section 8.15 Release of Guarantors.

The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release (subject to the terms of the Guaranty), a Guarantor (other than the Parent) from the Guaranty so long as: (i) either (A) the Investment Grade Rating Date has occurred or (B) prior to an Investment Grade Rating Date, such Guarantor has ceased to be, or simultaneously with its release from the Guaranty will cease to be, a Material Subsidiary; (ii) such Guarantor is not otherwise required to be a party to the Guaranty under: (A) prior to the Investment Grade Rating Date, Section 8.14(a) or (B) on or after the Investment Grade Rating Date, Section 8.14(b); (iii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1; (iv) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct on and as of the date of such release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents; and (v) the Administrative Agent shall have received such written request at least ten (10) Business Days (or such shorter period as the Administrative Agent may agree in its reasonable discretion) prior to the requested date of release. Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request. The Administrative Agent agrees to furnish to the Borrower, at the Borrower’s request and at the Borrower’s sole cost and expense, any release, termination, or other agreement or document evidencing the foregoing release as may be reasonably requested by the Borrower.

Section 8.16 Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions.

The Parent and the Borrower will (a) maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance by the Parent, the Borrower, their respective Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions, (b) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification, if any, of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

Article IX. Information

For so long as this Agreement is in effect, unless the appropriate Lenders shall otherwise consent in the manner set forth in Section 13.6, the Borrower shall furnish to the Administrative Agent for distribution to each of the Lenders:

Section 9.1 Quarterly Financial Statements.

As soon as available and in any event within five (5) days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than forty five (45) days after the end of each of the first, second and third fiscal quarters of the Parent) commencing with the fiscal quarter ending June 30, 2025, the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and cash flows of the Parent and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer or chief accounting officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments); provided, however, the Parent shall not be required to deliver an item required under this Section if such item is contained in a Form 10-Q filed by the Parent with the Securities and Exchange Commission (or any Governmental Authority substituted therefore) and is publicly available to the Administrative Agent and the Lenders.

Section 9.2 Year-End Statements.

As soon as available and in any event within five (5) days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than one hundred twenty (120) days after the end of each fiscal year of the Parent), the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income, shareholders’ equity and cash flows of the Parent and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) certified by the chief financial officer or chief accounting officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Parent, the Borrower and its other Subsidiaries as at the date thereof and the results of operations for such period and (b) accompanied by the report thereon of an Approved Accounting Firm, whose certificate shall be unqualified (except for a “going concern” qualification as a result of, or with respect to, (i) an upcoming maturity of any of the Loans occurring within one (1) year from the time such opinion is delivered, or (ii) any inability or potential inability to satisfy the financial covenants set forth above or set forth in any other Indebtedness of the Borrower or any Subsidiary on a future date or in a future period) and in scope and substance reasonably satisfactory to the Administrative Agent and who shall have authorized the Borrower to deliver such financial statements and certification thereof to the Administrative Agent and the Lenders pursuant to this Agreement; provided, however, the Parent shall not be required to deliver an item required under this Section if such item is contained in a Form 10-K filed by the Parent with the Securities and Exchange Commission (or any Governmental Authority substituted therefore) and is publicly available to the Administrative Agent and the Lenders.

Section 9.3 Compliance Certificate.

At the time financial statements are furnished pursuant to Sections 9.1 and 9.2, a certificate substantially in the form of Exhibit K (a “Compliance Certificate”) executed by the chief financial officer or chief accounting officer of the Parent, among other things, (a) setting forth in reasonable detail as of the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether the Borrower was in compliance with the covenants contained in Sections 10.1 and 10.2; and (b) stating that, to the best of his or her knowledge, information and belief after due inquiry, no Default or Event of Default exists and is continuing as of the date of the applicable Compliance Certificate, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by the Borrower with respect to such event, condition or failure. Together with the delivery of each Compliance Certificate, the Borrower shall deliver (A) a list of all Persons that have become a Material Subsidiary or a Significant Subsidiary since the date of the Compliance Certificate most recently delivered by the Borrower hereunder and (B) a report of newly acquired Properties, including each such property’s name, address, number of keys, Net Operating Income for the period of four consecutive fiscal quarters most recently ending, the purchase price, and the principal amount of the mortgage debt as of the date of such Compliance Certificate, if any, since the date of the Compliance Certificate most recently delivered by the Borrower hereunder.

Section 9.4 Other Information.

(a)            Management Reports. Promptly upon receipt thereof, copies of all reports, if any, submitted to the Parent or its Board of Directors by its independent public accountants, including without limitation, any management report;

(b)           Securities Filings. Within five (5) Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto (unless reasonably requested by the Administrative Agent) and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Parent, the Borrower, any other Loan Party or any other Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

(c)            Shareholder Information. Promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed;

(d)           Partnership Information. To the extent not delivered in connection with clause (c) above, promptly upon the mailing thereof to the partners of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

(e)           [Intentionally Omitted];

(f)            Litigation. To the extent the Parent, the Borrower, any other Loan Party or any other Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, such Person or any of its respective properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect;

(g)           Change of Financial Condition. Prompt notice of any change in the business, assets, liabilities, financial condition or results of operations of the Parent, the Borrower, any other Loan Party or any other Subsidiary which has had, or could reasonably be expected to have, a Material Adverse Effect;

(h)           Default. Notice of the occurrence of any of the following promptly upon a Responsible Officer of the Parent obtaining knowledge thereof: any Default or Event of Default;

(i)            Judgments. Prompt notice of any order, judgment or decree in excess of Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00) having been entered against the Parent, the Borrower, any other Loan Party or any other Subsidiary or any of their respective properties or assets;

(j)            Notice of Violation of Law. Prompt notice if the Parent, the Borrower or any other Subsidiary shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law or any inquiry which, in either case, could reasonably be expected to have a Material Adverse Effect;

(k)            [Intentionally Omitted];

(l)            ERISA. If any ERISA Event shall occur that individually, or together with any other ERISA Event that has occurred, could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of Ten Million and No/100 Dollar ($10,000,000.00), a certificate of the chief executive officer or chief financial officer of the Parent setting forth details as to such occurrence and the action, if any, which the Parent or applicable member of the ERISA Group is required or proposes to take;

(m)           [Intentionally Omitted];

(n)           [Intentionally Omitted];

(o)           Ownership Share of Subsidiaries and Unconsolidated Affiliates. Promptly upon the request of the Administrative Agent, evidence of the Parent’s calculation of the Ownership Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be in form and detail satisfactory to the Administrative Agent;

(p)           Projections and Budgets. Within ninety (90) days after the end of each calendar year ending prior to the Termination Date, a schedule summarizing the gross operating revenues, gross operating expenses, Net Operating Income, FF&E Reserves and Adjusted NOI, along with the average daily rate, occupancy levels and revenue per available room on an individual basis for each Unencumbered Property;

(q)            PATRIOT Act Information. Promptly upon the request thereof, such other information and documentation required under applicable “know your customer” rules and regulations, the PATRIOT Act or any applicable Anti-Money Laundering Laws, in each case as from time to time reasonably requested by the Administrative Agent or any Lender; and

(r)            Other Information. From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding any Property or the business, assets, liabilities, financial condition, results of operations or business prospects of the Parent, the Borrower, any other Loan Party or any other Subsidiary as the Administrative Agent or any Lender may reasonably request (subject to limitations imposed under confidentiality requirements and agreements to which the Parent, Borrower or a Subsidiary is subject).

Subject to the requirements of Section 9.5(a), to the extent any notices, documents or other items to be delivered pursuant to this Section 9.4 are included in materials otherwise filed with the SEC or available on the Parent’s website, the filing of such materials with the SEC or the availability on the Parent’s website, as applicable, shall satisfy the notice and/or delivery requirements under this Section 9.4.

Section 9.5 Electronic Delivery of Certain Information.

(a)            Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that the foregoing shall not apply to (i) notices to any Lender (or any Issuing Bank) pursuant to Article II and (ii) any Lender that has notified the Administrative Agent and the Borrower that it cannot or does not want to receive electronic communications. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. Pacific time on the opening of business on the next business day for the recipient. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

(b)            Documents required to be delivered pursuant to Article II may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower by the Administrative Agent.

Section 9.6 Public/Private Information.

The Borrower shall cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrower to the Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and the Borrower shall designate Information Materials (a) that are either available to the public or not material with respect to the Borrower and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”.

Section 9.7 USA Patriot Act Notice; Compliance.

The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, the Beneficial Ownership Regulation or any other Anti-Money Laundering Laws, each of them is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the PATRIOT Act, the Beneficial Ownership Regulation or such Anti-Money Laundering Laws.

Article X. Negative Covenants

For so long as this Agreement is in effect, unless the appropriate Lenders shall otherwise consent in the manner set forth in Section 13.6, the Parent and the Borrower shall comply with the following covenants in accordance with their respective terms:

Section 10.1 Financial Covenants.

(a)            Maximum Leverage Ratio. The Parent and the Borrower shall not permit the Leverage Ratio to exceed sixty percent (60.0%) at any time; provided, however, that the Borrower shall have the option, exercisable two times, upon written notice from the Borrower to the Administrative Agent that the Borrower is exercising such option, to elect that the Leverage Ratio may exceed sixty percent (60.0%) for a period not to exceed (at Borrower’s election) (x) two (2) full, consecutive fiscal quarters, or (y) four (4) full, consecutive fiscal quarters, such period to commence on the date set forth in such notice (such period, the “Leverage Ratio Surge Period”), so long as (i) the Borrower has delivered a written notice to the Administrative Agent that the Borrower is exercising its option under this subsection (a), including the length of the Leverage Ratio Surge Period so elected, (ii) if the Borrower elects a tenor of Leverage Ratio Surge Period in accordance with the foregoing clause (y), the Borrower shall have completed a Material Acquisition which resulted in such Leverage Ratio (after giving effect to such Material Acquisition) exceeding sixty percent (60%) at any time during the fiscal quarter in which such Material Acquisition took place, (iii) the Leverage Ratio does not exceed sixty-five percent (65.0%) at any time during the Leverage Ratio Surge Period and (iv) a Leverage Ratio Surge Period was not in effect for the fiscal quarter immediately preceding the Borrower’s election. The Borrower shall have the option to exercise both a Leverage Ratio Surge Period and an Unencumbered Leverage Surge Period in the same notice.

(b)            Minimum Fixed Charge Coverage Ratio. The Parent and the Borrower shall not at any time permit the ratio of (i) Adjusted EBITDA of the Parent and its Subsidiaries for the period of twelve consecutive fiscal months most recently ending to (ii) Fixed Charges for such period, to be less than 1.50 to 1.00.

(c)            Secured Indebtedness. The Parent and the Borrower shall not permit the aggregate amount of Secured Indebtedness of the Parent and its Subsidiaries determined on a consolidated basis to exceed forty-five percent (45%) of Total Asset Value at any time.

(d)           [Intentionally Omitted].

(e)            Unencumbered Leverage Ratio. The Parent and the Borrower shall not permit the Unencumbered Leverage Ratio to exceed sixty percent (60.0%) at any time; provided, however, that, the Borrower shall have the option, exercisable two times, upon written notice from the Borrower to the Administrative Agent that the Borrower is exercising such option, to elect that the Unencumbered Leverage Ratio may exceed sixty percent (60.0%) for a period not to exceed two (2) full fiscal quarters, such period to commence on the date set forth in such notice (such period, the “Unencumbered Leverage Ratio Surge Period”), so long as (i) the Borrower has delivered a written notice to the Administrative Agent that the Borrower is exercising its option under this subsection (a), (ii) the Unencumbered Leverage Ratio does not exceed sixty-five percent (65.0%) at any time during the Unencumbered Leverage Ratio Surge Period, (iii) the Borrower completed a Material Acquisition which resulted in such ratio (after giving effect to such Material Acquisition) exceeding sixty percent (60%) at any time during the fiscal quarter in which such Material Acquisition took place, and (iv) an Unencumbered Leverage Surge Period was not in effect for the fiscal quarter immediately preceding the Borrower’s election. The Borrower shall have the option to exercise both an Unencumbered Leverage Ratio Surge Period and a Leverage Ratio Surge Period in the same notice.

(f)            Unencumbered Implied Debt Service Coverage Ratio. The Parent and the Borrower shall not at any time permit the ratio of (i) Adjusted NOI for Unencumbered Properties for the period of twelve consecutive fiscal months most recently ending (provided that, to the extent the Adjusted NOI from Tranquility Bay would exceed five percent (5.0%) of the total Adjusted NOI from all Unencumbered Properties, such excess shall be excluded) to (ii) Implied Debt Service for the aggregate principal balance of all Indebtedness (excluding Nonrecourse Indebtedness and Indebtedness to the extent owing among the Parent and/or any of its Subsidiaries but including Secured Recourse Indebtedness, the aggregate principal amount of all Loans and the aggregate amount of all Letter of Credit Liabilities) of the Parent and the Ownership share of all such Indebtedness of its Subsidiaries for such period, to be less than 1.20 to 1.00.

Section 10.2 Restricted Payments.

Subject to the following sentence, if an Event of Default exists, the Parent shall not, and shall not permit any of its Subsidiaries to, declare or make any Restricted Payments except that, subject to the following sentence, (x) the Borrower may declare and make cash distributions to the Parent and other direct or indirect holders of partnership interests in the Borrower, and the Parent may declare and make cash distributions to its shareholders, each, in an aggregate amount not to exceed the minimum amount necessary for the Parent to remain in compliance with Section 8.12 and not be subject to income or excise taxation under Sections 857(b)(1), 857(b)(3), 860 or 4981 of the Internal Revenue Code (or similar provisions of state or local law), and (y) Subsidiaries may pay Restricted Payments to the Parent, the Borrower or any other Subsidiary. If an Event of Default specified in Section 11.1(a), Section 11.1(f) or Section 11.1(g) shall exist, or if as a result of the occurrence of any other Event of Default any of the Obligations have been accelerated pursuant to Section 11.2(a), the Parent and the Borrower shall not, and shall not permit any Subsidiary to, make any Restricted Payments to any Person except that Subsidiaries may pay Restricted Payments to the Parent, the Borrower or any other Subsidiary.

Section 10.3 Indebtedness.

The Parent and the Borrower shall not, and shall not permit any Subsidiary to, incur, assume, or otherwise become obligated in respect of any Indebtedness after the Agreement Date if immediately prior to the assumption, incurring or becoming obligated in respect thereof, or immediately thereafter and after giving effect thereto, a Default or Event of Default is or would be in existence, including without limitation, an Event of Default resulting from a violation of any of the covenants contained in Section 10.1.

Section 10.4 Intentionally Omitted.

Section 10.5 Intentionally Omitted.

Section 10.6 Negative Pledge.

(a)            The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, create, assume, or incur any Lien (other than Permitted Liens and Liens on assets of an Excluded Subsidiary securing the Indebtedness which causes such Subsidiary to be an Excluded Subsidiary) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence.

(b)            The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in any agreement (i)(x) evidencing Indebtedness which the Parent, the Borrower, such other Loan Party or such Subsidiary may create, incur, assume, or permit or suffer to exist under Section 10.3, (y) which Indebtedness is secured by a Lien permitted to exist, and (z) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into; (ii) consisting of customary provisions in leases and other contracts restricting the assignment thereof; (iii) relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale; (iv) that evidences Unsecured Indebtedness which contains restrictions on encumbering assets that are substantially similar to, or less restrictive than, those restrictions contained in the Loan Documents or (v) governing a joint venture and applicable solely to the assets or Equity Interests of such joint venture.

(c)            The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (other than an Excluded Subsidiary) to: (i) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Borrower or any Subsidiary; (ii) pay any Indebtedness owed to the Parent, the Borrower or any other Subsidiary; (iii) make loans or advances to the Parent, the Borrower or any other Subsidiary; or (iv) transfer any of its property or assets to the Parent, the Borrower or any other Subsidiary, except for any such encumbrances or restrictions, (A) contained in agreements relating to the sale of a Subsidiary or assets pending such sale, or relating to Indebtedness secured by a Lien on assets that the Borrower or such Subsidiary may create, incur, assume, or permit or suffer to exist under Sections 10.3 and 10.6(a), provided that in any such case the encumbrances and restrictions apply only to the Subsidiary or the assets that are the subject of such sale or Lien, as the case may be, (B) set forth in the organizational documents or other agreements binding on or applicable to any Excluded Subsidiary or any Subsidiary that is not a Wholly Owned Subsidiary (but only to the extent such encumbrance or restriction covers any Equity Interest in such Subsidiary or the property or assets of such Subsidiary), (C) contained in an agreement that governs an Investment in an Unconsolidated Affiliate (but only to the extent such encumbrance or restriction covers any Equity Interest in such Unconsolidated Affiliate) or (D) in any other agreement (1) evidencing Unsecured Indebtedness that the Borrower, any other Loan Party or any other Subsidiary may create, incur, assume or permit or suffer to exist under this Agreement and (2) containing encumbrances and restrictions imposed in connection with such Unsecured Indebtedness that are either substantially similar to, or less restrictive than, such encumbrances and restrictions set forth in the Loan Documents.

Section 10.7 Merger, Consolidation, Sales of Assets and Other Arrangements.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to: (i) enter into any transaction of merger or consolidation; (ii) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired; provided, however, that:

(a)            any of the actions described in the immediately preceding clauses (i) through (iii) may be taken with respect to any Subsidiary so long as (x) immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, and (y) if such action includes the sale of all Equity Interests in a Subsidiary that is a Guarantor owned directly or indirectly by the Parent, such Subsidiary can and will be released from the Guaranty in accordance with Section 8.15;

(b)            the Parent, the Borrower, the other Loan Parties and the other Subsidiaries may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business;

(c)            a Person may merge with a Loan Party so long as (i) the survivor of such merger is such Loan Party or becomes a Loan Party at the time of such merger (provided, that the foregoing shall not be construed to allow the Parent or the Borrower to merge and not be the surviving party to such merger without the prior written consent of the Administrative Agent and each Lender in accordance with Section 13.5(a)), (ii) immediately prior to such merger, and immediately thereafter and after giving effect thereto, (x) no Default or Event of Default is or would be in existence, including, without limitation, a Default or Event of Default resulting from a breach of Section 10.1 and (y) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents, (iii) the Borrower shall have given the Administrative Agent at least thirty (30)-days’ prior written notice of such merger (or such shorter period as the Administrative Agent may agree in its reasonable discretion), such notice to include a certification as to the matters described in the immediately preceding clause (ii) (except that such prior notice shall not be required in the case of the merger of a Subsidiary that does not own an Unencumbered Property with and into a Loan Party but the Borrower shall give the Administrative Agent notice of any such merger promptly following the effectiveness of such merger) and (iv) at the time the Borrower gives notice pursuant to clause (i) of this subsection, the Borrower shall have delivered to the Administrative Agent for distribution to each of the Lenders a Compliance Certificate, calculated on a pro forma basis, evidencing the continued compliance by the Loan Parties, as applicable, with the terms and conditions of this Agreement and the other Loan Documents, including without limitation, the financial covenants contained in Section 10.1, after giving effect to such consolidation, merger, acquisition, Investment, sale, lease or other transfer and any prepayment of Loans to be made in connection therewith; and

(d)            the Parent, the Borrower and each other Subsidiary may sell, transfer or dispose of assets among themselves.

Further, (x) no Loan Party shall enter into any sale-leaseback transactions or other transaction by which such Person shall remain liable as lessee (or the economic equivalent thereof) of any real or personal property that it has sold or leased to another Person and (y) no Subsidiary that is not a Loan Party shall enter into any sale leaseback transactions or other transaction by which such Person shall remain liable as lessee (or the economic equivalent thereof) of any real or personal property that it has sold or leased to another unless no Default or Event of Default exists or would result therefrom.

Section 10.8 Fiscal Year.

The Parent shall not change its fiscal year from that in effect as of the Agreement Date.

Section 10.9 Intentionally Omitted.

Section 10.10 Modifications of Organizational Documents.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, amend, supplement, restate or otherwise modify its certificate or articles of incorporation or formation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification is materially adverse to the interest of the Administrative Agent, the Issuing Banks or the Lenders.

Section 10.11 Transactions with Affiliates.

The Parent and the Borrower shall not permit to exist or enter into, and shall not permit any other Loan Party or any other Subsidiary to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than the Parent, the Borrower, any other Loan Party or any Wholly Owned Subsidiary), except transactions pursuant to the reasonable requirements of the business of the Parent, the Borrower, such other Loan Party or such other Subsidiary and upon fair and reasonable terms which are no less favorable to the Parent, the Borrower, such other Loan Party or such other Subsidiary, as applicable, than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

Section 10.12 ERISA Exemptions.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The Parent and the Borrower shall not cause or permit to occur, and shall not permit any other member of the ERISA Group to cause or permit to occur, any ERISA Event if such ERISA Event could reasonably be expected to have a Material Adverse Effect.

Section 10.13 Environmental Matters.

The Parent and the Borrower shall not, and shall not permit any other Loan Party, any other Subsidiary or any other Person to, use, generate, discharge, emit, manufacture, handle, process, store, release, transport, remove, dispose of or clean up any Hazardous Materials on, under or from the Properties in violation of any Environmental Law or in a manner that could reasonably be expected to lead to any Environmental Claim or pose a risk to human health or the environment which, in the case of any of the foregoing, could reasonably be expected to have a Material Adverse Effect. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 10.14 Derivatives Contracts.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, enter into or become obligated in respect of, Derivatives Contracts, other than Derivatives Contracts entered into by the Parent, the Borrower, any such Loan Party or any such Subsidiary in the ordinary course of business and which establish an effective hedge in respect of liabilities, commitments or assets held or reasonably anticipated by the Parent, the Borrower, such other Loan Party or such other Subsidiary.

Section 10.15 Outbound Investment.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Parent, the Borrower, the other Loan Parties or the other Subsidiaries were a U.S. Person, or (iii) any other activity that would cause Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Article XI. Default

Section 11.1 Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a)            Default in Payment of Principal. The Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans, or any Reimbursement Obligation.

(b)            Default in Payment of Interest and Other Obligations. The Borrower shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement, any other Loan Document or the Fee Letters or any other Loan Party shall fail to pay when due any payment Obligation owing by such other Loan Party under any Loan Document to which it is a party, and such failure shall continue for a period of three (3) Business Days.

(c)            Default in Performance.

(i)            Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in the last sentence of Section 8.8(a), Section 8.8(b), Section 9.4(h), or Article X; or

(ii)            Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section, and in the case of this clause (ii) only, such failure shall continue for a period of thirty (30) days after the earlier of (x) the date upon which a Responsible Officer of the Parent or the Borrower obtains knowledge of such failure or (y) the date upon which the Parent or any other Loan Party has received written notice of such failure from the Administrative Agent.

(d)            Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of any Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by, or on behalf of, any Loan Party to the Administrative Agent, any Issuing Bank or any Lender, shall at any time prove to have been incorrect or misleading, in light of the circumstances in which made or deemed made, in any material respect (or, to the extent qualified by materiality or Material Adverse Effect, in any respect) when furnished or made or deemed made.

(e)            Indebtedness Cross-Default; Derivatives Contracts.

(i)            The Borrower, any other Loan Party or any other Subsidiary shall fail to pay when due and payable, within any applicable grace or cure period, the principal of, or interest on, any Indebtedness (other than the Loans and Reimbursement Obligations) having an aggregate outstanding principal amount (or, in the case of any Derivatives Contract, having, without regard to the effect of any close-out netting provision, a Derivatives Termination Value), in each case, individually or in the aggregate with all other Indebtedness as to which such a failure exists, of Seventy-Five Million and No/100 Dollars ($75,000,000.00) or more (or, in the case of Nonrecourse Indebtedness, Two Hundred Fifty Million and No/100 Dollars ($250,000,000) or more) (all such Indebtedness being “Material Indebtedness”); or

(ii)            (x) The maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid, repurchased, redeemed or defeased prior to the stated maturity thereof; or

(iii)            Any other event shall have occurred and be continuing which would permit any holder or holders of any Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid, repurchased, redeemed or defeased prior to its stated maturity; or

(iv)            There occurs an “Event of Default” under and as defined in any Derivatives Contract as to which the Borrower, any Loan Party or any other Subsidiary is a “Defaulting Party” (as defined therein), or there occurs an “Early Termination Date” (as defined therein) in respect of any such Derivatives Contract as a result of a “Termination Event” (as defined therein) as to which the Borrower or any of its Subsidiaries is an “Affected Party” (as defined therein), in each case, if the Derivatives Termination Value payable by the Borrower, any other Loan Party or any other Subsidiary exceeds Seventy-Five Million and No/100 Dollars ($75,000,000.00) in the aggregate.

(f)            Voluntary Bankruptcy Proceeding. The Borrower, any other Loan Party or any Significant Subsidiary shall: (i) commence a voluntary case under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(g)            Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Loan Party or any other Significant Subsidiary in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days, or an order granting the remedy or other relief requested in such case or proceeding against such Loan Party or such Significant Subsidiary (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(h)            Revocation of Loan Documents. Any Loan Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document or the Fee Letters to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or the Fee Letters, or any Loan Document or the Fee Letters shall cease to be in full force and effect (except as a result of the express terms thereof).

(i)            Judgment. A judgment or order for the payment of money or for an injunction shall be entered against the Borrower, any other Loan Party, or any other Subsidiary by any court or other tribunal and (i) such judgment or order shall continue for a period of sixty (60) days without being paid, stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such outstanding judgments or orders entered against any Loan Parties or any other Subsidiary, Seventy-Five Million and No/100 Dollars ($75,000,000.00) (or if in relation to any obligations in respect of Nonrecourse Indebtedness, Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00)), or (B) in the case of an injunction or other non-monetary judgment, such injunction or judgment or order could reasonably be expected to have a Material Adverse Effect.

(j)            Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of any Loan Party or any other Subsidiary, which exceeds, individually or together with all other such warrants, writs, executions and processes, Seventy-Five Million and No/100 Dollars ($75,000,000.00) (or if in relation to obligations in respect of Nonrecourse Indebtedness, Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00)) in amount and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of thirty (30) days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of any Loan Party.

(k)            ERISA.

(i)            Any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of One Hundred Million and No/100 Dollars ($100,000,000.00); or

(ii)            The “benefit obligation” of all Plans exceeds the “fair market value of plan assets” for such Plans by more than One Hundred Million and No/100 Dollars ($100,000,000.00), all as determined, and with such terms defined, in accordance with FASB ASC 715.

(l)            [Intentionally Omitted].

(m)            Change of Control/Change in Management.

(i)            Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than thirty-five percent (35%) of the total voting power of the then outstanding voting stock of the Parent;

(ii)            During any period of twelve (12) consecutive months ending after the Agreement Date, individuals who at the beginning of any such twelve (12)-month period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent then in office; or

(iii)            The Parent or a Wholly Owned Subsidiary of the Parent shall cease to be the sole general partner of the Borrower or shall cease to have the sole and exclusive power to exercise all management and control over the Borrower.

Section 11.2 Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:

(a)            Acceleration; Termination of Facilities.

(i)            Automatic. Upon the occurrence of an Event of Default specified in Sections 11.1(f) or 11.1(g), (A)(1) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (2) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account pursuant to Section 11.5 and (3) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties, and (B) the Commitments, the Swingline Commitment, and the obligation of the Issuing Banks to issue Letters of Credit hereunder, shall all immediately and automatically terminate.

(ii)            Optional. If any other Event of Default shall exist, the Administrative Agent may, and at the direction of the Requisite Lenders shall: (A) declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (2) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account pursuant to Section 11.5 and (3) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties, and (B) terminate the Commitments and the Swingline Commitment and the obligation of the Issuing Banks to issue Letters of Credit hereunder.

(b)            Loan Documents. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c)            Applicable Law. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d)            Appointment of Receiver. To the extent permitted by Applicable Law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries (other than Excluded Subsidiaries), without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the property or the business operations of the Borrower and its Subsidiaries (other than Excluded Subsidiaries) and to exercise such power as the court shall confer upon such receiver.

(e)            Specified Derivatives Contract Remedies. Notwithstanding any other provision of this Agreement or other Loan Document, each Specified Derivatives Provider shall have the right, with prompt notice to the Administrative Agent, but without the approval or consent of or other action by the Administrative Agent or the Lenders, and without limitation of other remedies available to such Specified Derivatives Provider under contract or Applicable Law, to undertake any of the following: (a) to declare an event of default, termination event or other similar event under any Specified Derivatives Contract and to create an “Early Termination Date” (as defined therein) in respect thereof, (b) to determine net termination amounts in respect of any and all Specified Derivatives Contracts in accordance with the terms thereof, and to set off amounts among such contracts, (c) to set off or proceed against deposit account balances, securities account balances and other property and amounts held by such Specified Derivatives Provider pursuant to any Derivatives Support Document, including any “Posted Collateral” (as defined in any credit support annex included in any such Derivatives Support Document to which such Specified Derivatives Provider may be a party), and (d) to prosecute any legal action against the Parent, the Borrower, any other Loan Party or any other Subsidiary to enforce or collect net amounts owing to such Specified Derivatives Provider pursuant to any Specified Derivatives Contract.

Section 11.3 Remedies Upon Default.

Upon the occurrence of a Default specified in Section 11.1(g), the Commitments, the Swingline Commitment, and the obligation of the Issuing Banks to issue Letters of Credit shall immediately and automatically terminate.

Section 11.4 Marshaling; Payments Set Aside.

None of the Administrative Agent, any Issuing Bank or any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Guaranteed Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent, any Issuing Bank, or any Lender, or the Administrative Agent, any Issuing Bank or any Lender enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Guaranteed Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 11.5 Allocation of Proceeds.

If an Event of Default exists, all payments received by the Administrative Agent (or any Lender as a result of its exercise of remedies permitted under Section 13.3) under any of the Loan Documents, in respect of any principal of or interest on the Guaranteed Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:

(a)            to payment of that portion of the Guaranteed Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, each applicable Issuing Bank in its capacity as such and the Swingline Lender in its capacity as such, ratably among the Administrative Agent, the applicable Issuing Banks and Swingline Lender in proportion to the respective amounts described in this clause (a) payable to them;

(b)            to payment of that portion of the Guaranteed Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause (b) payable to them;

(c)            to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest on the Swingline Loans;

(d)            to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the applicable Issuing Banks in proportion to the respective amounts described in this clause (d) payable to them;

(e)            to payment of that portion of the Guaranteed Obligations constituting unpaid principal of the Swingline Loans;

(f)            to payment of that portion of the Guaranteed Obligations constituting unpaid principal of the Loans, Reimbursement Obligations, other Letter of Credit Liabilities and payment obligations then owing under Specified Derivatives Contracts, ratably among the Lenders, the Issuing Banks, as applicable, and the Specified Derivatives Providers in proportion to the respective amounts described in this clause (f) payable to them; provided, however, to the extent that any amounts available for distribution pursuant to this clause are attributable to the issued but undrawn amount of an outstanding Letter of Credit, such amounts shall be paid to the Administrative Agent for deposit into the Letter of Credit Collateral Account; and

(g)            the balance, if any, after all of the Guaranteed Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

Notwithstanding the foregoing, Guaranteed Obligations arising under Specified Derivatives Contracts shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Specified Derivatives Provider, as the case may be; provided, however, that during a Default or Event of Default trade-by-trade notices shall be sufficient to satisfy this requirement. Each Specified Derivatives Provider not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XII for itself and its Affiliates as if a “Lender” party hereto. Upon the occurrence of an Event of Default including after any acceleration of the Obligations, each Specified Derivatives Provider shall provide the Administrative Agent periodic updates (including updates promptly upon the Administrative Agent’s request therefore) of the amounts due and owing with respect to any outstanding Specified Derivatives Contracts.

Section 11.6 Letter of Credit Collateral Account.

(a)            As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities and the other Obligations, the Borrower hereby pledges and grants to the Administrative Agent, for the ratable benefit of the Administrative Agent, the Issuing Banks and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Letter of Credit Collateral Account and the balances from time to time in the Letter of Credit Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Letter of Credit Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the applicable Issuing Bank(s) as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Letter of Credit Collateral Account shall be subject to withdrawal only as provided in this Section.

(b)            Amounts on deposit in the Letter of Credit Collateral Account shall be invested and reinvested by the Administrative Agent in such Cash Equivalents as the Administrative Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Administrative Agent for the ratable benefit of the Administrative Agent, the Issuing Banks and the Revolving Lenders; provided, that all earnings on such investments will be credited to and retained in the Letter of Credit Collateral Account. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords other funds deposited with the Administrative Agent, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Letter of Credit Collateral Account.

(c)            If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower and the Lenders authorize the Administrative Agent to use the monies deposited in the Letter of Credit Collateral Account to reimburse the applicable Issuing Bank for the payment made by such Issuing Bank to the beneficiary with respect to such drawing or the payee with respect to such presentment.

(d)            If an Event of Default exists, the Administrative Agent may (and, if instructed by the Requisite Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and apply the proceeds thereof to the Obligations in accordance with Section 11.5. Notwithstanding the foregoing, the Administrative Agent shall not be required to liquidate and release any such amounts if such liquidation or release would result in the amount available in the Letter of Credit Collateral Account to be less than the Stated Amount of all Extended Letters of Credit that remain outstanding.

(e)            So long as no Default or Event of Default exists, and to the extent amounts on deposit in or credited to the Letter of Credit Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing, the Administrative Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within ten (10) Business Days after the Administrative Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such amount of the credit balances in the Letter of Credit Collateral Account as exceeds the aggregate amount of Letter of Credit Liabilities at such time. Upon the expiration, termination or cancellation of an Extended Letter of Credit for which the Lenders reimbursed (or funded participations in) a drawing deemed to have occurred under the fourth sentence of Section 2.3(b) for deposit into the Letter of Credit Collateral Account but in respect of which the Lenders have not otherwise received payment for the amount so reimbursed or funded, the Administrative Agent shall promptly remit to the Lenders the amount so reimbursed or funded for such Extended Letter of Credit that remains in the Letter of Credit Collateral Account, pro rata in accordance with the respective unpaid reimbursements or funded participations of the Lenders in respect of such Extended Letter of Credit, against receipt but without any recourse, warranty or representation whatsoever. When all of the Obligations shall have been indefeasibly paid in full and no Letters of Credit remain outstanding, the Administrative Agent shall deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Letter of Credit Collateral Account.

(f)            The Borrower shall pay to the Administrative Agent from time to time such fees as the Administrative Agent normally charges for similar services in connection with the Administrative Agent’s administration of the Letter of Credit Collateral Account and investments and reinvestments of funds therein.

Section 11.7 Performance by Administrative Agent.

If the Borrower or any other Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may, after notice to the Borrower, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower or such other Loan Party after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 11.8 Rights Cumulative.

(a)            The rights and remedies of the Administrative Agent, the Issuing Banks, and the Lenders under this Agreement, each of the other Loan Documents and the Fee Letters shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Administrative Agent, the Issuing Banks and the Lenders may be selective and no failure or delay by the Administrative Agent, any Issuing Bank or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

(b)            Enforcement by Administrative Agent. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article XI for the benefit of all the Lenders and the Issuing Banks; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Issuing Bank, the Swingline Lender or any Specified Derivatives Provider from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank, Swingline Lender or Specified Derivatives Provider, as the case may be) hereunder, under the other Loan Documents or under any Specified Derivatives Contract, as applicable, (iii) any Lender from exercising setoff rights in accordance with Section 13.3 (subject to the terms of Section 3.3), or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Requisite Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article XI and (y) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 3.3, any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders.

Article XII. The Administrative Agent

Section 12.1 Appointment and Authorization.

Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Agent”, “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent shall deliver or otherwise make available to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Article IX that the Borrower is not otherwise required to deliver directly to the Lenders. The Administrative Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrower, any other Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered or otherwise made available to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

Section 12.2 Administrative Agent’s Reliance.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein as determined by a court of competent jurisdiction in a final non-appealable judgment. Without limiting the generality of the foregoing, the Administrative Agent may consult with legal counsel (including its own counsel or counsel for the Parent, the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Administrative Agent nor any of its Related Parties: (a) makes any warranty or representation to any Lender, any Issuing Bank or any other Person, or shall be responsible to any Lender, any Issuing Bank or any other Person for any statement, warranty or representation made or deemed made by the Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons, or to inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender or any Issuing Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders and the Issuing Banks in any such collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct in the selection of such agent or attorney-in-fact as determined by a court of competent jurisdiction in a final non-appealable judgment. Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a certification by such Lender to the Administrative Agent and the other Lenders that the conditions precedent for initial Loans set forth in Sections 6.1 and 6.2 that have not previously been waived by the Requisite Lenders have been satisfied.

Section 12.3 Notice of Events of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default”; provided, a Lender’s failure to provide such a “notice of default” to the Administrative Agent shall not result in any liability of such Lender to any other party to any of the Loan Documents. Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.

Section 12.4 Administrative Agent as Lender.

The Lender acting as Administrative Agent shall have the same rights and powers as a Lender or a Specified Derivatives Provider, as the case may be, under this Agreement, any other Loan Document, any Specified Derivatives Contract, as the case may be, as any other Lender or Specified Derivatives Provider and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include the Lender acting as Administrative Agent in each case in its individual capacity. Such Lender and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the Issuing Banks, the other Lenders or any Specified Derivatives Providers. Further, the Administrative Agent and any Affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement or any Specified Derivatives Contract, or otherwise without having to account for the same to the Issuing Banks, the other Lenders or any Specified Derivatives Providers. The Issuing Banks and the Lenders acknowledge that, pursuant to such activities, the Lender acting as Administrative Agent or its Affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

Section 12.5 Approvals of Lenders.

All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent or approval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, consent or approval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved and (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved. With respect to any action requiring the consent of the Requite Lenders or Requisite Class Lenders (and not all Lenders or all affected Lenders pursuant to Section 13.6), unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the requested determination, consent or approval within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved such requested determination, consent or approval.

Section 12.6 Lender Credit Decision, Etc.

Each of the Lenders and the Issuing Banks expressly acknowledges and agrees that neither the Administrative Agent nor any of its Related Parties has made any representations or warranties to such Issuing Bank or such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Parent, the Borrower, any other Loan Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Issuing Bank or any Lender. Each of the Lenders and the Issuing Banks acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Administrative Agent, the Sustainability Structuring Agents, any other Lender or counsel to the Administrative Agent, or any of their respective Related Parties, and based on the financial statements of the Parent, the Borrower, the other Loan Parties, the other Subsidiaries and other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Parent, the Borrower, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate. Each of the Lenders and the Issuing Banks also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Sustainability Structuring Agents, any other Lender or counsel to the Administrative Agent or any of their respective Related Parties, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Parent, the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Parent, the Borrower, any other Loan Party or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders and the Issuing Banks by the Administrative Agent under this Agreement or any of the other Loan Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender or the any Issuing Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Parent, the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its Related Parties. Each of the Lenders and the Issuing Banks acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to any Lender or any Issuing Bank.

Section 12.7 Indemnification of Administrative Agent.

Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its Pro Rata Share (determined as of the time that the applicable reimbursement is sought) of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 12.8 Successor Administrative Agent.

(a)            The Administrative Agent may (i) resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower or (ii) be removed as Administrative Agent under the Loan Documents for gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable judgment, upon thirty (30) days’ prior written notice by all Lenders (other than the Lender then acting as Administrative Agent). Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the resigning Administrative Agent’s giving of notice of resignation or the giving of notice of removal of the Administrative Agent, then the current Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, or otherwise shall be a financial institution having total combined assets of at least Fifty Billion and No/100 Dollars ($50,000,000,000.00) and an Eligible Assignee or another Person acceptable to the Requisite Lenders.

(b)            [Intentionally Omitted].

(c)            If the Administrative Agent shall notify the Borrower and the Lenders that no Lender has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made to each Lender and each applicable Issuing Bank directly, until such time as a successor Administrative Agent has been appointed as provided for above in this Section; provided, further that such Lenders and such Issuing Bank so acting directly shall be and be deemed to be protected by all indemnities and other provisions herein for the benefit and protection of the Administrative Agent as if each such Lender or such Issuing Bank were itself the Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent pursuant to the terms of clause (a) or (b) above, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. Any resignation by an Administrative Agent shall also constitute the resignation as an Issuing Bank and as the Swingline Lender by the Lender then acting as Administrative Agent (the “Resigning Lender”). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder (i) the Resigning Lender shall be discharged from all duties and obligations of an Issuing Bank and the Swingline Lender hereunder and under the other Loan Documents and (ii) any successor Issuing Bank shall issue letters of credit in substitution for all Letters of Credit issued by the Resigning Lender as an Issuing Bank outstanding at the time of such succession (which letters of credit issued in substitutions shall be deemed to be Letters of Credit issued hereunder) or make other arrangements satisfactory to the Resigning Lender to effectively assume the obligations of the Resigning Lender with respect to such Letters of Credit. After any Administrative Agent’s resignation or removal hereunder as Administrative Agent pursuant to the terms of clause (a) or (b) above, the provisions of this Article XII shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

Section 12.9 Titled Agents.

Each of the Lead Arrangers, the Syndication Agents, the Documentation Agent and the Sustainability Structuring Agents (each a “Titled Agent”) in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles given to the Titled Agents are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Administrative Agent, any Issuing Bank, any Lender, the Parent, the Borrower or any other Loan Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

Section 12.10 Sustainability Structuring Agents.

In connection with any proposed Sustainability Amendment, the Sustainability Structuring Agents may (i) assist the Borrower in selecting the KPIs, (ii) determine the Sustainability Pricing Provisions in connection with the Sustainability Amendment, and (iii) assist the Borrower in preparing informational materials focused on Sustainability to be used in connection with the Sustainability Amendment, in each case based upon the information provided by the Borrower with respect to the applicable KPIs selected in accordance with Section 13.6(d); provided that the Sustainability Structuring Agents (w) shall not be deemed to make any representations or assurances as to whether this Agreement or any other Loan Document meets any criteria or expectations of the Borrower or any Lender in relation to Sustainability or other sustainability performance, or whether any sustainability metric (or computation thereof) meets any industry standards for sustainability-linked credit facilities (including, without limitation, Sustainability Linked Loan Principles), (x) shall have no duty to ascertain, review, audit, inquire into or otherwise independently verify any such information or any computations thereof, (y) shall have no responsibility for (and shall not be liable for) the completeness or accuracy of any such information or calculations, and (z) shall, together with Administrative Agent, be entitled to rely conclusively on any Borrower certificates, reports or other documents setting forth such information or calculations, without further inquiry, when implementing any pricing adjustment. Any Sustainability Structuring Agent may resign at any time as a Sustainability Structuring Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower.

Section 12.11 Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim.

In the case of the pendency of any proceeding under any Debtor Relief Laws relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)             to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(ii)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its respective agents and counsel) and all other amounts due Administrative Agent under this Agreement allowed in such judicial proceeding; and

(iii)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under this Agreement. To the extent that the payment of any such compensation, expenses, disbursements and advances of Administrative Agent, its agent and counsel, and any other amounts due Administrative Agent under this Agreement out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 12.12 Erroneous Payments.

(a)            Each Lender, each Specified Derivatives Provider and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Specified Derivatives Provider or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender or Specified Derivatives Provider (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 12.12(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)            Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c)            In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d)            In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 13.5 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)            Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 12.12 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received; provided that this Section 12.12 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent.

(f)            Each party’s obligations under this Section 12.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g)           Nothing in this Section 12.12 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

Article XIII. Miscellaneous

Section 13.1 Notices.

Unless otherwise provided herein (including without limitation as provided in Section 9.5), communications provided for hereunder shall be in writing and shall be mailed, telecopied, or delivered as follows:

If to the Borrower and/or the Parent:

Prior to March 1, 2026:

DiamondRock Hospitality Limited Partnership
2 Bethesda Metro Center, Suite 1400
Bethesda, Maryland 20814
Attn: Chief Financial Officer and General Counsel
Telephone:      240-744-1190
Telecopy:        240-744-1199

From and after March 1, 2026:

DiamondRock Hospitality Limited Partnership
7373 Wisconsin Ave., Suite 1900
Bethesda, Maryland 20814
Attn: Chief Financial Officer and General Counsel
Telephone:      240-744-1190
Telecopy:        240-744-1199

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Ave.
New York, New York 10019
Attn: David Drewes
Telephone:      212-728-8653
Telecopy:        212-728-9653

If to the Administrative Agent under Article II:

Wells Fargo Bank, National Association
Minneapolis Loan Center
600 South 4th Street, 10th Floor
Minneapolis, Minnesota 55415
Attn: Marsha Rouch
Telecopier:      866-968-5589
Telephone:      612-667-1098

If to the Administrative Agent:

Wells Fargo Bank, National Association
550 South Tryon Street, 20th Floor
Charlotte, NC 28202-4200
Attention: Daniel S. Dyer
Telecopier:      704-715-1468
Telephone:      704-715-7334

with a copy to:

Wells Fargo Bank, National Association
301 S. College Street, 4th Floor
Charlotte, NC 28202
MAC D1053-04N
Attention: Lisa Rossin
Telecopier:      704-715-1468
Telephone:      704-715-4858

If to an Issuing Bank:

To the address(es) of such Issuing Bank set forth on Schedule 13.1 hereto.

If to any other Lender:

To such Lender’s address or telecopy number as set forth in the applicable Administrative Questionnaire.

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender or an Issuing Bank shall only be required to give notice of any such other address to the Administrative Agent and the Borrower. All such notices and other communications shall be effective (i) if mailed or sent by overnight courier, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of the Parent or the Borrower or the Administrative Agent, the Issuing Banks and Lenders at the addresses specified; (ii) if telecopied, when transmitted; (iii) if hand delivered, when delivered; or (iv) if delivered in accordance with Section 9.5 to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent, any Issuing Bank or any Lender under Article II shall be effective only when actually received. None of the Administrative Agent, any Issuing Bank or any Lender shall incur any liability to any Loan Party (nor shall the Administrative Agent incur any liability to the Issuing Banks or the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent, such Issuing Bank or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to another Person.

Section 13.2 Expenses.

The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Sustainability Structuring Agents for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and reasonable travel expenses related to closing), and the consummation of the transactions contemplated hereby and thereby, including the reasonable and documented fees and disbursements of counsel to the Administrative Agent and all costs and expenses of the Administrative Agent in connection with the use of IntraLinks, SyndTrak or other similar information transmission systems in connection with the Loan Documents, (b) to pay or reimburse the Administrative Agent, the Sustainability Structuring Agents, the Issuing Banks and the Lenders for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents and the Fee Letters, including the reasonable and documented fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent or the Sustainability Structuring Agents pursuant to the Loan Documents, (c) to pay, and indemnify and hold harmless the Administrative Agent, the Sustainability Structuring Agents, the Issuing Banks and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the documented fees and disbursements of counsel to the Administrative Agent, the Sustainability Structuring Agents, any Issuing Bank and any Lender incurred in connection with the representation of the Administrative Agent, the Sustainability Structuring Agents, such Issuing Bank or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 11.1(f) or 11.1(g), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Borrower or any other Loan Party, whether proposed by the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding; provided that the fees and expenses of external counsel shall be limited to (x) one external counsel for the Administrative Agent, (y) one external counsel for all other Lenders (and, solely in the case of a conflict of interest, additional conflicts counsel) and (z) and such local or foreign counsel of the Administrative Agent as may be necessary under the circumstances. If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Administrative Agent, the Sustainability Structuring Agents and/or the Lenders may pay such amounts on behalf of the Borrower and such amounts shall be deemed to be Obligations owing hereunder.

Section 13.3 Setoff.

Subject to Section 3.3 and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Borrower hereby authorizes the Administrative Agent, each Issuing Bank, each Lender, each Affiliate of the Administrative Agent, any Issuing Bank or any Lender, and each Participant (but not Affiliates of a Participant), at any time or from time to time, to the fullest extent permitted by Applicable Law, while an Event of Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of an Issuing Bank, a Lender, an Affiliate of an Issuing Bank or a Lender, or a Participant, subject to receipt of the prior written consent of the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Issuing Bank, such Lender, any Affiliate of the Administrative Agent, such Issuing Bank or such Lender, or such Participant, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 11.2, and although such Obligations shall be contingent or unmatured. Notwithstanding anything to the contrary in this Section, if any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.9 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender and the Issuing Banks agree to make reasonable efforts to notify the Borrower promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 13.4 Litigation; Jurisdiction; Other Matters; Waivers.

(a)            EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE PARENT, THE BORROWER, THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT, THE ISSUING BANKS, THE PARENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTES, ANY OTHER LOAN DOCUMENT OR THE FEE LETTERS OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE PARENT, THE BORROWER, THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b)            EACH OF THE PARENT, THE BORROWER, THE ADMINISTRATIVE AGENT, EACH ISSUING BANK AND EACH LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE PARENT, THE BORROWER, THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY OF THE LENDERS, ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE FEE LETTERS OR IN CONNECTION WITH OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE PARENT, THE BORROWER, THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS. THE PARENT, THE BORROWER, EACH ISSUING BANK AND EACH OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER REGARDING THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)            THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS AGREEMENT.

Section 13.5 Successors and Assigns.

(a)            Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Parent or the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (e) (and, subject to the last sentence of the immediately following subsection (b), any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)            in the case of an assignment of the entire remaining amount of an assigning Revolving Lender’s Revolving Commitment and the Revolving Loans at the time owing to it, or, if applicable, in the case of an assignment of the entire remaining amount of an assigning Term Loan Lender’s Term 1 Loans, Term 2 Loans, Term 3 Loans, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)             in any case not described in the immediately preceding subsection (A), the aggregate amount of a specific Class of Commitments (which for this purpose includes Loans outstanding thereunder) or, if the applicable Class of Commitment is not then in effect, the principal outstanding balance of the applicable Class of Loans of the assigning Lender subject to each such assignment (in each case, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than Five Million and No/100 Dollars ($5,000,000.00) in the case of any assignment of a Commitment or Loans, unless each of the Administrative Agent and, so long as no Event of Default shall exist, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that if, after giving effect to such assignment, the amount of the Commitments of a specific Class held by such assigning Lender or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of such Class of such assigning Lender, as applicable, would be less than Five Million and No/100 Dollars ($5,000,000.00), then such assigning Lender shall assign the entire amount of its Commitment and the Loans of such Class at the time owing to it.

(ii)            Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes of Commitments or Loans on a non-pro rata basis.

(iii)            Required Consents. No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:

(A)            the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default shall exist at the time of such assignment or (y) such assignment is to a Lender of the same Class of Commitments or Loans, to an Affiliate of such Lender or an Approved Fund in respect of such Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B)            the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (x) a Commitment if such assignment is to a Person that is not already a Lender of the same Class of Commitments, an Affiliate of such a Lender or an Approved Fund in respect of such a Lender with respect to such Lender or (y) any Term Loan or, if the Revolving Commitments have been terminated, any Revolving Loan to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)            the consent of the Issuing Banks and the Swingline Lender (such consent not to be unreasonably withheld or delayed), as applicable, shall be required for any assignment in respect of a Revolving Commitment; provided, however, that no such consent is required if such assignment is to a Person that is already a Revolving Lender with a Revolving Commitment, an Affiliate of such Revolving Lender or an Approved Fund with respect to such Revolving Lender.

(iv)            Assignment and Assumption; Notes. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of Four Thousand Five Hundred and No/100 Dollars ($4,500.00) for each assignment (which fee the Administrative Agent may, in its sole discretion, elect to waive), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. If requested by the transferor Lender or the assignee, upon the consummation of any assignment, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the assignee and such transferor Lender, as appropriate.

(v)            No Assignment to Certain Person. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)           No Assignment to Natural Persons. No such assignment shall be made to a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).

(vii)          Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Banks, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Commitment Percentage and such that all Term Loans are held by the Term Loan Lenders pro rata as if there had been no Defaulting Lenders that are Term Loan Lenders. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.4, 13.2 and 13.9 and the other provisions of this Agreement and the other Loan Documents as provided in Section 13.10 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).

(c)            Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)            Participations. Any Lender may at any time, without the consent of, or notice to, the Parent, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person, the Borrower, a Defaulting Lender or any of their respective Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Parent, the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to (w) increase such Lender’s Commitment, (x) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender, (y) reduce the rate at which interest is payable thereon or (z) release any Guarantor from its Obligations under the Guaranty except as contemplated by Section 8.15, in each case, as applicable to that portion of such Lender’s rights and/or obligations that are subject to the participation. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.10, 5.1, 5.4 (subject to the requirements and limitations therein, including the requirements under Section 3.10(g) (it being understood that the documentation required under Section 3.10(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.8 as if it were an assignee under subsection (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 5.1 or 3.10, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.8 with respect to any Participant. To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 13.3 as though it were a Lender, provided such Participant agrees to be subject to Section 3.3 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)            Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)            No Registration. Each Lender agrees that, without the prior written consent of the Borrower and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

Section 13.6 Amendments and Waivers.

(a)            Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any other Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Parent, the Borrower, any other Loan Party or any other Subsidiary of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto. Any term of this Agreement or of any other Loan Document relating solely to the rights or obligations of the Lenders of a particular Class, and not Lenders of any other Class, may be amended, and the performance or observance by the Borrower or any other Loan Party or any Subsidiary of any such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with, and only with, the written consent of the Requisite Class Lenders for such Class of Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is a party thereto). Notwithstanding anything to the contrary contained in this Section, each Fee Letter may only be amended, and the performance or observance by any Loan Party thereunder may only be waived, in a writing executed by the parties thereto. Notwithstanding anything to the contrary contained in this Section, the Administrative Agent and the Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement, Benchmark Replacement Adjustment or Benchmark Conforming Changes or otherwise effectuate the terms of Section 5.2 in accordance with the terms of Section 5.2.

(b)            Additional Lender Consents. In addition to the foregoing requirements, no amendment, waiver or consent shall:

(i)             increase (or reinstate) the Commitment of a Lender or subject a Lender to any additional obligations without the written consent of such Lender;

(ii)            reduce the principal of, or interest that has accrued or the rates of interest that will be charged on the outstanding principal amount of, any Loans or other Obligations without the written consent of each Lender directly affected thereby; provided, however, only the written consent of the Requisite Lenders shall be required for the waiver of interest payable at the Post-Default Rate, retraction of the imposition of interest at the Post-Default Rate and amendment of the definition of “Post-Default Rate”;

(iii)            reduce the amount of any Fees payable to a Lender hereunder or postpone any date fixed for payment thereof without the written consent of such Lender;

(iv)           modify the definitions of “Revolving Commitment Percentage” without the written consent of each Revolving Lender;

(v)            modify the definition of “Revolving Termination Date” or clause (a) of the definition of “Termination Date” (in each case, except in accordance with Section 2.13(a)) or otherwise postpone any date fixed for any payment of principal of, or interest on, any Revolving Loans or for the payment of Fees or any other Obligations (including the waiver of any Default or Event of Default as a result of the nonpayment of any such Obligations as and when due) owing to the Revolving Lenders, or extend the expiration date of any Letter of Credit beyond the Revolving Termination Date (except in accordance with Section 2.3(b)), in each case, without the written consent of each Revolving Lender;

(vi)           modify the definitions of “Term 1 Loan Maturity Date” (except in accordance with Section 2.13(b)), “Term 2 Loan Maturity Date”, “Term 3 Loan Maturity Date” (except in accordance with Section 2.13(c)), or clause (b), (c) or (d) of the definition of “Termination Date” or otherwise postpone any date fixed for, or forgive any payment of principal of, or interest on, any Term Loans or for the payment of Fees or any other Obligations owing to the Term Loan Lenders, in each case, without the written consent of each Term Loan Lender directly affected thereby;

(vii)          modify the definition of “Term 3 Loan Commitment Percentage” or “Term 3 Loan Commitment Period”, in each case, without the written consent of each Term 3 Loan Lender;

(viii)         amend, modify or waive (A) Section 6.2 or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Revolving Lenders to make Revolving Loans or the Term 3 Loan Lenders to make Term 3 Loans when such Lenders would not otherwise be required to do so without the prior written consent of the Requisite Class Lenders of each of the Revolving Lenders and the Term 3 Loan Lenders, (B) the amount of the Swingline Commitment without the prior written consent of the Requisite Class Lenders of the Revolving Lenders or (C) the L/C Commitment Amount without the prior written consent of the Requisite Class Lenders of the Revolving Lenders;

(ix)            modify the definition of “Pro Rata Share” or amend or otherwise modify the provisions of Section 3.2, Section 3.3 or Section 11.5, in each case, without the written consent of each affected Lender;

(x)            amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section, in each case, without the written consent of each Lender;

(xi)            modify the definition of the term “Requisite Lenders” or, except as otherwise provided in the immediately following clause (xii), modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, in each case, without the written consent of each Lender;

(xii)           modify the definition of the term “Requisite Class Lenders” as it relates to a particular Class of Lenders or modify in any other manner the number or percentage of a Class of Lenders required to make any determination or waive any rights hereunder or to modify any provision hereof, in each case, solely with respect to such Class of Lenders, without the written consent of each Lender in such Class;

(xiii)          release the Parent as a Guarantor or any other Guarantor from its obligations under the Guaranty except as contemplated by Section 8.15, without the written consent of each Lender;

(xiv)         waive a Default or Event of Default under Section 11.1(a) or Section 11.1(b), in each case, without the written consent of each Lender directly affected thereby;

(xv)           amend, or waive the Borrower’s compliance with, Section 2.15, in each case, without the written consent of each Revolving Lender; or

(xvi)          affect the rights or duties of the Sustainability Structuring Agents under this Agreement or any other Loan Document without the written consent of the Sustainability Structuring Agents.

(c)            Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents. Any amendment, waiver or consent relating to Section 2.3 or the obligations of the Issuing Banks under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Issuing Banks. Any amendment, waiver or consent relating to Section 2.4 or the obligations of the Swingline Lender under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Swingline Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitments of any Defaulting Lender may not be increased, reinstated or extended without the written consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the written consent of such Defaulting Lender. Except as otherwise provided in Section 12.5, no course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon any Loan Party shall entitle such Loan Party to other or further notice or demand in similar or other circumstances.

(d)            Sustainability Amendment. Notwithstanding anything to the contrary in this Section 13.6, on or before July 22, 2026, (i) the Borrower, in consultation with the Administrative Agent and the Sustainability Structuring Agents, shall be entitled to establish specified key performance indicators (“KPIs”) with respect to certain environmental and sustainability (“Sustainability”) targets of the Borrower and its Subsidiaries, provided any such KPIs shall be mutually agreed upon by the Borrower, Administrative Agent and Sustainability Structuring Agents, and (ii) the Administrative Agent and the Borrower (each acting reasonably and in consultation with the Sustainability Structuring Agents) may, with the written consent of the Requisite Lenders, amend this Agreement (such amendment, the “Sustainability Amendment”) solely for the purpose of incorporating the KPIs and other related provisions (the “Sustainability Pricing Provisions”) into this Agreement. In the event that any such Sustainability Amendment does not obtain requisite consent of the Requisite Lenders, an alternative Sustainability Amendment may be effectuated with the consent of the Requisite Lenders, the Borrower, the Sustainability Structuring Agents, and the Administrative Agent. Any proposed Sustainability Amendment shall identify the Sustainability Assurance Provider, provided that any such Sustainability Assurance Provider shall be a qualified external reviewer, independent of the Borrower and its Subsidiaries, with relevant expertise, such as an auditor, environmental consultant and/or independent ratings agency of recognized national standing. Any such Sustainability Amendment shall become effective upon (x) receipt by the Banks of a lender presentation in regard to the KPIs from the Borrower no later than five (5) Banking Days before the proposed effective date of such proposed Sustainability Amendment, (y) the posting of such proposed Sustainability Amendment to all Banks and the Borrower, (z) the receipt by the Administrative Agent of executed signature pages and consents to such Sustainability Amendment from the Borrower, the Administrative Agent and Lenders comprising the Requisite Lenders. Upon the effectiveness of any such Sustainability Amendment, based on the Borrower’s performance against the KPIs, certain adjustments (increase, decrease or no adjustment, to the extent applicable as determined pursuant to the Sustainability Amendment) (such adjustments, the “Sustainability Applicable Margin Adjustments”) to the otherwise Applicable Margin will be made; provided that (1) the amount of any such adjustments made pursuant to an Sustainability Amendment shall not exceed (i) an increase and/or decrease of four hundredths of one percent (0.04%) per annum in the aggregate for all KPIs with respect to the Applicable Margin for any Revolving Loan, (ii) an increase and/or decrease of five hundredths of one percent (0.05%) per annum in the aggregate for all KPIs with respect to the Applicable Margin for any Term Loan, and (iii) an increase and/or decrease of one hundredth of one percent (0.01%) per annum in the aggregate for all KPIs with respect to the Applicable Facility Fee (collectively, the provisions of this proviso, the “Sustainability Adjustment Limitations”), and (2) in no event shall the Applicable Margin be less than zero percent (0%). For the avoidance of doubt, the Sustainability Applicable Margin Adjustments shall not be cumulative year-over-year and shall apply on an annual basis only. The KPIs, the Borrower’s performance against the KPIs, and any related Sustainability Applicable Margin Pricing Adjustments resulting therefrom, will be determined based on certain Borrower certificates, reports and other documents, in each case, setting forth the calculation, certification, verification and measurement of the KPIs in a manner that is aligned with the Sustainability Linked Loan Principles in effect at the time of the Sustainability Amendment and is to be mutually agreed between the Borrower, the Sustainability Structuring Agents, and the Administrative Agent (each acting reasonably). Following the effectiveness of an Sustainability Amendment, (A) any modification to the Sustainability Pricing Provisions shall be subject only to the consent of the Borrower, the Administrative Agent and the Requisite Lenders so long as such modification does not have the effect of reducing the Applicable Margin to a level not otherwise permitted by this Section, and (B) any other modification to the Sustainability Pricing Provisions (other than, for the avoidance of doubt, as provided for in the immediately preceding clause (A)) shall be subject to the consent of all Lenders. Each party to this Agreement hereby agrees that neither the Loans nor the Commitments are, nor shall be, deemed a sustainability-linked loan unless and until the effectiveness of any Sustainability Amendment. Prior to the effectiveness of an Sustainability Amendment, the Borrower shall not publish any materials or statements (including on any website of the Borrower, in the financial statements or annual reports of the Borrower or in any press release or public announcement issued by the Borrower) which refer to this Agreement being a sustainability-linked loan. Other than (x) increasing or decreasing the Sustainability Adjustment Limitations, or (y) reducing the Applicable Margin or the Applicable Facility Fee, in each case, to an amount less than zero (which, in each such case, shall be subject to the written consent required by Section 13.7(b) with respect thereto), this Section 13.6(d), shall supersede any other clause or provision in this Section 13.6 to the contrary, including any provision in Section 13.6(b) requiring the consent of each Lender affected thereby for reductions in interest rates or fees payable thereunder. For the avoidance of doubt, no provision of this Agreement impacting any obligations or liability of the Sustainability Structuring Agent shall be amended, restated, supplemented or otherwise modified without the prior written consent of the Sustainability Structuring Agents.

(e)            Technical Amendments. Notwithstanding anything to the contrary in this Section 13.6, if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of this Agreement, the Administrative Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interests of the Lenders and the Issuing Banks. Any such amendment shall become effective without any further action or consent of any other party to this Agreement.

Section 13.7 Nonliability of Administrative Agent and Lenders.

The relationship between the Borrower, on the one hand, and the Lenders, the Issuing Banks and the Administrative Agent, on the other hand, shall be solely that of borrower and lender. None of the Administrative Agent, any Issuing Bank or any Lender shall have any fiduciary responsibilities to the Borrower or the Parent and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent, any Issuing Bank or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party. None of the Administrative Agent, any Issuing Bank or any Lender undertakes any responsibility to the Borrower or the Parent to review or inform the Borrower or the Parent of any matter in connection with any phase of the business or operations of the Borrower or the Parent.

Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and certain other facilities set forth herein, and (ii) it is engaged in making, acquiring or holding commercial loans, issuing or participating in letters of credit or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender or Issuing Bank for the purpose of making, acquiring or holding commercial loans, issuing or participating in letters of credit and providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security, and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws. Each Lender and each Issuing Bank represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, issue or participate in letters of credit and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, issue or participate in letters of credit or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans, issue or participate in letters of credit or providing such other facilities.

Section 13.8 Confidentiality.

The Administrative Agent, each Issuing Bank and each Lender shall maintain the confidentiality of all Information (as defined below) but in any event may make disclosure: (a) to its Affiliates and to its and its Affiliates’ other respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or proposed assignee, Participant or other transferee in connection with a potential transfer of any Commitment or participation therein as permitted hereunder, or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative, or other transaction relating to the Borrower and its obligations, this Agreement, or payments hereunder; (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings, or as otherwise required by Applicable Law; (d) to the Administrative Agent’s, such Issuing Bank’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) in connection with the exercise of any remedies under any Loan Document (or any Specified Derivatives Contract) or any action or proceeding relating to any Loan Document (or any Specified Derivatives Contract) or the enforcement of rights hereunder or thereunder; (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section actually known by the Administrative Agent, such Issuing Bank or such Lender to be a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank, any Lender or any Affiliate of the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate of the Borrower; (g) to the extent requested by, or required to be disclosed to, any nationally recognized rating agency or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) having or purporting to have jurisdiction over it; (h) to bank trade publications, such information to consist of deal terms and other information customarily found in such publications; (i) to any other party hereto; (j) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loan Documents; (k) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement, and (l) with the consent of the Borrower. Notwithstanding the foregoing, the Administrative Agent, each Issuing Bank and each Lender may disclose any such confidential information, without notice to the Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Administrative Agent, such Issuing Bank or such Lender or in accordance with the regulatory compliance policy of the Administrative Agent, such Issuing Bank or such Lender. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing Information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any person. As used in this Section, the term “Information” means all information received from the Borrower, any other Loan Party, any other Subsidiary or Affiliate relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower, any other Loan Party, any other Subsidiary or any Affiliate, provided that, in the case of any such information received from the Borrower, any other Loan Party, any other Subsidiary or any Affiliate after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 13.9 Indemnification.

(a)            The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Sustainability Structuring Agents, the Issuing Banks, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, and shall pay or reimburse any such Indemnified Party for, any and all losses, claims (including without limitation, Environmental Claims), damages, liabilities and related expenses (including without limitation, the fees, charges and disbursements of any counsel for any Indemnified Party (which counsel may be employees of any Indemnified Party)), incurred by any Indemnified Party or asserted against any Indemnified Party by any Person (including the Borrower, any other Loan Party or any other Subsidiary) other than such Indemnified Party and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit issued by it if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower, any other Loan Party or any other Subsidiary, or any Environmental Claim related in any way to the Borrower, any other Loan Party or any other Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding (an “Indemnity Proceeding”) relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, any other Loan Party or any other Subsidiary, and regardless of whether any Indemnified Party is a party thereto, or (v) any claim (including without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent, the Sustainability Structuring Agents, any Issuing Bank or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees; provided, however, (A) that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Party or (ii) resulted from any dispute solely between and among Indemnified Parties that does not arise from an act or omission by any Loan Party or any of its Affiliates (other than with respect to a claim against an Indemnified Party acting in its capacity as Administrative Agent or arranger or similar role under the Loan Documents); provided, that this Section 13.9(a) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising under any non-Tax claim and (B) in the case of legal fees and expenses, the Borrower’s reimbursement obligations hereunder shall be limited to the reasonable and documented out-of-pocket fees, disbursements, and other charges of one counsel to the Indemnified Parties (other than in connection with a dispute among Indemnified Parties resulting from claims against the Administrative Agent or a Lead Arranger in its capacity or in fulfilling its role as an administrative agent or arranger or any single similar role under this Agreement and the other Loan Documents) and, if reasonably necessary, a single local counsel for the Indemnified Parties in each relevant jurisdiction and with respect to each relevant specialty, and in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnified Parties similarly situated and taken as a whole.

(b)            If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(c)            The Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.

References in this Section 13.9 to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Specified Derivatives Providers.

Section 13.10 Termination; Survival.

This Agreement shall terminate at such time as (a) all of the Commitments have been terminated, (b) all Letters of Credit have terminated or expired or been canceled (other than Extended Letters of Credit in respect of which the Borrower has satisfied the requirements to provide Cash Collateral as required by Section 2.3(b)), (c) none of the Lenders is obligated any longer under this Agreement to make any Loans and no Issuing Bank is obligated any longer under this Agreement to issue Letters of Credit and (d) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full. The indemnities to which the Administrative Agent, the Issuing Banks and the Lenders are entitled under the provisions of Sections 3.10, 5.1, 5.4, 12.7, 13.2 and 13.9 and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 13.4, shall continue in full force and effect and shall protect the Administrative Agent, the Issuing Banks and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement. The Administrative Agent agrees to furnish to the Borrower, upon the Borrower’s request and at the Borrower’s sole cost and expense, any release, termination, or other agreement or document evidencing the foregoing termination. The provisions of Section 13.9 shall survive termination of this Agreement for a period of one year.

Section 13.11 Severability of Provisions.

If any provision under this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as though the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.

Section 13.12 GOVERNING LAW.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 13.13 Counterparts.

To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means). It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.

Section 13.14 Obligations with Respect to Loan Parties.

The obligations of the Parent or the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Parent or the Borrower may have that the Parent or the Borrower does not control such Loan Parties.

Section 13.15 Independence of Covenants.

All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 13.16 Limitation of Liability.

None of the Administrative Agent, any Issuing Bank or any Lender, or any Related Party shall have any liability with respect to, and each of the Parent and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, punitive or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents or the Fee Letters, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

Section 13.17 Entire Agreement.

This Agreement, the Notes, the other Loan Documents and the Fee Letters embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto. To the extent any term of this Agreement is inconsistent with a term of any other Loan Document to which the parties of this Agreement are party, the term of this Agreement shall control to the extent of such inconsistency.

Section 13.18 Construction.

The Administrative Agent, each Issuing Bank, the Parent, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Administrative Agent, each Issuing Bank, the Parent, the Borrower and each Lender.

Section 13.19 Headings.

The paragraph and section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.

Section 13.20 No Novation.

THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT SOLELY TO AMEND AND RESTATE THE TERMS OF THE EXISTING CREDIT AGREEMENT. THE PARTIES DO NOT INTEND THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER UNDER OR IN CONNECTION WITH THE EXISTING CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE EXISTING CREDIT AGREEMENT).

Section 13.21 New York Mortgages.

(a)            Generally. The parties hereto acknowledge and agree that as an accommodation to the Parent and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may, from time to time, in their sole discretion, accept the benefits of Mortgages encumbering real property located in the State of New York assigned from time to time pursuant to the terms of this Section to the Administrative Agent, for its benefit and the benefit of the Issuing Banks and the Lenders (any such Mortgage a “New York Mortgage”). Any Lender’s agreement to accept the benefit of a New York Mortgage in its sole discretion will be subject to, among other things, such Lender’s determination that the real property subject to such Mortgage is not in a special flood hazard area.

(b)            Assignment of New York Mortgages. In connection with the acceptance of the benefits of a New York Mortgage by the Administrative Agent, the Issuing Banks and the Lenders, the Borrower shall cause to be delivered to the Administrative Agent each of the following, in form and substance satisfactory to the Administrative Agent:

(i)             the originals (or if not available, copies) of each outstanding promissory note evidencing the Indebtedness secured by such New York Mortgage, duly endorsed (by allonge or otherwise) to the order of the Administrative Agent (collectively, “Existing New York Notes”);

(ii)            an amended and restated promissory note (each a “Restated New York Note”) which amends, restates and, if applicable, consolidates the applicable Existing New York Notes, which (x) shall be payable to the order of the Administrative Agent for the benefit of itself, the Issuing Banks and the Lenders, (y) shall be in an initial aggregate principal amount equal to the principal amount of Loans advanced hereunder in connection with the transfer of such Existing New York Notes to the Administrative Agent for the benefit of itself, the Issuing Banks and the Lenders and (z) shall incorporate by reference all of the applicable terms and conditions of this Agreement and the other Loan Documents;

(iii)            a copy of such New York Mortgage, including all amendments thereto, showing all recording information thereon certified to the knowledge of an authorized officer of the Borrower as being true, correct and complete;

(iv)            an assignment of such New York Mortgage, in recordable form, executed by each holder of the Indebtedness secured by such New York Mortgage (or an authorized agent acting on behalf of each such holder);

(v)            a modification to such New York Mortgage executed by the applicable Loan Parties, such modification, among other things, to modify such New York Mortgage (x) to provide that it secures the applicable Restated New York Note, (y) to provide that the maximum principal sum of Obligations secured by such New York Mortgage at execution or in the future shall not exceed the initial principal amount of the applicable Restated New York Note and (z) to include language reasonably satisfactory to the Administrative Agent to the effect that payments in respect of the Obligations shall not be deemed to reduce the amount of the Obligations secured by such New York Mortgage until such time as the outstanding principal amount of the Obligations shall have been reduced to the initial principal amount of the applicable Restated New York Note;

(vi)           terminations of, or assignments and modifications to, any assignment of leases and rents, financing statements and any other document, instrument or agreement securing the Indebtedness secured by such New York Mortgage, as the Administrative Agent may reasonably request;

(vii)          a copy of any Phase I or II Environmental Site Assessment report on the Property subject to such New York Mortgage available to the Borrower, and if reasonably requested by the Administrative Agent, reliance letters from the environmental engineering firms performing such assessments addressed to the Administrative Agent, the Issuing Banks and the Lenders; provided, however, if such a reliance letter is not provided, the Administrative Agent, the Issuing Banks and the Lenders shall have no obligation to accept an assignment of such New York Mortgage;

(viii)         an environmental indemnity agreement executed by the Borrower, the Parent and any other Loan Party that owns or leases the Property encumbered by such New York Mortgage in favor of the Administrative Agent for its benefit and the benefit of the Issuing Banks and the Lenders and in a form reasonably acceptable to the Administrative Agent; and

(ix)            such other documents, agreements and instruments as the Administrative Agent on behalf of the Issuing Banks and the Lenders may reasonably request.

(c)            Release of New York Mortgages. Notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, including without limitation, Section 13.7, (i) upon the Borrower’s written request and at the Borrower’s sole cost and expense, the Administrative Agent shall release any or all of the New York Mortgages or assign any or all of the New York Mortgages to any Person requested by the Borrower (any such assignment to be without recourse or warranty whatsoever) and (ii) the Administrative Agent may in its discretion, and shall at the direction of the Requisite Lenders, release any or all of the New York Mortgages if the Administrative Agent has, or the Requisite Lenders have, reasonably determined that holding any of such New York Mortgages could be detrimental to the Administrative Agent or the Lenders, and so long as the Administrative Agent shall have given the Borrower written notice at least five (5) days prior to any such release; provided, however, the Administrative Agent shall not be required to give any such prior notice to the Borrower if the Administrative Agent, in its sole discretion, has determined that delay of such release would be detrimental to the Administrative Agent or the Lenders.

(d)           Indemnity. Not in limitation of any of the Borrower’s obligations under Sections 13.2 or 13.10, the Borrower shall and hereby agrees to indemnify, defend and hold harmless the Administrative Agent, each Issuing Bank, each Lender and each other Indemnified Party from and against any and all losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any Indemnity Proceeding which is in any way related directly or indirectly to (i) the failure of any Person to pay any recording tax payable pursuant to N.Y. Tax Law, Ch. 60, Art. 11, Sec. 253 et seq. or other Applicable Laws of the State of New York or any political subdivision of such State or (ii) any New York Mortgage.

(e)            The Borrower represents and warrants that no Property encumbered by a New York Mortgage is located in an area determined by the Federal Emergency Management Agency to have special flood hazards. If at any time in the future the Borrower becomes aware that any portion of a Property encumbered by a New York Mortgage is located in an area determined by the Federal Emergency Management Agency as special flood hazard area, then the Borrower will promptly notify the Administrative Agent. Unless (i) the Borrower promptly obtains flood insurance coverage required pursuant to the Flood Insurance Laws and takes such other measures relating to such special flood hazard area reasonably requested by the Administrative Agent and each Lender and (ii) the Borrower, the Administrative Agent and each affected Lender otherwise agree that the New York Mortgage can continue to be provided under this Section 13.21, the New York Mortgage relating to such Property which is in a special flood hazard area will be released pursuant to clause (c) above.

Section 13.22 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)             a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 13.23 Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for a Derivatives Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 13.24 New Lenders; Exiting Lenders.

The Administrative Agent, the Borrower and each Lender agree that upon the Effective Date, the outstanding Revolving Loans and the participation interests of the Revolving Lenders in any outstanding Letters of Credit and Swingline Loans under the Existing Credit Agreement shall be allocated among the Revolving Lenders in accordance with their respective Revolving Commitment Percentages calculated based on the Revolving Commitments of the Revolving Lenders set forth on Schedule I attached hereto (the “Post-Amendment Revolving Commitment Percentage”). To effect such allocations, each Revolving Lender whose Post-Amendment Revolving Commitment Percentage exceeds the amount of such Revolving Lender’s Revolving Commitment Percentage immediately prior to the effectiveness of this Amendment and any New Lender (as defined below) providing a new Revolving Commitment shall make a Revolving Loan in such amount as is necessary so that the aggregate principal amount of Revolving Loans held by such Lender shall equal such Revolving Lender’s Post-Amendment Revolving Commitment Percentage of the aggregate outstanding principal amount of the Revolving Loans as of the Effective Date. The Administrative Agent shall make such amounts of the proceeds of such Revolving Loans available (a) to each Revolving Lender whose Post-Amendment Revolving Commitment Percentage is less than the amount of such Revolving Lender’s Revolving Commitment Percentage immediately prior to the effectiveness of this Amendment as is necessary so that the aggregate principal amount of Revolving Loans held by such Revolving Lender shall equal such Lender’s Post-Amendment Revolving Commitment Percentage of the aggregate outstanding principal amount of the Revolving Loans as of the Effective Date and (b) to the Exiting Lenders (as defined below) as is necessary to repay in full the Revolving Loans owing to such Exiting Lenders.

Each new Lender identified in its signature page hereto as a “New Lender” under the Credit Agreement on the Effective Date (each, a “New Lender”) hereby agrees to provide a new Revolving Commitment, and/or Term 1 Loan Commitment and/or Term 2 Loan Commitment and/or Term 3 Loan Commitment, as the case may be, in the amount set forth opposite such New Lender’s name on Schedule I attached hereto. On the Effective Date, each New Lender agrees to become and shall be deemed a Lender for all purposes of the Credit Agreement, and each reference to the Lenders in the Credit Agreement shall be deemed to include each New Lender. Each New Lender hereby appoints Wells Fargo Bank, National Association as the Administrative Agent and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under the Credit Agreement and other Loan Documents as are delegated to the Administrative Agent by the terms thereof.

On the Effective Date, the Commitments of each Revolving Lender and each Term Loan Lender identified in its signature page hereto as an “Exiting Lender” under the Credit Agreement on the Effective Date (each, an “Exiting Lender”) shall be terminated, all outstanding amounts due under the Credit Agreement and the other Loan Documents to the Exiting Lenders on the Effective Date shall be paid in full, and each Exiting Lender shall cease to be a Lender under the Credit Agreement; provided that obligations of the Loan Parties under the Loan Documents that are intended to survive any Lender ceasing to be a Lender or a party to any Loan Document shall survive in accordance with their respective terms for the benefit of such Lender.

The Administrative Agent, the Borrower and each Lender confirms as of the date hereof the amount of each such Lender’s Commitment as set forth opposite such Lender’s name on Schedule I attached hereto.

Section 13.25 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Borrower and its Subsidiaries and any Lead Arranger, Book Runner, Syndication Agent, Documentation Agent, Sustainability Structuring Agent, Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Lead Arranger, Book Runner, Syndication Agent, Documentation Agent, Sustainability Structuring Agent, Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender has advised or is advising the Borrower or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Lead Arranger, Book Runner, Syndication Agent, Documentation Agent, Sustainability Structuring Agent, Administrative Agent, any Issuing Bank, Swingline Lenders and Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lead Arranger, Book Runner, Syndication Agent, Documentation Agent, Sustainability Structuring Agent, Administrative Agent, any Issuing Bank, Swingline Lenders and Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate, and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Lead Arranger, Book Runner, Syndication Agent, Documentation Agent, Sustainability Structuring Agent, Administrative Agent, any Issuing Bank, Swingline Lenders and Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person; (ii) none of the Lead Arranger, Book Runner, Syndication Agent, Documentation Agent, Sustainability Structuring Agent, Administrative Agent, any Issuing Bank, Swingline Lenders or Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Lead Arranger, Book Runner, Syndication Agent, Documentation Agent, Sustainability Structuring Agent, Administrative Agent, any Issuing Bank, Swingline Lenders and Lenders and their respective branches and Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Lead Arranger, Book Runner, Syndication Agent, Documentation Agent, Sustainability Structuring Agent, Administrative Agent, any Issuing Bank, Swingline Lenders or Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against any of the Lead Arranger, Book Runner, Syndication Agent, Documentation Agent, Sustainability Structuring Agent, Administrative Agent, any Issuing Bank, Swingline Lenders and Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[Signatures on Following Pages]

SCHEDULE I

Commitments

Lender	Revolving Commitment Amount	Term 1 Loan Commitment Amount	Term 2 Loan Commitment Amount	Term 3 Loan Commitment Amount
Wells Fargo Bank, National Association	$33,000,000.00	$55,000,000.00	$28,000,000.00	$26,000,000.00
Bank of America, N.A.	$33,000,000.00	$55,000,000.00	$28,000,000.00	$26,000,000.00
TD Bank, N.A.	$33,000,000.00	$55,000,000.00	$28,000,000.00	$26,000,000.00
U.S. Bank National Association	$33,000,000.00	$55,000,000.00	$28,000,000.00	$26,000,000.00
KeyBank National Association	$28,000,000.00	$47,500,000.00	$25,000,000.00	$20,000,000.00
Regions Bank	$28,000,000.00	$47,500,000.00	$25,000,000.00	$20,000,000.00
PNC Bank, National Association	$28,000,000.00	$47,500,000.00	$25,000,000.00	$20,000,000.00
Capital One, National Association	$28,000,000.00	$47,500,000.00	$25,000,000.00	$20,000,000.00
BMO Bank, N.A.	$28,000,000.00	$47,500,000.00	$25,000,000.00	$20,000,000.00
Truist Bank	$26,000,000.00	$42,500,000.00	$21,000,000.00	$26,000,000.00
Deutsche Bank AG New York Branch	$25,000,000.00	$0.00	$0.00	$0.00
Goldman Sachs Bank USA	$25,000,000.00	$0.00	$0.00	$0.00
Royal Bank of Canada	$26,000,000.00	$0.00	$21,000,000.00	$20,000,000.00
The Huntington National Bank	$26,000,000.00	$0.00	$21,000,000.00	$50,000,000.00
TOTAL	$400,000,000.00	$500,000,000.00	$300,000,000.00	$300,000,000.00

1

SCHEDULE 1.1(a)

Approved Managers

AccorHotels
Ace Hotel Group
Aimbridge Hospitality
Auberge Resorts Collection
Crescent Hotels & Resorts, LLC,
Crestline Hotels & Resorts, Inc.
Concord Hospitality Enterprises Company
CoralTree Hospitality Group
Davidson Hotels & Resorts
Dreamscape Hospitality
Driftwood Hospitality Management
EOS Hospitality
HEI Hotels & Resorts
Hersha Hospitality Management
Highgate Hotels
Hilton Hotels Corporation
Hospitality Ventures Management Group
Hotel Equities
Hyatt Hotels Corporation
Island Hospitality Management
Intercontinental Hotel Group (IHG)
Kessler Collection Management, LLC
Loews Hotels & Resorts
Magna Hospitality Group, L.C.
Makeready
Marriott International, Inc.
Montage Hotels & Resorts
Noble House Hotels & Resorts
Northwood Hospitality
Ocean Properties Ltd.
Omni Hotels & Resorts
OTO Development, LLC
Pacifica Hotels
Passport-Ft. Baker Management LLC
Peachtree Hospitality Management
Peregrine Hospitality
PM Hotel Group
Proper Hotels & Residences
Pyramid Hotel Group
Remington Hospitality
Sage Hospitality Resources, LLC
Salamander Hotels & Resorts
Schulte Hospitality Group
Starwood Hotels
StepStone Hospitality
Stonebridge Companies
TPG Hotels & Resorts
Trilogy Wellness LLC
Vail Resorts Management Company
Viceroy Hotel Group
White Lodging Services

2

SCHEDULE 1.1(b)

List of Loan Parties

DiamondRock Hospitality Limited Partnership	Borrower
DiamondRock Hospitality Company	Parent
Bloodstone TRS, Inc.	Guarantor
DiamondRock Alpharetta Owner, LLC	Guarantor
DiamondRock Alpharetta Tenant, LLC	Guarantor
DiamondRock Bethesda General, LLC	Guarantor
DiamondRock Bethesda Limited, LLC	Guarantor
DiamondRock Bethesda Owner Limited Partnership	Guarantor
DiamondRock Bethesda Tenant, LLC	Guarantor
DiamondRock Boston Broad Street Owner, LLC	Guarantor
DiamondRock Boston Broad Street Tenant, LLC	Guarantor
DRH Bourbon Owner, LLC	Guarantor
DRH Bourbon Tenant, LLC	Guarantor
DiamondRock Burlington Owner, LLC	Guarantor
DiamondRock Burlington Tenant, LLC	Guarantor
DiamondRock Charleston Owner, LLC	Guarantor
DiamondRock Charleston Tenant, LLC	Guarantor
DiamondRock Cherry Creek Owner, LLC	Guarantor
DiamondRock Cherry Creek Tenant, LLC	Guarantor
DiamondRock Chicago Conrad Owner, LLC	Guarantor
DiamondRock Chicago Conrad Tenant, LLC	Guarantor
DiamondRock Chicago Owner, LLC	Guarantor
DiamondRock Chicago Tenant, LLC	Guarantor
DiamondRock Denver Downtown Owner, LLC	Guarantor
DiamondRock Denver Downtown Tenant, LLC	Guarantor
DiamondRock FL Owner, LLC	Guarantor
DiamondRock FL Tenant, LLC	Guarantor
DiamondRock HB Owner, LLC	Guarantor
DiamondRock HB Tenant, LLC	Guarantor
DRH HBR Owner, LLC	Guarantor
DRH HBR Tenant, LLC	Guarantor
DRH HPI Owner, LLC	Guarantor
DRH HPI Tenant, LLC	Guarantor
DiamondRock Key West North Owner, LLC	Guarantor
DiamondRock Key West North Tenant, LLC	Guarantor
DiamondRock KW South Owner, LLC	Guarantor
DiamondRock KW South Tenant, LLC	Guarantor
DiamondRock PHX Owner, LLC	Guarantor
DiamondRock PHX Tenant, LLC	Guarantor
DRH Riomar Owner, LLC	Guarantor
DRH Riomar Tenant, LLC	Guarantor
DiamondRock SF Sutter Street Owner, LLC	Guarantor
DiamondRock SF Sutter Street Tenant, LLC	Guarantor

3

DiamondRock Tahoe Owner, LLC	Guarantor
DiamondRock Tahoe Tenant, LLC	Guarantor
DiamondRock Times Square Owner, LLC	Guarantor
DiamondRock Times Square Tenant, LLC	Guarantor
DRH Tranquility, LLC	Guarantor
DiamondRock Vail Owner, LLC	Guarantor
DiamondRock Vail Tenant, LLC	Guarantor
DRH Worthington Owner General, LLC	Guarantor
DRH Worthington Owner Limited, LLC	Guarantor
DRH Worthington Owner Limited Partnership	Guarantor
DRH Worthington Tenant General, LLC	Guarantor
DRH Worthington Tenant Limited, LLC	Guarantor
DRH Worthington Tenant Limited Partnership	Guarantor
DiamondRock AZ LA Owner, LLC	Guarantor
DiamondRock AZ LA Tenant, LLC	Guarantor
DiamondRock AZ OR Owner, LLC	Guarantor
DiamondRock AZ OR Tenant, LLC	Guarantor
CPFB Owner, LLC	Guarantor
CPFB Tenant, LLC	Guarantor
CPFB Holdings, LLC	Guarantor
DRH Lake Austin Owner, LLC	Guarantor
DRH Lake Austin Tenant, LLC	Guarantor
DRH Chico Owner, LLC	Guarantor
DRH Chico Tenant, LLC	Guarantor
DiamondRock Sonoma Owner, LLC	Guarantor
DiamondRock Sonoma Tenant, LLC	Guarantor
DiamondRock San Diego Owner, LLC	Guarantor
DiamondRock San Diego Tenant, LLC	Guarantor
DiamondRock Salt Lake Owner, LLC	Guarantor
DiamondRock Salt Lake Tenant, LLC	Guarantor
DiamondRock Minnesota Owner, LLC	Guarantor
DiamondRock Minnesota Tenant, LLC	Guarantor
DiamondRock Manhattan/Midtown East Owner, LLC	Guarantor
DiamondRock Manhattan/Midtown East Tenant, LLC	Guarantor

Accommodation Subsidiaries are noted in italics.

4

SCHEDULE 7.1(b)

Ownership Structure

PART I

Company	Jurisdiction of Organization	Equity Interest Holders	% of Ownership	Material/ Significant/ Foreign/and/or Excluded/or Accommodation Subsidiary or N/A	State Qualification
Bloodstone TRS, Inc.	Delaware	DiamondRock Hospitality Limited Partnership	100%	N/A	CA, MA, SC
CPFB Holdings, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	CA
CPFB Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	CA
CPFB Tenant, LLC	Delaware	CPFB Holdings, LLC	100%	Accommodation Subsidiary	CA
DiamondRock Acquisition, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	N/A	N/A
DiamondRock Alpharetta Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	GA
DiamondRock Alpharetta Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	GA
DiamondRock AZ LA Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	AZ
DiamondRock AZ LA Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	AZ
DiamondRock AZ OR Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	AZ

5

Company	Jurisdiction of Organization	Equity Interest Holders	% of Ownership	Material/ Significant/ Foreign/and/or Excluded/or Accommodation Subsidiary or N/A	State Qualification
DiamondRock AZ OR Tenant LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	AZ
DiamondRock Bethesda General, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	N/A	MD
DiamondRock Bethesda Limited, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	N/A	MD
DiamondRock Bethesda Owner Limited Partnership	Maryland	DiamondRock Bethesda General, LLC DiamondRock Bethesda Limited, LLC	1% (GP Interest) 99% (LP Interest)	Material	N/A
DiamondRock Bethesda Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	MD
DiamondRock Boston Broad Street Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	MA
DiamondRock Boston Broad Street Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	MA
DiamondRock Boston Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Excluded	MA
DiamondRock Boston Retail Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Excluded	MA

6

Company	Jurisdiction of Organization	Equity Interest Holders	% of Ownership	Material/ Significant/ Foreign/and/or Excluded/or Accommodation Subsidiary or N/A	State Qualification
DiamondRock Boston Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Excluded	MA
DRH Bourbon Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	LA
DRH Bourbon Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	LA
DiamondRock Burlington Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	VT
DiamondRock Burlington Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	VT
DiamondRock Charleston Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	SC
DiamondRock Charleston Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	SC
DiamondRock Cherry Creek Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	CO
DiamondRock Cherry Creek Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	CO
DiamondRock Chicago Conrad Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	IL
DiamondRock Chicago Conrad Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	IL

7

Company	Jurisdiction of Organization	Equity Interest Holders	% of Ownership	Material/ Significant/ Foreign/and/or Excluded/or Accommodation Subsidiary or N/A	State Qualification
DiamondRock Chicago Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	IL
DiamondRock Chicago Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	IL
DRH Chico Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	MT
DRH Chico Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	MT
DiamondRock DC Holdings, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	N/A	N/A
DiamondRock DC M Street Owner, LLC	Delaware	DiamondRock DC Holdings, LLC	100%	N/A	DC
DiamondRock DC M Street Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	N/A	DC
DiamondRock Denver Downtown Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	CO
DiamondRock Denver Downtown Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	CO
DiamondRock East 40th Street NYC Owner Holdings, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	N/A	NY
DiamondRock East 40th Street NYC Owner, LLC	Delaware	DiamondRock East 40th Street NYC Owner Holdings, LLC	100%	Excluded	NY

8

Company	Jurisdiction of Organization	Equity Interest Holders	% of Ownership	Material/ Significant/ Foreign/and/or Excluded/or Accommodation Subsidiary or N/A	State Qualification
DiamondRock East 40th Street NYC Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Excluded	NY
DiamondRock FL Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	FL
DiamondRock FL Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	FL
DiamondRock Frenchman's Holdings, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	N/A	N/A
DiamondRock HB Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	CA
DiamondRock HB Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	CA
DRH HBR Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	FL
DRH HBR Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	FL
DiamondRock Hospitality Limited Partnership	Delaware	DiamondRock Hospitality Company	99.6%	Material	CA & MA
DRH HPI Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	FL

9

Company	Jurisdiction of Organization	Equity Interest Holders	% of Ownership	Material/ Significant/ Foreign/and/or Excluded/or Accommodation Subsidiary or N/A	State Qualification
DRH HPI Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	FL
DiamondRock Key West North Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	FL
DiamondRock Key West North Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	FL
DiamondRock KW South Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	FL
DiamondRock KW South Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	FL
DRH Lake Austin Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	TX
DRH Lake Austin Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	TX
DiamondRock Manhattan/Midtown East Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	NY
DiamondRock Manhattan/Midtown East Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	NY
DiamondRock Minnesota Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	MN
DiamondRock Minnesota Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	MN

10

Company	Jurisdiction of Organization	Equity Interest Holders	% of Ownership	Material/ Significant/ Foreign/and/or Excluded/or Accommodation Subsidiary or N/A	State Qualification
DiamondRock PHX Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	AZ
DiamondRock PHX Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	AZ
DRH Riomar Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	FL
DRH Riomar Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	FL
DiamondRock Salt Lake Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	UT
DiamondRock Salt Lake Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	UT
DiamondRock San Diego Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	CA
DiamondRock San Diego Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	CA
DiamondRock SF Sutter Street Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	CA
DiamondRock SF Sutter Street Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	CA
DiamondRock Sonoma Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	CA

11

Company	Jurisdiction of Organization	Equity Interest Holders	% of Ownership	Material/ Significant/ Foreign/and/or Excluded/or Accommodation Subsidiary or N/A	State Qualification
DiamondRock Sonoma Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	CA
DiamondRock Tahoe Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	CA
DiamondRock Tahoe Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	CA
DiamondRock Times Square Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	NY
DiamondRock Times Square Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	NY
DRH Tranquility, LLC	Delaware	Bloodstone TRS, Inc.	100%	Material	FL
DiamondRock Vail Owner, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	Material	CO
DiamondRock Vail Tenant, LLC	Delaware	Bloodstone TRS, Inc.	100%	Accommodation Subsidiary	CO
DRH Worthington Owner General, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	N/A	TX
DRH Worthington Owner Limited, LLC	Delaware	DiamondRock Hospitality Limited Partnership	100%	N/A	N/A
DRH Worthington Owner Limited Partnership	Delaware	DRH Worthington Owner General, LLC DRH Worthington Owner Limited, LLC	1% (GP interest) 99% (LP interest)	Material	TX

12

Company	Jurisdiction of Organization	Equity Interest Holders	% of Ownership	Material/ Significant/ Foreign/and/or Excluded/or Accommodation Subsidiary or N/A	State Qualification
DRH Worthington Tenant General, LLC	Delaware	Bloodstone TRS, Inc.	100%	N/A	TX
DRH Worthington Tenant Limited, LLC	Delaware	Bloodstone TRS, Inc.	100%	N/A	N/A
DRH Worthington Tenant Limited Partnership	Delaware	DRH Worthington Tenant General, LLC DRH Worthington Tenant Limited, LLC	1% (GP interest) 99% (LP interest)	Accommodation Subsidiary	TX

13

SCHEDULE 7.1(b)

PART II

Unconsolidated Affiliates

None.

14

SCHEDULE 7.1(f)

Part I

Title to Properties; Occupancy Rates and Liens

Property	Occupancy Rate (for the 12-month period ending June 30, 2025)
AC Hotel Minneapolis Downtown	58.2%
Atlanta Marriott Alpharetta	65.8%
Embassy Suites by Hilton Bethesda	67.6%
Bourbon Orleans Hotel	65.1%
Cavallo Point, the Lodge at the Golden Gate	60.8%
Chicago Marriott Downtown Magnificent Mile	63.7%
Chico Hot Springs Resort & Spa	65.2%
Courtyard Denver Downtown	78.2%
Courtyard New York Manhattan/Fifth Avenue	95.2%
Courtyard New York Manhattan/Midtown East	90.8%
Havana Cabana Key West	79.3%
Henderson Beach Resort	52.2%
Henderson Park Inn	64.1%
Hilton Garden Inn New York City/Times Square Central	88.7%
Hotel Champlain Burlington	74.4%
Hotel Clio (Cherry Creek)	78.1%
Hotel Emblem San Francisco	61.5%
Kimpton Hotel Palomar Phoenix	71.7%
Kimpton Shorebreak Fort Lauderdale Beach	72.0%
Kimpton Shorebreak Huntington Beach Resort	79.9%
Lake Austin Spa Resort	54.5%
L’Auberge de Sedona	69.9%
Margaritaville Beach House Key West	82.1%
Orchards Inn Sedona	21.8%
Salt Lake City Marriott Downtown	67.3%
The Dagny Boston	85.0%
The Hythe Vail	57.0%
The Gwen Chicago	74.9%
The Landing Lake Tahoe Resort & Spa	59.9%
The Lindy Renaissance Charleston Hotel	87.4%
The Lodge at Sonoma Resort & Spa	71.6%
The Worthington Renaissance Fort Worth Hotel	71.8%
Tranquility Bay Beachfront Resort	74.8%
Westin Boston Waterfront	82.8%
Westin Fort Lauderdale Beach Resort	76.8%
Westin San Diego Bayview	77.7%

15

Part II

Liens in Existence on the Agreement Date:

See Schedule 7.1(g): Existing Indebtedness and Total Indebtedness

16

SCHEDULE 7.1(g)

Indebtedness and Guaranties

	Current Amount of Debt as of July 22, 2025	Secured or Unsecured
Mortgage Loan Indebtedness
The Westin Boston Seaport District	$166,550,467	Secured

17

SCHEDULE 7.1(h)

Material Contracts

NONE.

18

SCHEDULE 7.1(i)

Litigation

None.

19

SCHEDULE 7.1(y)

Initial Unencumbered Properties

Property
AC Hotel Minneapolis Downtown
Atlanta Marriott Alpharetta
The Gwen Chicago
Courtyard Denver Downtown
Courtyard New York Manhattan/Midtown East
Courtyard New York/Manhattan Fifth Avenue
Hotel Champlain Burlington
Hilton Garden Inn New York City/Times Square Central
The Lindy Renaissance Charleston Hotel
Westin Fort Lauderdale Beach Resort
Margaritaville Beach House Key West
Chicago Marriott Downtown Magnificent Mile
Embassy Suites by Hilton Bethesda
The Hythe Vail
The Dagny Boston
Hotel Emblem San Francisco
Havana Cabana Key West
Kimpton Shorebreak Huntington Beach Resort
L’Auberge de Sedona
Orchards Inn Sedona
The Landing Lake Tahoe Resort & Spa
Cavallo Point, The Lodge at the Golden Gate
Kimpton Hotel Palomar Phoenix
Bourbon Orleans Hotel
Henderson Park Inn
Henderson Beach Resort
Tranquility Bay Beachfront Resort
Kimpton Shorebreak Fort Lauderdale Beach
Lake Austin Spa Resort
Chico Hot Springs Resort & Day Spa
Salt Lake City Marriott Downtown at City Creek
The Lodge at Sonoma Resort & Spa
Westin San Diego Bayview
The Worthington Renaissance Fort Worth Hotel
Hotel Clio

20

SCHEDULE 13.1

Address for Notices to Issuing Banks

If to Wells Fargo, in its capacity as an Issuing Bank:

Wells Fargo Bank, National Association
550 South Tryon Street, 20th Floor
Charlotte, NC 28202-4200
Attention: Daniel S Dyer
Telecopier:       704-715-1468
Telephone:       704-715-7334

with a copy to:

Wells Fargo Bank, National Association
301 S. College Street, 4th Floor
Charlotte, NC 28202
MAC D1053-04N
Attention: Lisa Rossin
Telecopier:        704-715-1468
Telephone:        704-715-4858

with a copy to:

Wells Fargo Bank, N.A.
U.S. Trade Services - Standby Letter of Credit
794 Davis Street, 2nd Floor
San Leandro, CA 94577-6922
Telephone:        800-798-2815, Option 1
Telecopier:        415-296-890

If to Bank of America, N.A., in its capacity as an Issuing Bank:

Bank of America, N.A.
One Fleet Way, 2nd Floor
Mail Code PA6-580-02-30
Scranton, PA 18507
Attention: Global Trade Operations
Phone: 1.800.370.7519 and choose Trade product
opt. #1
Fax: 1. 800.755.8743
Email: scranton_standby_lc@bofa.com

21

with a copy to:

Bank of America, N.A.
901 Main Street
Mail Code: TX1-492-64-01
Dallas, TX 75202-3714
Attention: Jackie Nicholson
Phone: (214) 209-9049
Fax: (214) 209-1559
Email: jackie.nicholson@bofa.com

If to TD Bank, N.A. National Association, in its capacity as an Issuing Bank:

Dana Muckstadt
200 State Street 10th Floor
Boston, MA 02109
M – (617)-922-8030

If to U.S. Bank National Association, in its capacity as an Issuing Bank:

Syndicated Services Team
800 Nicollet Mall
Minneapolis, MN
Phone: (920) 237-7601
Fax: (920) 237-7993
cLSSyndicationServicesTeam@usbank.com

with a copy to:

Jacqueline Rios
Loan Administrator Closer
190 South LaSalle Street, 9th Floor
Chicago, Illinois  60603
Phone: 312-325-8864
Fax: 312-325-8853
jacqueline.rios@usbank.com

22

EXHIBIT A

FORM OF ASSIGNMENT AND assumption

This Assignment and Assumption Agreement (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the][any] Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.

[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

[Assignor [is][is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s):	DiamondRock Hospitality Limited Partnership

4.	Administrative Agent: Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The $1,500,000,000.00 Seventh Amended and Restated Credit Agreement, dated as of [__________], 2025, among DiamondRock Hospitality Limited Partnership, DiamondRock Hospitality Company, the Lenders parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/ Loans for all Lenders[8]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[9]		CUSIP Number
			$	$		%
			$	$		%

[7.	Trade Date: ________________][10]

[Page break]

[5]	List each Assignor, as appropriate.

[6]	List each Assignee, as appropriate.

[7]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment”, “Term 1 Loan Commitment”, “Term 2 Loan Commitment”, “Term 3 Loan Commitment”, etc.).

[8]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[10]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][11]

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S][12]

[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Page Break]

[11]	Add additional signature blocks as needed.

[12]	Add additional signature blocks as needed.

[Consented to and]13 Accepted:

Wells Fargo BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[Consented to:][14]

DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP

By:	DiamondRock Hospitality Company, its sole General Partner

By:
Name:
Title:

[RELEVANT PARTY][15]

By:
Name:
Title:

[13]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[14]	Include signature of the Borrower only if required under Section 13.5.(b) of the Credit Agreement.

[15]	To be added only if the consent of the other parties (e.g. Swingline Lender, Issuing Banks) is required by the terms of the Credit Agreement.

ANNEX 1

[__________________]16

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.            Representations and Warranties.

1.1            Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2            Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee as defined in the Credit Agreement (subject to such consents, if any, as may be required under such definition), (iii) from and after the Effective Date specified for this Assignment and Assumption, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 9.1. or 9.2., as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, the Assignor, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

[16]	Describe Credit Agreement at option of Administrative Agent.

2.            Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date specified for this Assignment and Assumption. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to such Effective Date or with respect to the making of this assignment directly between themselves.

3.            General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. THIS ASSIGNMENT AND ASSUMPTION AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATING TO THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

EXHIBIT B

FORM OF THIRD AMENDED AND RESTATED GUARANTY

THIS THIRD AMENDED AND RESTATED GUARANTY (this “Guaranty”) dated as of [__________], 2025, is executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Seventh Amended and Restated Credit Agreement, dated as of [__________], 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among DiamondRock Hospitality Limited Partnership (the “Borrower”), DiamondRock Hospitality Company (the “Parent”), the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), the Administrative Agent, for its benefit and the benefit of the Lenders, the Swingline Lender, the Issuing Banks, the Specified Derivatives Providers and the other parties thereto (the Administrative Agent, the Lenders, the Swingline Lender, the Issuing Banks and the Specified Derivatives Providers, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”).

WHEREAS, pursuant to the Credit Agreement, the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Banks have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Specified Derivatives Providers may from time to time enter into Specified Derivatives Contracts with the Parent, the Borrower and/or Subsidiaries of the Parent;

WHEREAS, certain Guarantors previously executed and delivered to the Administrative Agent that certain Second Amended and Restated Guaranty, dated as of September 27, 2022 (as further amended and in effect immediately prior to the date hereof, the “Existing Guaranty”);

WHEREAS, the Borrower and each of the Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Guarantied Parties through their collective efforts;

WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Guarantied Parties making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Guarantied Parties on the terms and conditions contained herein; and

WHEREAS, the amendment and restatement of the Existing Guaranty effected by each Guarantor’s execution and delivery of this Guaranty is a condition to the Guarantied Parties’ making, and continuing to make, such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees that the Existing Guaranty is amended and restated in its entirety as follows:

Section 1.      Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness and obligations owing by the Borrower or any other Loan Party to any Lender, any Issuing Bank or the Administrative Agent under or in connection with the Credit Agreement and any other Loan Document to which the Borrower or such other Loan Party is a party, including without limitation, the repayment of all principal of the Loans and the Reimbursement Obligations, and the payment of all interest, Fees, charges, attorneys’ fees and other amounts payable to any Lender, any Issuing Bank or the Administrative Agent thereunder or in connection therewith; (b) all existing or future payment and other obligations owing by any Loan Party under any Specified Derivatives Contract (other than any Excluded Swap Obligation); (c) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (d) all reasonable expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Administrative Agent or any other Guarantied Party in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder; and (e) all other Guaranteed Obligations.

Section 2.      Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, the Guarantied Parties shall not be obligated or required before enforcing this Guaranty against any Guarantor: (a)  to pursue any right or remedy the Guarantied Parties may have against the Borrower, any other Loan Party or any other Person or commence any suit or other proceeding against the Borrower, any other Loan Party or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Loan Party or any other Person; or (c) to make demand of the Borrower, any other Loan Party or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Guarantied Parties which may secure any of the Guarantied Obligations.

Section 3.      Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantied Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

(a)            (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, any Specified Derivatives Contract or any other document, instrument or agreement evidencing or relating to any Guarantied Obligations (the “Guarantied Documents”), or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, any Guarantied Document or any assignment or transfer of any Guarantied Document;

(b)            any lack of validity or enforceability of any Guarantied Document or any assignment or transfer of any Guarantied Document;

(c)            any furnishing to any of the Guarantied Parties of any security for any of the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Guarantied Obligations;

(d)            any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to any of the Guarantied Obligations, or any subordination of the payment of any of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party;

(e)            any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f)            any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against the Borrower, any other Loan Party or any other Person to recover payments made under this Guaranty;

(g)            any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Guarantied Obligations;

(h)            any application of sums paid by the Borrower, any other Loan Party or any other Person with respect to the liabilities of the Borrower or any other Loan Party to any of the Guarantied Parties, regardless of what liabilities of the Borrower remain unpaid;

(i)            any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof;

(j)            any defense, set-off, claim or counterclaim (other than indefeasible payment and performance in full) which may at any time be available to or be asserted by the Borrower, any other Loan Party, or any other Person against any Guarantied Party;

(k)            any statement, representation or warranty made or deemed to be made by or on behalf of the Borrower, any Guarantor or any other Loan Party under any Guarantied Document, or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect;

(l)            any change in the corporate existence, structure, or ownership of the Borrower or any other Loan Party; or

(m)            any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than indefeasible payment and performance in full).

Section 4.      Action with Respect to Guarantied Obligations. The Guarantied Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement any Guarantied Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Guarantied Obligations; (d) release any Loan Party or other Person liable in any manner for the payment or collection of any of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Loan Party or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Guarantied Parties shall elect.

Section 5.      Representations and Warranties. Each Guarantor hereby makes to the Administrative Agent and the other Guarantied Parties all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Guarantied Documents, as if the same were set forth herein in full.

Section 6.      Covenants. Each Guarantor will comply with all covenants with which the Borrower is to cause such Guarantor to comply under the terms of the Credit Agreement or any of the other Guarantied Documents.

Section 7.      Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

Section 8.      Inability to Accelerate Loan. If the Guarantied Parties or any of them are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Administrative Agent and/or the other Guarantied Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9.      Reinstatement of Guarantied Obligations. If claim is ever made on the Administrative Agent or any other Guarantied Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Administrative Agent or such other Guarantied Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Administrative Agent or such other Guarantied Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of any of the Guarantied Documents, and such Guarantor shall be and remain liable to the Administrative Agent or such other Guarantied Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Administrative Agent or such other Guarantied Party.

Section 10.      Subrogation. Upon the making by any Guarantor of any payment hereunder for the account of the Borrower or any other Loan Party, such Guarantor shall be subrogated to the rights of the payee against the Borrower or such other Loan Party; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against the Borrower or such other Loan Party arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Guarantied Parties and shall forthwith pay such amount to the Administrative Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Administrative Agent as collateral security for any Guarantied Obligations existing.

Section 11.      Right of Contribution. The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section shall be subordinate and subject in right of payment to the Guarantied Obligations until such time as the Guaranteed Obligations have been paid in full and the Commitments have expired or terminated, and none of the Guarantors shall exercise any right or remedy under this Section against any other Guarantor until such Obligations have been indefeasibly paid and performed in full and the Commitments have expired or terminated. Subject to Section 10 of this Guaranty, this Section shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Applicable Law against the Borrower or any other Loan Party in respect of any payment of Guarantied Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall cease to be a Guarantor in accordance with the applicable provisions of the Loan Documents. For purposes of this Section, the following terms have the indicated meanings:

(a)            “Excess Payment” means the amount paid by any Guarantor in excess of its Ratable Share of any Guarantied Obligations.

(b)            “Ratable Share” means, for any Guarantor in respect of any payment of Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guarantied Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Loan Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties hereunder) of the Loan Parties; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment.

(c)            “Contribution Share” means, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment.

Section 12.      Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if such Guarantor is required by Applicable Law or by any Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Administrative Agent, the Lenders, the Swingline Lender, and the Issuing Banks such additional amount as will result in the receipt by the Administrative Agent, the Lenders, the Swingline Lender, and the Issuing Banks of the full amount payable hereunder had such deduction or withholding not occurred or been required.

Section 13.      Set-off. In addition to any rights now or hereafter granted under any of the other Guarantied Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes each Guarantied Party, each Affiliate of a Guarantied Party, and each Participant (but not Affiliates of such Participant) at any time during the continuance of an Event of Default, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Guarantied Party (other than the Administrative Agent), an Affiliate of a Guarantied Party (other than the Administrative Agent), or a Participant (but not Affiliates of a Participant) subject to receipt of the prior written consent of the Administrative Agent exercised in its sole discretion to the fullest extent permitted by law, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by a Guarantied Party, an Affiliate of a Guarantied Party, or such Participant (but not Affiliates of such Participant) to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured. Each Guarantor agrees, to the fullest extent permitted by Applicable Law, that any Participant may exercise rights of setoff or counterclaim and other rights with respect to its participation as fully as if such Participant were a direct creditor of such Guarantor in the amount of such participation. Each Lender agrees to notify the Borrower and such Guarantor after any such set off made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set off.

Section 14.      Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Guarantied Parties that all obligations and liabilities of the Borrower or any other Loan Party to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower or any other Loan Party (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall exist, no Guarantor shall accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from the Borrower or any other Loan Party on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

Section 15.      Avoidance Provisions. It is the intent of each Guarantor and the Guarantied Parties that in any Proceeding, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Guarantied Parties hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Guarantied Parties that would not otherwise be available to such Person under the Avoidance Provisions.

Section 16.      Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Guarantors, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither of the Administrative Agent nor any other Guarantied Party shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

Section 17.      Governing Law. THIS GUARANTY AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 18.      Waiver of jury trial.

(a)            EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY GUARANTOR OR ANY OF THE GUARANTIED PARTIES WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE GUARANTIED PARTIES AND EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b)            EACH OF THE GUARANTORS AND EACH GUARANTIED PARTY HEREBY AGREES THAT THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN OF NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY GUARANTOR OR ANY GUARANTIED PARTY, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. EACH GUARANTOR AND EACH OF THE LENDERS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GUARANTOR AT ITS ADDRESS FOR NOTICES PROVIDED FOR HEREIN. SHOULD A GUARANTOR FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THIRTY DAYS AFTER THE MAILING THEREOF, SUCH GUARANTOR SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST IT AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY ANY GUARANTIED PARTY OR THE ENFORCEMENT BY ANY GUARANTIED PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)            THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER GUARANTIED DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS GUARANTY.

Section 19.      Loan Accounts. The Administrative Agent and each other Guarantied Party may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of such Guarantied Obligations or otherwise, the entries in such books and accounts shall be deemed conclusive evidence of the amounts and other matters set forth herein, absent manifest error. The failure of the Administrative Agent or any other Guarantied Party to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

Section 20.      Waiver of Remedies. No delay or failure on the part of the Administrative Agent or any other Guarantied Party in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any other Guarantied Party of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

Section 21.      Termination. This Guaranty shall remain in full force and effect with respect to each Guarantor until indefeasible payment in full of the Guarantied Obligations and the termination or cancellation of all Guarantied Documents in accordance with their respective terms.

Section 22.      Successors and Assigns. Each reference herein to the Administrative Agent or any other Guarantied Party shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding. The Guarantied Parties may, in accordance with the applicable provisions of the Guarantied Documents, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder. Subject to Section 13.8. of the Credit Agreement, each Guarantor hereby consents to the delivery by the Administrative Agent or any other Guarantied Party to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor. No Guarantor may assign or transfer its obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.

Section 23.      Joint and Several Obligations. The obligations of the Guarantors HEREUNDER SHALL BE joint and several, and ACCORDINGLY, each Guarantor CONFIRMS THAT IT is liable for the full amount of the “Guaranteed Obligations” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

Section 24.      Amendments. This Guaranty may not be amended except in writing signed by the Requisite Lenders (or all of the Lenders if required under the terms of the Credit Agreement), the Administrative Agent and each Guarantor, subject to Section 13.6. of the Credit Agreement.

Section 25.      Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Administrative Agent at the Principal Office, not later than 2:00 p.m. Pacific time on the date of demand therefor.

Section 26.      Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Administrative Agent or any other Guarantied Party at its respective address for notices provided for in the Guarantied Documents, as applicable, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of 3 days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of a Guarantor or Guarantied Party at the addresses specified; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Section 27.      Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 28.      Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 29.      Limitation of Liability. None of the Administrative Agent, nor any other Guarantied Party, nor any Affiliate, officer, director, employee, attorney, or agent of the Administrative Agent or any other Guarantied Party shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty, any of the other Guarantied Documents, or any of the transactions contemplated by this Guaranty or any of the other Guarantied Documents. Each Guarantor hereby waives, releases, and agrees not to sue the Administrative Agent, any other Guarantied Party or any of the Administrative Agent’s or any other Guarantied Party’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, any of the other Guarantied Documents, or any of the transactions contemplated thereby.

Section 30.      Electronic Delivery of Certain Information. Each Guarantor acknowledges and agrees that information regarding the Guarantor may be delivered electronically pursuant to Section 9.5. of the Credit Agreement.

Section 31.      Release of Guarantor. If expressly permitted by the Credit Agreement, a Guarantor may be released from this Guaranty in accordance with the terms of the Credit Agreement.

Section 32.      [Release of Guarantors under Existing Guaranty. Upon the effectiveness of the Credit Agreement and restatement of the Existing Credit Agreement as set forth in Section 8.15. of the Credit Agreement, each of the following entities shall be released from its obligations as a “Guarantor” under the Existing Guaranty executed and delivered by it in connection with the Existing Credit Agreement: [_________].]

Section 33.      Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until termination of this Guaranty in accordance with Section 20 hereof. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act

Section 34.      NO NOVATION. THE PARTIES HERETO HAVE ENTERED INTO THIS THIRD AMENDED AND RESTATED GUARANTY SOLELY TO AMEND AND RESTATE THE TERMS OF, AND THE OBLIGATIONS OWING UNDER AND IN CONNECTION WITH, THE EXISTING GUARANTY. THE PARTIES DO NOT INTEND THIS THIRD AMENDED AND RESTATED GUARANTY NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS THIRD AMENDED AND RESTATED GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE GUARANTORS UNDER OR IN CONNECTION WITH THE EXISTING GUARANTY.

Section 35.      Definitions. (a) For the purposes of this Guaranty:

“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

(b)            As used herein, “Guarantors” shall mean, as the context requires, collectively, (a) each Subsidiary identified as a “Guarantor” on the signature pages hereto, (b) each Person that joins this Guaranty as a Guarantor pursuant to Section 8.14. of the Credit Agreement, (c) with respect to (i) any Specified Derivatives Obligations between any Loan Party (other than the Borrower) and any Specified Derivatives Provider, the Borrower and (ii) the payment and performance by each other Loan Party of its obligations under the Guaranty with respect to all Swap Obligations, the Borrower, and (d) the successors and permitted assigns of the foregoing.

(c)            Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

Section 36.      This Guaranty is subject to the terms of Section 13.23. of the Credit Agreement.

[Signature on Following Page]

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Third Amended and Restated Guaranty as of the date and year first written above.

[GUARANTOR]

By:
Name:
Title:

Address for Notices for all Guarantors:

c/o DiamondRock Hospitality Limited Partnership
2 Bethesda Metro Center, Suite 1400
Bethesda, Maryland 20814
Attn: Chief Financial Officer and General Counsel
Telephone: 240-744-1190
Telecopy: 240-744-1199

ANNEX I

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT dated as of ____________, ____, executed and delivered by ______________________, a _____________ (the “New Guarantor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Seventh Amended and Restated Credit Agreement, dated as of [__________], 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among DiamondRock Hospitality Limited Partnership (the “Borrower”), DiamondRock Hospitality Company (the “Parent”), the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), the Administrative Agent, and the other parties thereto, for its benefit and the benefit of the other Guarantied Parties.

WHEREAS, pursuant to the Credit Agreement, the Administrative Agent, the Issuing Banks and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Specified Derivatives Providers may from time to time enter into Specified Derivatives Contracts with the Parent, the Borrower and/or Subsidiaries of the Parent;

WHEREAS, the Borrower, the New Guarantor and the existing Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Guarantied Parties through their collective efforts;

WHEREAS, the New Guarantor acknowledges that it will receive direct and indirect benefits from the Guarantied Parties making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the New Guarantor is willing to guarantee the Borrower’s obligations to the Guarantied Parties on the terms and conditions contained herein; and

WHEREAS, the New Guarantor’s execution and delivery of this Agreement is a condition to the Guarantied Parties continuing to make such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:

Section 1.      Accession to Guaranty. The New Guarantor hereby agrees that it is a “Guarantor” under that certain Third Amended and Restated Guaranty, dated as of [__________], 2025 (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty”), made by the Guarantors party thereto in favor of the Administrative Agent, for its benefit and the benefit of the other Guarantied Parties and assumes all obligations of a “Guarantor” thereunder and agrees to be bound thereby, all as if the New Guarantor had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Guarantor hereby:

(a)            irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);

(b)            makes to the Administrative Agent and the other Guarantied Parties as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

(c)            consents and agrees to each provision set forth in the Guaranty.

Section 2.      GOVERNING LAW. THIS Accession AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATING TO THIS ACCESSION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 3.      Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.

IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GUARANTOR]

By:
Name:
Title:

Address for Notices:

c/o DiamondRock Hospitality Limited Partnership

Attention:
Telecopier: ()
Telephone: ()

Accepted:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent

By:
Name:
Title:

EXHIBIT C

Form of [Amended and Restated] Revolving NOTE

$______________	___________, 20__

FOR VALUE RECEIVED, the undersigned, DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”) hereby unconditionally promises to pay to the order of ___________________________ or registered assigns (the “Revolving Lender”), in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), to Wells Fargo Bank, National Association, 600 South 4th Street, 10th Floor, Minneapolis, Minnesota 55415, or at such other address as may be specified in writing by the Administrative Agent to the Borrower, the principal sum of ___________________ AND ___/100 DOLLARS ($_____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of Revolving Loans made by the Revolving Lender to the Borrower under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

The date, amount of each Revolving Loan made by the Revolving Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Revolving Lender on its books and, prior to any transfer of this Note (as defined below), endorsed by the Revolving Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Revolving Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Loans made by the Revolving Lender.

This [Amended and Restated] Note (this “Note”) is one of the “Revolving Notes” referred to in the Seventh Amended and Restated Credit Agreement, dated as of [__________], 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, DiamondRock Hospitality Company (the “Parent”), the financial institutions party thereto and their assignees under Section 13.5. thereof, the Administrative Agent, and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Revolving Loans evidenced by this Note by the Revolving Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, (b) permits the prepayment of the Revolving Loans evidenced by this Note by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the maturity of the Revolving Loans evidenced by this Note upon the occurrence of certain specified events.

Except as permitted by Section 13.5. of the Credit Agreement, this Note may not be assigned by the Revolving Lender to any other Person.

[This Note is being issued in replacement of that certain [Amended and Restated] Revolving Note dated as of [__________], executed and delivered by Borrower party thereto and payable to the order of the Revolving Lender, as amended and in effect immediately prior to the date hereof. THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH SUCH OTHER Revolving NoTE.]

THIS NOTE AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

Time is of the essence for this Note.

[Signature on Following Page]

IN WITNESS WHEREOF, the undersigned has executed and delivered this [Amended and Restated] Revolving Note under seal as of the date first written above.

DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP

By:	DiamondRock Hospitality Company,
its sole General Partner

By:
Name:
Title:

SCHEDULE OF LOANS

This Note evidences Revolving Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

Date of Revolving Loan	Principal Amount of Revolving Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

EXHIBIT D

FORM OF NOTICE OF BORROWING

____________, 20__

Wells Fargo Bank, National Association
550 South Tryon Street, 20th Floor
Charlotte, NC 28202
Attention: Daniel S. Dyer
Telecopier:        704-715-1468
Telephone:        704-715-7334

Wells Fargo Bank, National Association
301 S. College Street, 4th Floor
Charlotte, NC 28202
MAC D1053-04N
Attention:  Lisa Rossin
Telecopier:        704-715-1468
Telephone:        704-715-4858

Ladies and Gentlemen:

Reference is made to that certain Seventh Amended and Restated Credit Agreement, dated as of [__________], 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among DiamondRock Hospitality Limited Partnership (the “Borrower”), DiamondRock Hospitality Company (the “Parent”), the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	Pursuant to [Section 2.1.(b)] [Section 2.2(d)] of the Credit Agreement, the Borrower hereby requests that the Lenders make [Revolving Loans] [Term 1 Loans] [Term 2 Loans] [Term 3 Loans] to the Borrower in an aggregate principal amount equal to $___________________.

2.	[The Borrower requests that such [Revolving Loans] be made available to the Borrower on ____________, 20__.] [The Borrower requests that such Term 1 Loans and Term 2 Loans be made available on the Effective Date.] [The Borrower requests that such Term 3 Loans be made available on ____________, 20__.]

3.	The Borrower hereby requests that the requested Loans all be of the following Type:

[Check one box only]

☐	Base Rate Loans
☐	Term SOFR Loans, each with an initial Interest Period for a duration of:
[Check one box only]	☐	1 month
	☐	3 months
	☐	6 months
☐	Daily Simple SOFR Loans

4.	The proceeds of this borrowing of Loans will be used for the following purpose:

5.	The Borrower requests that the proceeds of this borrowing of Loans be made available to the Borrower by wire transfer in immediately available funds to:

[insert wire instructions for Borrower’s account].

6.	[For Term 3 Loan Advances only: The proceeds of the Term 3 Loan Advance will be used to repay the following Existing Mortgage Debt: _________.]

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Loans and after giving effect thereto, (a) no Default or Event of Default exists or shall exist, and none of the limits specified in Section 2.15. of the Credit Agreement would be violated; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Loans contained in Article VI. of the Credit Agreement will have been satisfied (or waived in accordance with the applicable provisions of the Loan Documents) at the time such Loans are made.

[Signature on Following Page]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.

DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP

By:	DiamondRock Hospitality Company,
its sole General Partner

By:
Name:
Title:

EXHIBIT E

FORM OF NOTICE OF CONTINUATION

____________, 20__

Wells Fargo Bank, National Association
550 South Tryon Street, 20th Floor
Charlotte, NC 28202
Attention: Daniel S. Dyer
Telecopier:        704-715-1468
Telephone:        704-715-7334

Wells Fargo Bank, National Association
301 S. College Street, 4th Floor
Charlotte, NC 28202
MAC D1053-04N
Attention:  Lisa Rossin
Telecopier:        704-715-1468
Telephone:        704-715-4858

Ladies and Gentlemen:

Reference is made to that certain Seventh Amended and Restated Credit Agreement, dated as of [__________], 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among DiamondRock Hospitality Limited Partnership (the “Borrower”), DiamondRock Hospitality Company (the “Parent”), the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.9. of the Credit Agreement, the Borrower hereby requests a Continuation of [Term SOFR Loans][Daily Simple SOFR Loans] under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

1.	The proposed date of such Continuation is ____________, 20__.

2.	The Class of Loans subject to such Continuation is [Revolving] [Term 1] [Term 2] [Term 3] Loans.

3.	The aggregate principal amount of Loans subject to the requested Continuation is $________________________ and was originally borrowed by the Borrower on ____________, 20__.

4.	The portion of such principal amount subject to such Continuation is $__________________________.

5.	The current Interest Period for each of the Loans subject to such Continuation ends on ________________, 20__.

6.	The duration of the new Interest Period for each of such Loans or portion thereof subject to such Continuation is:

[Check one box only]	☐	1 month
	☐	3 months
	☐	6 months

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and as of the proposed date of the requested Continuation and after giving effect thereto, (a) no Default or Event of Default exists or will exist, and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.

[Signature on Following Page]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Continuation as of the date first written above.

DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP

By:	DiamondRock Hospitality Company,
its sole General Partner

By:
Name:
Title:

EXHIBIT F

FORM OF NOTICE OF CONVERSION

____________, 20__

Wells Fargo Bank, National Association
550 South Tryon Street, 20th Floor
Charlotte, NC 28202
Attention: Daniel S. Dyer
Telecopier:         704-715-1468
Telephone:         704-715-7334

Wells Fargo Bank, National Association
301 S. College Street, 4th Floor
Charlotte, NC 28202
MAC D1053-04N
Attention:  Lisa Rossin
Telecopier:         704-715-1468
Telephone:         704-715-4858

Ladies and Gentlemen:

Reference is made to that certain Seventh Amended and Restated Credit Agreement, dated as of [__________], 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among DiamondRock Hospitality Limited Partnership (the “Borrower”), DiamondRock Hospitality Company (the “Parent”), the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.10. of the Credit Agreement, the Borrower hereby requests a Conversion of a borrowing of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1.	The proposed date of such Conversion is ______________, 20__.

2.	The Class of Loans to be Converted is [Revolving] [Term 1] [Term 2] [Term 3] Loans.

3.	The Loans to be Converted pursuant hereto are currently:

F-1

[Check one box only]	☐	Base Rate Loans
	☐	Term SOFR Loans
	☐	Daily Simple SOFR Loans

4.	The aggregate principal amount of Loans subject to the requested Conversion is $_____________________ and was originally borrowed by the Borrower on ____________, 20__.

5.	The portion of such principal amount subject to such Conversion is $___________________.

6.	The amount of such Loans to be so Converted is to be converted into Loans of the following Type:

[Check one box only]

☐	Base Rate Loans
☐	Term SOFR Loans, each with an initial Interest Period for a duration of:

[Check one box only]	☐	1 month

☐	3 months
☐	6 months

☐	Daily Simple SOFR Loans

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and as of the date of the requested Conversion and after giving effect thereto, (a) no Default or Event of Default exists or will exist (provided the certification under this clause (a) shall not be made in connection with the Conversion of a Loan into a Base Rate Loan), and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.

[Signature on Following Page]

F-2

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Conversion as of the date first written above.

DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP

By:	DiamondRock Hospitality Company, its sole General Partner

By:
Name:
Title:

F-3

EXHIBIT G

FORM OF NOTICE OF SWINGLINE BORROWING

____________, 20___

Wells Fargo Bank, National Association
550 South Tryon Street, 20th Floor
Charlotte, NC 28202
Attention: Daniel S. Dyer
Telecopier:         704-715-1468
Telephone:         704-715-7334

Wells Fargo Bank, National Association
301 S. College Street, 4th Floor
Charlotte, NC 28202
MAC D1053-04N
Attention:  Lisa Rossin
Telecopier:         704-715-1468
Telephone:         704-715-4858

Ladies and Gentlemen:

Reference is made to that certain Seventh Amended and Restated Credit Agreement, dated as of [__________], 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among DiamondRock Hospitality Limited Partnership (the “Borrower”), DiamondRock Hospitality Company (the “Parent”), the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	Pursuant to Section 2.4.(b) of the Credit Agreement, the Borrower hereby requests that the Swingline Lender make a Swingline Loan to the Borrower in an amount equal to $___________________.

2.	The Borrower requests that such Swingline Loan be made available to the Borrower on ____________, 20___.

3.	The Borrower requests that the proceeds of such Swingline Loan be made available to the Borrower by ____________________, 20___.

G-1

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Swingline Loans and after giving effect thereto, (a) no Default or Event of Default exists or shall exist, and none of the limits specified in Section 2.15. of the Credit Agreement would be violated; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Swingline Loans contained in Article VI. of the Credit Agreement will have been satisfied (or waived in accordance with the applicable provisions of the Loan Documents) at the time such Swingline Loans are made.

If notice of the requested borrowing of this Swingline Loan was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.4.(b) of the Credit Agreement.

[Signature on Following Page]

G-2

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Swingline Borrowing as of the date first written above.

DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP

By:	DiamondRock Hospitality Company, its sole General Partner

By:
Name:
Title:

G-3

EXHIBIT H

FORM OF third AMENDED AND RESTATED SWINGLINE NOTE

$40,000,000
___________ ___, 20__

FOR VALUE RECEIVED, the undersigned, DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”), hereby promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION or registered assigns (the “Swingline Lender”) in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), to Wells Fargo Bank, National Association, 600 South 4th Street, 10th Floor, Minneapolis, Minnesota 55415, or at such other address as may be specified by the Swingline Lender to the Borrower, the principal sum of FORTY MILLION AND NO/100 DOLLARS ($40,000,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of Swingline Loans made by the Swingline Lender to the Borrower under the Credit Agreement), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

The date, amount of each Swingline Loan, and each payment made on account of the principal thereof, shall be recorded by the Swingline Lender on its books and, prior to any transfer of this Third Amended and Restated Swingline Note (this “Note”), endorsed by the Swingline Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Swingline Lender to made any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Swingline Loans.

This Note is the “Swingline Note” referred to in the Seventh Amended and Restated Credit Agreement, dated as of [__________], 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, DiamondRock Hospitality Company (the “Parent”), the financial institutions party thereto and their assignees under Section 13.5. thereof, the Administrative Agent, and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Swingline Loans upon the terms and conditions specified therein.

This Note is being issued in replacement of that certain Amended and Restated Swingline Note, dated as of September 27, 2022, executed and delivered by Borrower party thereto and payable to the order of the Lender, as amended and in effect immediately prior to the date hereof. THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH SUCH OTHER SWINGLINE NoTE.

This Note AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

H-1

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

Time is of the essence for this Note.

[Signature on Following Page]

H-2

IN WITNESS WHEREOF, the undersigned has executed and delivered this Third Amended and Restated Swingline Note under seal as of the date first written above.

DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP

By:	DiamondRock Hospitality Company, its sole General Partner

By:
Name:
Title:

H-3

EXHIBIT I

FORM OF DISBURSEMENT INSTRUCTION AGREEMENT

SELECT ONE:

New Disbursement Instruction Agreement
Replacing Existing Disbursement Instruction Agreement (to be used for new wiring instructions and adding or removing an Authorized Person)

WELLS FARGO BANK, N.A. DISBURSEMENT INSTRUCTION AGREEMENT (“AGREEMENT”)

I, Briony Quinn, as Executive Vice President, Chief Financial Officer and Treasurer of DiamondRock Hospitality Limited Partnership, a Delaware limited partnership (“Borrower”), which said Borrower is to obtain a loan from Wells Fargo Bank, N.A., as Administrative Agent (“Administrative Agent”), for its benefit and the benefit of certain lenders (each a “Lender” and collectively, “Lenders”), in the approximate amount of up to One Billion Five Hundred Million Dollars ($1,500,000,000), pursuant to that certain Seventh Amended and Restated Credit Agreement, dated as of [__________], 2025, by and among Borrower, Administrative Agent and Lenders (the “Credit Agreement”), and identified as Loan Number 0000087835 (the “Loan”), do hereby certify that the “Authorized Persons” whose respective name(s), title(s), email address(es) and phone number(s) that appear in Section I below are authorized to act on behalf of the Borrower with regard to requesting disbursement of funds related to the Loan, subject to any restrictions on an Authorized Person’s authority as so indicated in Section I below. Borrower acknowledges and agrees that at least one Authorized Person that can be called to verify wire instructions must be indicated below; provided, however, If more than one Authorized Person is listed below, the individual that is permitted to verify wire instructions must be someone other than the Authorized Person that will request any disbursements.

SECTION I – AUTHORIZED PERSONS

Name	Title	Email	Phone Number	Can Verify Wire Instructions (Yes/No)	Dollar Amount Limit on Individual Disbursement Requests (Enter Amount, or enter ZERO if authorized to verify wire instructions but not authorized to request funds)	Restriction on Type(s) of Disbursements that May Be Requested (List Specific Type(s) NOT Authorized)

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SECTION II—BORROWER ENTITY WIRING/DIRECT DEPOSIT INSTRUCTIONS

The undersigned hereby certifies that the attachment(s) represent the instructions for wiring disbursements to third parties and/or direct deposit disbursements to account(s) held with the Administrative Agent, with regard to the disbursement of funds associated with the Loan, specifically:

1)	[IF APPLICABLE; USE FOR DISBURSEMENT OF FUNDS ASSOCIATED WITH THE LOAN TO ACCOUNTS HELD AT BANKS OTHER THAN WELLS FARGO] Wiring instructions for disbursements of funds associated with the Loan to third parties appear as set forth in [Exhibit A] hereto[.] [; and]

2)	[IF APPLICABLE; USE FOR DISBURSEMENT OF FUNDS ASSOCIATED WITH THE LOAN TO ACCOUNTS HELD AT WELLS FARGO] Direct deposit instructions for disbursements of funds associated with the Loan into accounts held with the Administrative Agent appear as set forth on [Exhibit B] hereto.

SECTION III—ADDITIONAL TERMS AND CONDITIONS

Disbursement Requests. Except as expressly provided in the Credit Agreement, Administrative Agent must receive disbursement requests in writing. Verbal requests are not accepted. Disbursement requests will only be accepted from the applicable Authorized Persons set forth in this Agreement. Disbursement requests will be processed subject to satisfactory completion of Administrative Agent’s customer verification procedures. Administrative Agent is only responsible for making a good faith effort to execute each disbursement request and may use agents of its choice to execute disbursement requests. Funds disbursed pursuant to a disbursement request may be transmitted directly to an indicated bank, or indirectly to the indicated bank through another bank, government agency, or other third party that Administrative Agent considers to be reasonable. Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each disbursement will be made. Administrative Agent may delay or refuse to accept a disbursement request if the disbursement would: (i) violate the terms of this Agreement; (ii) require use of a bank unacceptable to Administrative Agent or Lenders or prohibited by government authority; (iii) cause Administrative Agent or Lenders to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Administrative Agent or Lenders to violate any applicable law or regulation. Administrative Agent shall have the right to modify disbursement requests based on the underlying governing Loan documentation. A new Disbursement Instruction Agreement must be completed and signed by the Borrower if (i) any or all of a disbursement is to be transferred to an account not described herein or (ii) Borrower wishes to add or delete any Authorized Persons.

Limitation of Liability. Administrative Agent, Issuing Bank, Swingline Lender and Lenders shall not be liable to Borrower or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s requested disbursements may be made or through which information may be received or transmitted, and no such entity shall be deemed an agent of Administrative Agent, Issuing Bank, Swingline Lender or any Lender; (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent’s, Issuing Bank’s, Swingline Lender’s or any Lender’s control; or (iii) any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract or (B) Administrative Agent, Issuing Bank, Swingline Lender, any Lender or Borrower knew or should have known the likelihood of these damages in any situation. Neither Administrative Agent, Issuing Bank, Swingline Lender nor any Lender makes any representations or warranties other than those expressly made in this Agreement. IN NO EVENT WILL ADMINISTRATIVE AGENT, ISSUING BANK, SWINGLINE LENDER OR ANY LENDER BE LIABLE FOR DAMAGES ARISING DIRECTLY OR INDIRECTLY IF A DISBURSEMENT REQUEST IS EXECUTED BY LENDER IN GOOD FAITH AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

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Reliance on Information Provided. Administrative Agent is authorized to rely on the information provided by Borrower or any Authorized Person in or in accordance with this Disbursement Instruction Agreement when executing a disbursement request until Administrative Agent has received a new Disbursement Instruction Agreement signed by Borrower. Borrower agrees to be bound by any disbursement request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower’s name and accepted by Administrative Agent in good faith and in compliance with this Disbursement Instruction Agreement, even if not properly authorized by Borrower. Administrative Agent may rely solely (i) on the account number provided, rather than the receiving party’s name, and (ii) on the bank routing number provided, rather than the receiving bank’s name, in executing a disbursement request. Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by Borrower or an Authorized Person. If Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfers or requests or takes any actions in an attempt to detect unauthorized disbursement requests, Borrower agrees that, no matter how many times Administrative Agent takes these actions, Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future, and such actions shall not become any part of the disbursement procedures authorized herein, in any related loan documentation, or in any agreement between Administrative Agent and Borrower.

International Disbursements. A disbursement request expressed in US Dollars will be sent in US Dollars, even if the recipient is located outside the United States. Administrative Agent will not execute disbursement requests expressed in foreign currency unless permitted by the governing loan documents.

Errors. Borrower agrees to notify Lender of any errors in the disbursement of any funds or of any unauthorized or improperly authorized disbursement requests within fourteen (14) days after Administrative Agent’s confirmation to Borrower of such disbursement.

Finality of Disbursement Requests. Disbursement requests will be final and will not be subject to stop payment or recall; provided that Administrative Agent may, at Borrower’s request, make an effort to effect a stop payment or recall but will incur no liability whatsoever for its failure or inability to do so.

[SIGNATURES APPEAR ON NEXT PAGE]

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SECTION IV – BORROWING ENTITY SIGNATURE

Borrower acknowledges that all of the information in this Agreement is correct and agrees to the terms and conditions set forth herein. Borrower also represents and warrants that any and all accounts designated herein are only business purpose use accounts.

IN WITNESS WHEREOF, I have hereunto signed my name this ______ day of _______, 20_____.

BORROWER:

DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	DiamondRock Hospitality Company, a Maryland corporation, its sole General Partner

By:
	Name:	Briony Quinn
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Phone
Number:

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EXHIBIT A [IF APPLICABLE]

WIRE INSTRUCTIONS FOR DISBURSEMENT OF FUNDS
ASSOCIATED WITH THE LOAN TO THIRD PARTIES

All wire instructions must contain the following information:

•	Transfer/Deposit Funds to (Account Name)
•	Receiving account number
•	[REQUIRED ONLY IF INTERNATIONAL/CROSS-BORDER TRANSACTIONS*: Receiving account address: [INSERT CITY AND COUNTRY, AT A MINIMUM]
•	Receiving bank Name, City and State
•	Receiving bank Routing (ABA) Number
•	Further identifying information, if applicable (borrower name, loan number, etc.)

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EXHIBIT B [IF APPLICABLE]

DIRECT DEPOSIT INSTRUCTIONS FOR DISBURSEMENT OF FUNDS ASSOCIATED WITH THE LOAN TO ACCOUNTS HELD WITH LENDER

All direct deposit instructions must contain the following information:

•	Deposit Funds to (Account Name)
•	Receiving account number
•	Further identifying information, if applicable (borrower name, loan number, etc.)

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EXHIBIT J-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to Seventh Amended and Restated Credit Agreement, dated as of [__________], 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among DiamondRock Hospitality Limited Partnership (the “Borrower”), DiamondRock Hospitality Company, each of the financial institutions initially a signatory thereto together with their assignees under Section 13.5. thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.10. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20__

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EXHIBIT J-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to Seventh Amended and Restated Credit Agreement, dated as of [__________], 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among DiamondRock Hospitality Limited Partnership (the “Borrower”), DiamondRock Hospitality Company, each of the financial institutions initially a signatory thereto together with their assignees under Section 13.5. thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.10. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20__

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EXHIBIT J-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to Seventh Amended and Restated Credit Agreement, dated as of [__________], 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among DiamondRock Hospitality Limited Partnership (the “Borrower”), DiamondRock Hospitality Company, each of the financial institutions initially a signatory thereto together with their assignees under Section 13.5. thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.10. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20__

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EXHIBIT J-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to Seventh Amended and Restated Credit Agreement, dated as of [_________], 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among DiamondRock Hospitality Limited Partnership (the “Borrower”), DiamondRock Hospitality Company, each of the financial institutions initially a signatory thereto together with their assignees under Section 13.5. thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.10. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20__

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EXHIBIT K

FORM OF COMPLIANCE CERTIFICATE

_____________________, 20__

Wells Fargo Bank, National Association
550 South Tryon Street, 20th Floor
Charlotte, NC 28202
Attention: Daniel S. Dyer
Telecopier:         704-715-1468
Telephone:         704-715-7334

Wells Fargo Bank, National Association
301 S. College Street, 4th Floor
Charlotte, NC 28202
MAC D1053-04N
Attention:  Lisa Rossin
Telecopier:         704-715-1468
Telephone:         704-715-4858

Ladies and Gentlemen:

Reference is made to that certain Seventh Amended and Restated Credit Agreement, dated as of [__________], 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among DiamondRock Hospitality Limited Partnership (the “Borrower”), DiamondRock Hospitality Company (the “Parent”), the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 9.3. of the Credit Agreement, the undersigned hereby certifies, in such person’s corporate and not individual capacity, to the Administrative Agent and the Lenders that:

1.	The undersigned is the [___________________________] of the Parent.

2.	The undersigned has examined the books and records of the Parent and the Borrower and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.

3.	As of the date of this Compliance Certificate, to the best of my knowledge, information and belief after due inquiry, no Default or Event of Default exists and the Borrower and its Subsidiaries are in compliance with all covenants under the Credit Agreement. [if such is not the case, specify such Default, Event of Default or covenant non-compliance and its nature, when it occurred and whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure].

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4.	Attached hereto as Schedule 1 are reasonably detailed calculations establishing whether or not the Borrower and its Subsidiaries were in compliance with the covenants contained in Sections 10.1. and 10.2. of the Credit Agreement.

5.	[Attached hereto as Schedule 2 is a list of all Persons that are a Material Subsidiary or a Significant Subsidiary as of the date hereof][17] [Attached hereto as Schedule 2 is a list of all Persons that have become a Material Subsidiary or a Significant Subsidiary since the date of the Compliance Certificate most recently delivered by the Borrower or the Parent prior to the date hereof.]

6.	[Attached hereto as Schedule 3 is a report of the Properties of the Parent, the Borrower and each of the other Subsidiaries, including each such Property’s name, address, number of keys, Net Operating Income for the trailing four (4) fiscal quarters most recently ending and mortgage debt as of the date hereof, if any, in each case, as of the date hereof.][18] [Attached hereto as Schedule 3 is a report of newly acquired Properties of the Parent, the Borrower and each of the other Subsidiaries, including each such Property’s name, address, number of keys, Net Operating Income for the trailing four (4) fiscal quarters ending ________, the purchase price, and the principal amount of the mortgage debt as of the date hereof, if any, since the date of the Compliance Certificate most recently delivered by the Borrower or the Parent prior to the date hereof.]

7.	Each Property listed on Schedule 4 attached hereto constitutes an Eligible Property.

8.	Schedule 5 attached hereto accurately and completely sets forth, in reasonable detail, the information to determine the Unencumbered Property Value of all Unencumbered Properties as of ___________, 20____, including, without limitation, the aggregate principal amount of all Secured Recourse Indebtedness.

[Signature on Following Page]

[17]	Substitute this statement and the corresponding Schedule, upon the delivery of this Certificate on the Effective Date.

[18]	Substitute this statement and the corresponding Schedule, upon the delivery of this Certificate on the Effective Date.

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IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

[INSERT NAME], as [Chief Financial Officer][Chief Accounting Officer] of DiamondRock Hospitality Company

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Schedule 1

Financial Covenant Compliance

[Calculations to be Attached]

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Schedule 2

Material Subsidiary or a Significant Subsidiary since _______ __, 20__

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Schedule 3

New Properties

[Report to be Attached]

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Schedule 4

Eligible Properties

[Report to be Attached]

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Schedule 5

Unencumbered Property Value

[Report to be Attached]

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EXHIBIT L

FORM OF TERM 1 LOAN NOTE

$______________	___________ , 20__

FOR VALUE RECEIVED, the undersigned, DiamondRock Hospitality Limited Partnership, a Delaware limited partnership (the “Borrower”) hereby unconditionally promises to pay to ___________________________ or registered assigns (the “Term 1 Loan Lender”), in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), to its address at 600 South 4th Street, 10th Floor, Minneapolis, Minnesota 55415, or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of ___________________ AND ___/100 DOLLARS ($_____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Term 1 Loan made by the Term 1 Loan Lender to the Borrower under the Credit Agreement (as defined below)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

This Term 1 Loan Note is one of the “Term 1 Loan Notes” referred to in the Seventh Amended and Restated Credit Agreement, dated as of [___________], 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 13.5. thereof, the Administrative Agent, and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement provides for the acceleration of the maturity of this Term 1 Loan Note upon the occurrence of certain events and for prepayments of Term 1 Loans upon the terms and conditions specified therein.

Except as permitted by Section 13.5. of the Credit Agreement, this Term 1 Loan Note may not be assigned by the Term 1 Loan Lender to any other Person.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Term 1 Loan Note.

[This Term 1 Loan Note is given in replacement of, and supersedes and replaces in its entirety, any Term 1 Loan Note previously delivered to the Term 1 Loan Lender under the Credit Agreement. THIS TERM 1 LOAN NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH SUCH OTHER TERM 1 LOAN NOTE.]19

[19]	Language to be included in case of an assignment and need to issue a replacement note to an existing Term 1 Loan Lender, either because such Lender’s Term 1 Loan has increased or decreased from what it was initially.

L-1

THIS TERM 1 LOAN NOTE AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATING TO THIS TERM 1 LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature on Following Page]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Term 1 Loan Note as of the date first written above.

DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP

By:	DiamondRock Hospitality Company, its sole General	Partner

By:

Name:

Title:

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EXHIBIT M

FORM OF TERM 2 LOAN NOTE

$______________	___________, 20__

FOR VALUE RECEIVED, the undersigned, DiamondRock Hospitality Limited Partnership, a Delaware limited partnership (the “Borrower”) hereby unconditionally promises to pay to ___________________________ or registered assigns (the “Term 2 Loan Lender”), in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), to its address at 600 South 4th Street, 10th Floor, Minneapolis, Minnesota 55415, or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of ___________________ AND ___/100 DOLLARS ($_____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Term 2 Loan made by the Term 2 Loan Lender to the Borrower under the Credit Agreement (as defined below)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

This Term 2 Loan Note is one of the “Term 2 Loan Notes” referred to in the Seventh Amended and Restated Credit Agreement, dated as of [__________], 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 13.5. thereof, the Administrative Agent, and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement provides for the acceleration of the maturity of this Term 2 Loan Note upon the occurrence of certain events and for prepayments of Term 2 Loans upon the terms and conditions specified therein.

Except as permitted by Section 13.5. of the Credit Agreement, this Term 2 Loan Note may not be assigned by the Term 2 Loan Lender to any other Person.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Term 2 Loan Note.

[This Term 2 Loan Note is given in replacement of, and supersedes and replaces in its entirety, any Term 2 Loan Note previously delivered to the Term 2 Loan Lender under the Credit Agreement. THIS TERM 2 LOAN NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH SUCH OTHER TERM 2 LOAN NOTE.]20

[20]	Language to be included in case of an assignment and need to issue a replacement note to an existing Term 2 Loan Lender, either because such Lender’s Term 2 Loan has increased or decreased from what it was initially.

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THIS TERM 2 LOAN NOTE AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATING TO THIS TERM 2 LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature on Following Page]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Term 2 Loan Note as of the date first written above.

DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP

By:	DiamondRock Hospitality Company, its sole General Partner

By:
Name:
Title:

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EXHIBIT N

FORM OF TERM 3 LOAN NOTE

$______________	_________, 20__

FOR VALUE RECEIVED, the undersigned, DiamondRock Hospitality Limited Partnership, a Delaware limited partnership (the “Borrower”) hereby unconditionally promises to pay to ___________________________ or registered assigns (the “Term 3 Loan Lender”), in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), to its address at 600 South 4th Street, 10th Floor, Minneapolis, Minnesota 55415, or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of ___________________ AND ___/100 DOLLARS ($_____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Term 3 Loan made by the Term 3 Loan Lender to the Borrower under the Credit Agreement (as defined below)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

This Term 3 Loan Note is one of the “Term 3 Loan Notes” referred to in the Seventh Amended and Restated Credit Agreement, dated as of [__________], 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 13.5. thereof, the Administrative Agent, and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement provides for the acceleration of the maturity of this Term 3 Loan Note upon the occurrence of certain events and for prepayments of Term 3 Loans upon the terms and conditions specified therein.

Except as permitted by Section 13.5. of the Credit Agreement, this Term 3 Loan Note may not be assigned by the Term 3 Loan Lender to any other Person.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Term 3 Loan Note.

[This Term 3 Loan Note is given in replacement of, and supersedes and replaces in its entirety, any Term 3 Loan Note previously delivered to the Term 3 Loan Lender under the Credit Agreement. THIS TERM 3 LOAN NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH SUCH OTHER TERM 3 LOAN NOTE.]21

20 Language to be included in case of an assignment and need to issue a replacement note to an existing Term 2 Loan Lender, either because such Lender’s Term 2 Loan has increased or decreased from what it was initially.

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THIS TERM 3 LOAN NOTE AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATING TO THIS TERM 3 LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature on Following Page]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Term 3 Loan Note as of the date first written above.

DIAMONDROCK HOSPITALITY LIMITED PARTNERSHIP

By:	DiamondRock Hospitality Company, its sole General Partner

By:
Name:
Title:

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